Exhibit 4

(Security Code 5479)

June 4, 2012

To the Shareholders:

2 -6, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo

Nippon Metal Industry Co., Ltd.

Hiroshi Yoshimura

Representative Director, President& Chief Executive Officer

CONVOCATION NOTICE OF

THE 117th ANNUAL GENERAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 117th Annual General Meeting of Shareholders of Nippon Metal Industry Co., Ltd. (the “Company”) for the Fiscal Year ended March 31, 2012. The meeting will be held as described below.

If you are unable to attend the aforesaid meeting in person, you may exercise your voting rights in writing. Please review the reference materials for the annual general meeting of shareholders set out below, indicate your approval or disapproval for each matter on the Voting Form enclosed herein, and return it to the Company by 5:45 p.m. on June 25, 2012 (Monday) (JST).

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

PARTICULARS

1.	Date and Time of the Meeting:	10:00 a.m. on June 26, 2012 (Tuesday) (JST)

2.	Place of the Meeting:	“Dai Hall” on the 7th floor of Kokukaikan 18-1, Shinbashi 1-chome, Minato-ku, Tokyo, Japan

3.	Purpose of the Meeting:

Matters to be reported:

	Report No 1:	Report on Matters of the Business Report and the Consolidated Financial Statements for the 117th Fiscal Year (April 1, 2011 to March 31, 2012) and Results of Audit of the Consolidated Financial Statements by Accounting Auditors and the Board of Auditors.

	Report No 2:	Report on Non-consolidated Financial Statements for the 117th Fiscal Year (April 1, 2011 to March 31, 2012).

Matters to be resolved:

	Proposal No.1:	Approval of Share Transfer Plan

	Proposal No.2:	Partial Amendment to the Articles of Incorporation

	Proposal No.3:	Election of Nine (9) Directors

	Proposal No.4:	Election of Two (2) Auditors

	Proposal No.5:	Election of One (1) Substitute Auditor

End

•	For those attending, please present the Voting Form (not enclosed in this translation) at the reception desk for the meeting.

•

If any amendment is made to the Reference Document for General Meeting of Shareholders, Business Report, Consolidated Financial Statements and Non-Consolidated Financial Statements, the amendment shall be posted on the Company’s website (http://www/nikkinko.co.jp/)

Business Report for the 117th Period

From April 1, 2011

to March 31, 2012

1. Items Pertaining to the Status of the Business Group

(1) Problems with the Progress and Results of Business

During the year domestic demand in the Japanese stainless steel industry suffered the negative effects of cessations in manufacturing due to the Tohoku Earthquake and Tsunami, declines in the manufactured goods market due to falling prices for nickel, which is a major raw material for stainless steel, restrained buying due to anticipation of low prices, and increases in imported materials due to the persistent extremely high yen rate. In the overseas sphere, orders received remained low due to the loss of international competitiveness caused by the sudden and extremely high yen and declining profit margins.

• Measures taken by the Corporate Group

In order to deal with this situation, the corporate group has implemented cost reductions in all divisions, is working to strengthen domestic sector strategic products and shift from general purpose products to low cost resource-saving grades of steel and high value-added products, and is speeding up the expansion of overseas bases of operation and overseas manufacturing. In addition, the group has reformed its business and profit structures.

However, due to the severity of both the domestic and overseas business environments, consolidated results for this year were extremely poor with operating loss, loss before special items, and net loss.

• Summary of Consolidated Results

Summary of Consolidated Results for the Current Year is as Follows.

 Sales

Sales were 81.5 billion yen, down 12.5% from last year due to stagnation in domestic demand and reduced orders for exported general use products caused by the sudden and extremely high yen.

‚Operating Loss (Δ) and Loss before Special Items (Δ)

Initiatives to reduce costs to the extent possible resulted in increased sales of the company’s core series products, which are proprietary high value-added products, which resulted in a sales volume ratio of 50%, an 8 percentage point increase of last year. However, this was not enough to cover margin (price of product less cost of raw materials) declines. As a result, operating loss for the year was 5.5 billion yen (Δ6.9 billion yen YoY) and loss before special items was 6.4 billion yen (Δ6.7 billion yen YoY).

ƒLoss Before Income Taxes (Δ) and Net Loss (Δ)

2.5 billion yen in gain on sale of investment securities were listed as special items, income and gain. As a result of listing as special items, expense and loss of 0.3 billion yen in loss on sale and disposition of properties, 0.8 billion yen in loss on devaluation of investments in securities, and 0.9billion yen in loss on liquidation of affiliates, loss before income taxes was 6.2 billion yen (Δ6.7 billion yen YoY).

As a result of reversing some deferred tax assets, net loss was 6.7 billion yen (Δ7.0 billion yen YoY).

The above caused a major negative effect on net assets at the end of the year. Capital adequacy ratio declined 5.1 percentage points YoY to 19.2%.

In view of this situation, dividend of surplus for this year was not paid to shareholders.

• Issues Requiring Action

In order to deal with the severe business environment both the stainless steel industry and the corporate group are facing, the company and Nisshin Steel Co., Ltd. agreed on November 15, 2011 to start investigating a business merger between the two companies on October 1, 2012. On March 19, 2012, the companies entered into a basic merger contract to establish a holding company via joint stock transfer. On April 27, 2012, the joint stock transfer contract was signed and the companies created a stock transfer plan.

Regarding the business merger with Nisshin Steel Co., Ltd., assuming that approval is granted from the concerned authorities (including those abroad) as well as the approval of both companies’ shareholders at shareholders meetings, the companies will aim to secure overwhelming competitiveness in the stainless steel field in terms of cost, quality, delivery time, and all other aspects by maximizing the effects of the business merger through the concentration of the superior tangible and intangible management resources that the companies have developed and by creating efficient production and sales systems. In addition, the companies will provide new added value to customers through the integrated sales of both companies’ stainless steel and Nisshin Steel’s ordinary and special steel. By aggressively expanding sales abroad through both companies’ foreign offices, they will work to receive high praise from customers both at home and abroad.

(2) Status of Important Capital Investments

There were no important investments in equipment or new facilities during the current business year.

(3) Status of Important Financing Activities

10.0 billion yen was raised for long-term debt scheduled repayment and bond redemption.

(4) Status of Rights and Obligations to Other Companies’ Business Due to Mergers

The company merged its subsidiary Swan Sangyo Co., Ltd. on March 31, 2012 and assumed the rights and responsibilities of that company’s cargo transportation, storage, and other businesses.

(5) Four Year Summary of Operation and Financial Position

Category	114th Period Year Ended March 2009	115th Period Year Ended March 2010	116th Period Year Ended March 2011	117th Period (Current Consolidated Financial Year) Year Ended March 2012
Sales	120,140 million yen	75,705 million yen	93,203 million yen	81,530 million yen
Income (ΔLoss) Before Special Items	Δ 16,641 million yen	Δ 5,916 million yen	320 million yen	Δ 6,422 million yen
Net Income (Δ Loss)	Δ 8,931 million yen	Δ 6,410 million yen	336 million yen	Δ 6,724 million yen
Net Income (Δ Loss) Per Share	Δ 53.37 yen	Δ 37.76 yen	1.92 yen	Δ 37.05 yen
Total Assets	90,255 million yen	90,016 million yen	90,844 million yen	79,104 million yen
Net Assets	25,539 million yen	21,335 million yen	22,098 million yen	15,187 million yen
Net Assets Per Share	154.67 yen	123.25 yen	121.73 yen	83.66 yen

(6) Details of Major Business Operations

The corporate group consists of the company, 5 subsidiaries, and 3 affiliates. The main business operations are the manufacture, processing, and sale of stainless steel, heat-resistant steel, and other steel products.

(7) Major Places of Business

The Company	Headquarters	Tokyo Club Building 3-2-6 KasumigaSeki, Chiyoda-ku, Tokyo
	Factories	Kinuura (Hekinan, Aichi)
	Branches	Osaka, Nagoya
	Business Offices	Niigata (Niigata), Chugoku Region (Hiroshima), Kyushu (Fukuoka)
	Representative Office	Bangkok (Thailand)

Subsidiaries	Nikkinko Trading Co., Ltd.	Headquarters	(Chiyoda-ku, Tokyo)
	Nippon Metal Tube Co., Ltd.	Headquarters	(Hekinan, Aichi)
	Nippon Metalworking Co., Ltd.	Headquarters	(Hekinan, Aichi)
	Nippon Metal Services (S) PTE LTD	(Singapore)
	Nippon Metal Services (M) SDN. BHD.	(Malaysia)

(8) Status of Employees (as of March 31, 2012)

	Number of Employees	YoY Change
Business Group Employees	818	Decrease of 4
Company Employees	634	Increase of 12

(9) Status of Important Subsidiaries (as of March 31, 2012)

Company Name	Capital	Stake	Major Business Operations
Nikkinko Trading Co., Ltd.	180 million yen	100.0%	Sales of stainless steel, other steel products, and raw materials
Nippon Metal Tube Co., Ltd.	250 million yen	100.0%	Processing of stainless steel, heat-resistant steel, and welded steel tubes
Nippon Metalworking Co., Ltd.	80 million yen	100.0%	Processing and sale of all types of metal products, manufacture and sale of dyeing machines

(10) Status of Major Lenders and Amount of Loans (as of March 31, 2012)

Lenders	Outstanding Debt
Resona Bank, Ltd.	10,820 million yen
The Bank of Yokohama, Ltd.	10,460 million yen
Sumitomo Trust and Banking, Co., Ltd.	4,590 million yen
Mitsubishi UFJ Trust and Banking Corporation	4,455 million yen
The Shoko Chukin Bank, Ltd.	2,872 million yen
Development Bank of Japan Inc.	2,720 million yen
NOTE	1. Sumitomo Trust and Banking Co., Ltd. became Sumitomo Mitsui Trust

    Bank, Limited. on April 1, 2012.

2. In addition to those listed at left, the company has issued non-collateral bonds to qualified investors with the guarantors listed below:

(guarantor)	(bond balance)
Sumitomo Mitsui Banking Corporation	562 million yen
The Bank of Yokohama, Ltd.	360 million yen

2. Items Pertaining to Company Officials

(1) Names of Directors and Auditors

Name	Position	In charge of	Important position of other organizations concurrently assumed
Hiroshi Yoshimura	Representative Director and President
Junichiro Yoshikawa	Managing Director	In charge of Human Resources and System Management
Kenichiro Takase	Managing Director	Director of Manufacturing in charge of R&D and Manufacturing as well as Director of Kinuura Factory, Manufacturing Division
Kohei Komori	Managing Director	General Manager of Overseas Sales in charge of Purchasing & Overseas Business Operations, Marketing & Sales
Masahiro Sasaki	Managing Director	In charge of Corporate Planning & Financial Affairs
Yasuhiro Habara	Director	Director of R&D
Toshihiko Shimada	Director	Director of Human Resources and Compliance Bureau Chief
*Yoshiaki Nanbo	Director	Director of Domestic Sales and Manager of Steel Sales
Yasushi Ikeda	Director

Partner of Miyake, Imai, and Ikeda Law Office

Outside Auditor of Kadokawa Group Holdings, Inc.

Outside Director of Sony Financial Holdings, Inc.

Outside Auditor of Mitsubishi UFJ Financial Group, Inc. Director of the Japanese Association for Business Recovery Senior Managing Director of the Japanese Association for Turnaround Professionals

*Kouichi Muraoka	Auditor (full-time)
Kunio Takahashi	Auditor (full-time)
Kunimasa Igarashi	Auditor		Professor, College of Commerce, Nihon University
Outside Auditor of Mos Food Services, Inc.

NOTE	1.	Director Yasushi Ikeda is an outside director.
	2.	Director Yasushi Ikeda is an independent director per Tokyo Stock Exchange Group, Inc. rules.
	3.	Auditor (full-time) Kunio Takahashi and auditor Kunimasa Igarashi are outside auditors.
	4.	Auditor Kunimasa Igarashi received a PhD from Hitotsubashi University (Commerce). He is extremely knowledgeable in financial affairs and accounting.
	5.	The two people above with asterisks by their names were chosen as a new director and auditor at the 116th Annual Meeting of Shareholders held on June 23, 2011 and thereafter assumed their posts.
	6.	Auditor who resigned his post during the year

Name	Position	Areas in His Charge and Important Concurrent Posts at the Time of Resignation	Reason Post Resigned	Date Post Resigned
Tadanori Matsumoto	Auditor (full-time)		Term of office expired	June 23, 2011

    7. Changes in Director’s Position During the Year

Name	After Change	Before Change	Date of Change
Masahiro Sasaki	Managing Director	Director	April 1, 2011

    8. Changes in Director’s Responsibilities During the Year

Name	Position	After Change	Before Change	Date of Change
Hiroshi Yoshimura	Representative Director and President		In charge of Corporate Planning	April 1, 2011
Kohei Komori	Managing Director	General Manager of Overseas Sales in charge of Purchasing & Overseas Business Operations, Marketing & Sales as well as Director of Sales	Purchasing Manager in charge of Purchasing, Overseas Sales, and Sales as well as Director of Overseas Business Operations
Masahiro Sasaki	Managing Director	Director of Corporate Planning in charge of Corporate Planning as well as IR Bureau Chief	Director of Corporate Planning as well as IR Bureau Chief
Yasuhiro Habara	Director	Director of R&D	Director of Kinuura Factory, Manufacturing Division
Toshihiko Shimada	Director	Director of Human Resources and Compliance Bureau Chief	Director of Sales Division
Junichiro Yoshikawa	Managing Director	In charge of Human Resources and System Management	In charge of Human Resources, Financial Affairs, and System Management	December 1, 2011
Masahiro Sasaki	Managing Director	Director of Corporate Planning in charge of Corporate Planning and Financial Affairs as well as IR Bureau Chief	Director of Corporate Planning in charge of Corporate Planning as well as IR Bureau Chief
Kenichiro Takase	Managing Director	Director of Manufacturing in charge of R&D and Manufacturing as well as Director of Kinuura Factory, Manufacturing Division	Director of Manufacturing in charge of R&D and Manufacturing	January 1, 2012
Kohei Komori	Managing Director	General Manager of Overseas Sales in charge of Purchasing & Overseas Business Operations, Marketing & Sales	General Manager of Overseas Sales in charge of Purchasing & Overseas Business Operations, Marketing & Sales as well as Director of Sales
Masahiro Sasaki	Managing Director	In charge of Corporate Planning & Financial Affairs	Director of Corporate Planning in charge of Corporate Planning and Financial Affairs as well as IR Bureau Chief
Yoshiaki Nanbo	Director	General Manager of Domestic Sales and Manager of Steel Sales	Director of Kinuura Factory, Manufacturing Division

    9. Changes in Director’s Responsibilities At the End of the Year Name

	Position	After Change	Before Change	Date of Change
Toshihiko Shimada	Director	Deputy General Manager of Domestic Sales Division as well as Osaka Branch Manager	Director of Human Resources and Compliance Bureau Chief	May 1, 2012
Yoshiaki Nanbo	Director	General Manager of Domestic Sales	General Manager of Domestic Sales and Manager of Steel Sales

(2) Compensation, etc. for Directors and Auditors for This Business Year

Category	Number of People	Amount of Compensation, etc.	Remarks
Director	9	108 million yen	Including 18 million yen for three outside directors
Auditor	4	26 million yen
Total	13	135 million yen

NOTE	1.	The above includes 1 auditor who resigned at the 116th Annual General Meeting of Shareholders Meeting held on June 23, 2011.
	2.	The total amount of compensation, etc. for directors does not include the employee portion in the case of an employee who is concurrently a director.
	3.	The limit on the amount of compensation for directors and auditors was set at the 112th Annual General Meeting of Shareholders held on June 26, 2007 as follows: directors receive an annual maximum of 400 million yen, auditors receive an annual maximum of 92 million yen.

3. Items Pertaining to Outside Company Officials

(1) Director Yasushi Ikeda

	Items Pertaining to Important Concurrent Posts as a Persons Who Executes Business at Other Companies

Mr. Ikeda has concurrent posts at Partner of Miyake, Imai, and Ikeda Law Office, is a director at the Japanese Association for Business Recovery, and is the senior managing director at the Japanese Association of Turnaround Professionals. The Company has a contact with other lawyer at Miyake, Imai, and Ikeda Law Office to receive counseling on legal issues.

There are no business transactions between the Japanese Association for Business Recovery, the Japanese Association of Turnaround Professionals, and the Company.

‚	Items Pertaining to Important Concurrent Posts as a Outside Directors at Other Companies

Mr. Ikeda is outside auditor at Kadokawa Group Holdings and Mitsubishi UFJ Financial Group and is outside director at Sony Financial Holdings. The Company has no business transactions with any of these three Companies. However, the Bank of Tokyo-Mitsubishi UFJ and Mitsubishi UFJ Trust and Banking, which are both in the Mitsubishi UFJ Financial Group, act as banks for the Company.

ƒ	Close relationships with Companies or business people with special relationships (limited to important relationships)

No relevant items.

„	Main Business Activities During the Current Business Year

Mr. Ikeda attended 12 of the 13 Board of Directors Meetings held during the current business year (92% attendance rate). He made comments on issues pertaining to his expertise as a lawyer and urged the strengthening of corporate governance.

…	Summary of the Details of the Contract for Limitation of Liability

Per the Company’s articles of incorporation, the Company and Mr. Ikeda have entered into a contract that limits to a prescribed extent liability for damages to the Company. The monetary limit of liability for damages per this contract is either 5 million yen or the minimum amount prescribed by law, whichever is the higher amount.

†	Amount of Compensation Received for Acting as an Official during the Current Business year at the Company’s Subsidiaries

No relevant items.

‡	Details of Outside Director’s Opinion Regarding Disclosures

No relevant items.

(2) Auditor (full-time) Kunio Takahashi

	Items Pertaining to Important Concurrent Posts as a Persons Who Executes Business at Other Companies

No relevant items.

‚	Items Pertaining to Important Concurrent Posts as a Outside Directors at Other Companies

No relevant items.

ƒ	Close relationships with Companies or business people with special relationships (limited to important relationships)

No relevant items.

„	Main Business Activities During the Current Business Year

Mr. Takahashi attended all 13 Board of Directors Meetings held during the current business year (100% attendance rate) and all 12 Board of Auditors Meetings held during the current business year (100% attendance rate). He made appropriate comments when necessary and audited in accordance with his role as established by the Board of Auditors.

…	Summary of the Details of the Contract for Limitation of Liability

Per the Company’s articles of incorporation, the Company and Mr. Takahashi have entered into a contract that limits to a prescribed extent liability for damages to the Company. The monetary limit of liability for damages per this contract is either 5 million yen or the minimum amount prescribed by law, whichever is the higher amount.

†	Amount of Compensation Received for Acting as an Official during the Current Business year at the Company’s Subsidiaries

No relevant items.

‡	Details of Outside Director’s Opinion Regarding Disclosures

No relevant items.

(3) Auditor Kunimasa Igarashi

	Items Pertaining to Important Concurrent Posts as a Persons Who Executes Business at Other Companies

Mr. Igarashi is a professor at the College of Commerce, Nihon University. There are no business transactions between the Company and the College of Commerce, Nihon University.

‚	Items Pertaining to Important Concurrent Posts as a Outside Directors at Other Companies

Mr. Igarashi is an outside auditor at Mos Food Services, Inc. There are no business transactions between the Company and Mos Food Services, Inc.

ƒ	Close relationships with Companies or business people with special relationships (limited to important relationships)

No relevant items.

„	Main Business Activities During the Current Business Year

Mr. Igarashi attended 12 of the 13 Board of Directors Meetings held during the current business year (92% attendance rate) and all 12 Board of Auditors Meetings held during the current business year (100% attendance rate). He made appropriate comments when necessary and audited in accordance with his role as established by the Board of Auditors.

…	Summary of the Details of the Contract for Limitation of Liability

Per the Company’s articles of incorporation, the Company and Mr. Igarashi have entered into a contract that limits to a prescribed extent liability for damages to the Company. The monetary limit of liability for damages per this contract is either 5 million yen or the minimum amount prescribed by law, whichever is the higher amount.

†	Amount of Compensation Received for Acting as an Official during the Current Business year at the Company’s Subsidiaries

No relevant items.

‡	Details of Outside Director’s Opinion Regarding Disclosures

No relevant items.

4. Items Pertaining to Shares

(1) Status of Shares

 Total Number of Authorized Shares	340,000,000 shares
‚ Total Number of Issued Shares	185,605,475 shares
ƒ Number of Shares Per Unit	1,000 shares
„ Number of Shareholders	19,649
… Major Shareholders (top 10)

	Status of Investments in the Company
Name of Shareholder	Number of Shares Held	Shareholding Percentage
Nippon Metal Business Partner Stock Ownership	10,251 thousand shares	5.64%
Nisshin Steel Co., Ltd.	9,500 thousand shares	5.23%
Metal One Corporation	6,379 thousand shares	3.51%
Resona Bank, Ltd.	4,526 thousand shares	2.49%
The Bank of Yokohama, Ltd.	4,526 thousand shares	2.49%
Marubeni-Itochu Steel Inc.	4,082 thousand shares	2.24%
Hanwa Co., Ltd.	3,490 thousand shares	1.92%
Taiyo Stainless Spring Co., Ltd.	3,363 thousand shares	1.85%
Chofu Seisakusho Co., Ltd.	3,218 thousand shares	1.77%
Maruzen Showa Unyu Co., Ltd.	3,193 thousand shares	1.75%

NOTE	1.	The total number of issued shares includes 4,114,767 shares of treasury stock, but are not included in the above-mentioned major shareholders (top ten).
	2.	Shareholding percentage is a ratio to the total number of issued shares (excluding treasury stock) as of the last day of the business year.

(2) Other Important Items Regarding Shares

At the board of directors meeting held on March 19, 2012, the Company received stock acquisition rights to the stock remaining on the date of acquisition (April 2, 2012) from the 2nd to the 6th share options issued to Nomura Securities Co., Ltd. Immediately after acquisition the Company decided to cancel all these stock options and did so on the day of acquisition.

5. Items Pertaining to Accounting Auditors

(1) Name of Accounting Auditor                                          Ernst & Young ShinNihon LLC

(2) Amount of Compensation, etc. for Accounting Auditors

 Amount of compensation, etc. paid to the company’s accounting auditor during the current business year	31 million yen
Amount of compensation, etc. included in the above that is related to Article 2, Paragraph 1 of the Certified Public Accountant Law	31 million yen
Amount of compensation, etc. included in the above that is not related to Article 2, Paragraph 1 of the Certified Public Accountant Law	—
‚ Total amount of compensation, etc. that the company and its subsidiaries pays to accounting auditors	31 million yen

(3) Policy on Decisions to Dismiss Accounting Auditors from Their Post or not Rehire Accounting Auditors

An auditor will be dismissed or not rehired for the company’s own reasons or when the auditor in question has been judged to have violated or has acted in conflict with general laws or the Certified Public Accountant Law or has acted in opposition to standards of public order and decency. If the decision to dismiss or not rehire is judged to be appropriate, a request will be sent to the Board of Directors to make a resolution on dismissing or not rehiring an auditor per the Board of Auditors regulations. The Board of Directors will then deliberate the issue.

(4) Contract for Limitation of Liability

The company and Ernst & Young ShinNihon LLC, who act as accounting auditors, have entered into a contract per paragraph 1 of article 427 of the Companies Act. Details of this contract are as follows.

	Regarding damages caused by persons designated as auditors in conjunction with their fulfilling the duties of this contract, except in cases in which the person designated as auditor had malicious intent or committed a serious error, 52 million yen or an amount equivalent to their compensation while performing the duties for which he or she is contracted will be paid by the person designated as auditor, or double the maximum total amount of economic benefit per business year the person designated as auditor was to have received, whichever is greater, will be paid by the person designated as auditor as liability for damages.

‚	The auditor committee will judge whether the actions of the person designated as auditor fulfills the requirements for  above and will inform the committee of this decision in a timely fashion.

6. Basic Policies Regarding Control of the Company

(1) Summary of the Details of the Basic Policies

The Company believes it is desirable for people who control policy decisions regarding the Company’s financial affairs and business operations to be people who contribute to the maintenance and improvement of the Company’s corporate value and the shareholders common interests.

Of course, as the Company is a publicly listed company it believes that the purchase and sale of the Company’s shares is a matter to be freely decided by the shareholders and investors. And even in cases of large-scale tender offers for the Company’s shares, the Company believes the decision of whether to counter this type of action rests ultimately with the shareholders. Even in cases of large-scale tender offers for the Company’s shares, the Company will not indiscriminately refuse such offers if they contribute to the Company’s corporate value and the shareholders common interests.

However, the Company does not rule out the possibility that there may be situations that, under the current legal system and economic environment, there may be large-scale tender offers that will not contribute to the Company’s corporate value or the shareholders’ common interests and the goal and methods of such action do not aim to sincerely maintain the rational operation of the Company but rather will cause damage from which the Company may not be able to recover, effectively force shareholders to sell their shares, does not provide sufficient time and information for the board of directors to investigate or suggest alternate plans, or requires negotiations with the buyer that will result in conditions more beneficial than originally proposed.

The Company believes it is not appropriate for exceptions to be made so that persons who make such large-scale tender offers for the Company’s shares can gain control of policy decisions regarding the Company’s financial affairs and business operations.

(2) Summary of the Specific Details of the Basic Policy and Initiatives that Contribute to its Implementation

1. The Source of the Company’s Corporate Value

The Company’s corporate value is rooted in the fact that in 1932 it was the first company in Japan to succeed at producing domestic stainless steel.

Thereafter, the Company continuously worked to develop new technologies, streamline its facilities, and develop uses for stainless steel, and it responded to a wide range of demand for stainless steel products as a specialized manufacturer.

The sources of the Company’s corporate value are:

	Its ability to develop original products as a manufacturer that specializes in stainless steel products

‚	A high level of productivity due to the introduction of advanced manufacturing equipment and facilities and its technological developments

ƒ	A relationship with stainless steel processors, customers, and raw material suppliers that is based on trust.

2. Initiatives Designed to Increase Corporate Value

In order to ensure and increase corporate value and the shareholders’ common interests, the Company has the following management policies and implements measures to carry them out.

[Management Policies]

The Company carries out the following management policies based on an understanding of the external environment and its corporate strengths.

	The Company aims to be a trusted company with a solid management base that can adapt to changes in the business and economic environments.

‚	The Company intends to increase its corporate value by taking advantage of its strengths to meet new challenges

ƒ	The Company increases the satisfaction of stakeholders by meeting its social responsibilities

[Strengthening the Management Base]

In order to construct a strong management base that can adapt to changes in business and other environments, the Company has implemented the following measures.

	Improving organizational and sales capabilities ... Making personnel training and management more transparent, revising sales systems

‚	Increased sales of the core series products ... Increasing the number of high value-added products

ƒ	Decreasing manufacturing costs in order to increase international competitiveness ... Reducing the cost of raw materials and logistics

„	Capital investment that is in line with sales strategy ... Capital investment that leads to increases in core series products

…	Adapting to international accounting standards ... Revising the retirement benefit system

†	Improving financial structure ... ensuring stable profits and managing cash flow, etc.

[New Business Development]

In the future the Company will investigate expanding existing bases of operations, establishing new bases of operations, making capital investments overseas, and cooperating with overseas manufacturers as ways to expand sales in China and developing countries in Asia, where demand is expected to increase. In addition, in January 2011 the Company, Marubeni-Itochu Steel Inc., and local manufacturers established the joint venture Consolidated NTK-JJ Precision Metal Co., Ltd. in Taiwan as a manufacturer mainly of precision rolled stainless steel products and in September of the same year the Company and the local coil center established the joint venture NTK-Jutha Wan Metal Co., Ltd. in Thailand mainly to sell precision rolled products, press plates, bar steel, and other stainless steel products.

[Increasing Stakeholders’ Satisfaction]

The Company will carry out the following CSR activities in order to gain the trust and satisfaction of stakeholders.

	Strengthen compliance ... Improve employee compliance education, etc.

‚	Manage risks ... Periodically eliminating risks through the activities of the risk management committee

ƒ	Disclosure of information to stakeholders ... Mutual communication

„	Environmental conservation ... promotion of recycling, effective utilization of steel by-products, reduction of CO2 emissions

The Company will continuously work to improve technologies and research designed to contribute to a comfortable and abundant lifestyle and the betterment of society, will promote the above measures in order to remain a company that is trusted by all stakeholders, and will work to further increase its corporate value by taking the fullest advantage as quickly as possible of the synergy created by its current business merger with Nisshin Steel Co., Ltd.

The Company believes these initiatives will contribute to the realization of the basic policies listed above in (1).

(3)	Summary of Specific Details of the Initiatives Designed to Prevent the Control of Policy Decisions Regarding the Company’s Financial Affairs and Business Operations by Inappropriate Persons in light of the Company’s Basic Policies

The Company’s board of directors believe that conducting large-scale tender bids for the Company’s shares according to established reasonable rules contributes to the maintenance and improvement of the Company’s corporate value and shareholders’ common interests. The creation of established rules (known as “Large-scale tender bid rules”) regarding the supply of information and other matters in cases of a large-scale tender bid and in cases of large-scale tender bids by inappropriate persons per the basic policies listed above in (1) was resolved at the board of directors meeting held on May 22, 2007 and approved at the annual shareholders’ meeting held the same year as an initiative designed to prevent such persons from gaining control of policy decision-making regarding the Company’s financial affairs and business operations.

In addition, approval was granted at the Company’s 116th annual shareholders’ meeting held on June 23, 2011 for the continuation of countermeasures (“the countermeasures”) that are substantially similar.

Tender offers for the Company’s shares that are covered by the countermeasures are tender offers for the Company’s shares that would grant a 20% or higher percentage of voting rights to a particular group of shareholders or tender offers for the Company’s shares that would result in granting a 20% or higher percentage of voting rights to a particular group of shareholders (in either case, those for which prior permission was granted by the Company’s board of directors are excluded and the specific method of the market transaction and takeover bid does not matter. Hereafter, such tender offers, proposals for such tender offers, or similar actions will be referred to as “large-scale tender offers” and persons carrying out large-scale tender offers will be referred to as “large-scale purchasers.”

The large-scale tender offer rules established by the Company’s board of directors are:  large-scale purchasers must previously provide necessary and sufficient information to the Company’s board of directors, ‚ large-scale tender offers will begin only after a certain period of evaluation by the Company’s board of directors has passed.

When large-scale purchasers attempt large-scale tender offers, they must first provide the Company’s board of directors with a pledge that they will abide by the large-scale tender offer rules and a written statement of intent in Japanese that follows the Company’s prescribed format. After receiving the written statement of intent, the Company’s board of directors will within 10 business days present the large-scale purchaser with the judgment of the shareholders and a list of the information (known as the “large-scale tender offer information”) necessary and sufficient for the board of directors to form an opinion.

The Company’s board of directors will receive, in accordance with the degree of difficulty of evaluating the large-scale tender offer, 60 days (in the case of a tender offer for the entirety of the Company’s shares via a takeover bid whose value is in cash [yen]) or 90 days (in the case of all other large-scale tender offers) after the large-scale purchaser has supplied the large-scale tender offer information. This period of time (known as the “board of directors’ evaluation period”) will allow the Company’s board of directors to evaluate, investigate, negotiate, form an opinion, and offer alternate plans. Therefore, large-scale tender offers will begin only after this board of directors’ evaluation period has ended.

During the board of directors’ evaluation period the Company’s board of directors will consult with an independent committee and receive advice from external independent third-party experts such as lawyers and financial advisors as it evaluates and investigates the large-scale tender offer information it received. The board of directors will carefully form its opinion with the greatest respect for the independent committee’s counsel before releasing it. In addition, when necessary the Company’s board of directors will negotiate with the large-scale purchaser regarding improvements to be made to the conditions of the large-scale tender offer and it may present alternate plans to the shareholders.

In cases in which the large-scale purchaser does not abide by the large-scale tender offer rules, regardless of the specific method of purchase the Company’s board of directors will take counter-measures against the large-scale tender offer that are sanctioned by the Companies Act and other laws as well as the Company’s internal regulations including allotment of share options without contribution for the purpose of protecting the Company’s corporate value and the shareholders’ common interests. The use of counter-measures will be determined by the Company’s board of directors after consideration of the advice of external and independent third-party experts such as lawyers and financial advisors and will be done with the greatest respect for the counsel of the independent committee. The most appropriate specific methods to be implemented will be selected by the Company’s board of directors at this time.

In cases in which the large-scale purchaser abides by the large-scale tender offer rules, the Company’s board of directors will, in the event the board opposes the large-scale tender offer, present a statement of its opposition and alternate plans. In this way the action will be restricted to convincing the shareholders and as a general rule the board will not take counter-measures against the large-scale tender offer.

However, even when the large-scale tender offer rules have been abided by, if the large-scale tender offer is judged to cause significant damage to the Company’s corporate value and the shareholders’ common interests by causing, for example, damage to an extent that the Company will find it difficult to recover from, the Company’s board of directors will, based on its duty of diligence and in consideration of the advice of external and independent third-party experts such as lawyers and financial advisors as well as the greatest respect for the counsel of the independent committee, take extraordinary counter-measures such as allotment of share options without contribution that are sanctioned by the Companies Act and the Company’s internal regulations in order to protect the Company’s corporate value and the shareholders’ common interests.

The decision of whether or not to respond to a large-scale tender offer will be made by the shareholders after consideration of the opinions and alternate plans presented by the large-scale purchaser or the Company’s board of directors. Independent committee rules and an independent committee will be established in order to appropriately execute the counter-measures and guarantee the rationality and fairness of the decisions of the Company’s board of directors.

Prior to the implementation of counter-measures, the Company’s board of directors will consult with the independent committee regarding the propriety of implementing the counter-measures. The independent committee will, after carefully evaluating and investigating whether the large-scale tender offer will increase the Company’s corporate value and benefit the shareholders’ common interest, counsel the Company’s board of directors regarding whether or not to implement counter-measures. The Company’s board of directors will then decide whether to implement counter-measures with the greatest respect for the counsel of the independent committee.

The independent committee will have at least 3 committee members who will be appointed from among the outside directors, outside auditors, or outside experts who are independent from the managers who carry out the Company’s business matters in order to make possible a fair and neutral decision.

In addition, the Company’s board of directors will make adjustments to these counter-measures as necessary per amendments to laws and stock exchange rules as well as changes in interpretation and trends in legal decisions. When counter-measures are abolished or changed, the Company’s board of directors will disclose in a timely fashion that it or the independent committee has recognized the fact of the abolition or change and, in the case of a change, the details of the change.

(4)	The Above Initiatives are in Accordance with the Basic Policies and do not Damage the Shareholders’ Common Interests or are for the Purpose of Maintaining the Position of Company Officials, and the Reasons for Same

Initiatives mentioned above in (2)2. that are for the purpose of improving the Company’s corporate value ensure the Company’s corporate value and the shareholders’ common interests and aim to directly improve these. As a result, they contribute to the realization of the basic policies mentioned above in (1).

Therefore, these initiatives are in accordance with the basic policies and are in agreement with the shareholders’ common interests. They are not for the purpose of maintaining the position of the Company’s officials.

The counter-measures mentioned above in (3) stipulate the details of the large-scale tender offer rules, counter-measures taken when a large-scale tender offer is made, rules for establishing an independent committee, and delineate the effects on shareholders and investors. They demand that a large-scale purchaser provide to the Company’s board of directors the necessary and sufficient amount of information about a tender offer prior to the offer and that a large-scale tender offer will begin only after the Company’s board of directors has completed its prescribed period of evaluation. It also specifies that the Company’s board of directors may carry out counter-measures against the large-scale tender offer if these rules are not abided by.

In addition, it specifies that even if the large-scale tender offer rules have been abided by, the Company’s board of directors may carry out counter-measures against the large-scale tender offer in order to protect the Company’s corporate value and the shareholders’ common interests if it determines that the large-scale tender offer will cause significant damage to the Company’s corporate value and the shareholders’ common interests.

These counter-measures are designed to be in accordance with the philosophy of the basic policies regarding persons in control of decisions regarding the Company’s financial affairs and business operations policies.

The basic policies regarding persons in control of decisions regarding the Company’s financial affairs and business operations policies fulfill the three principles established in the “Policy regarding anti-takeover measures for the purpose of ensuring and increasing corporate value and ensuring and improving shareholders’ common interests,” which was published on May 27, 2005 by the Ministry of Economy, Trade and Industry and the Ministry of Justice. According to these counter-measures, the Company’s shareholders and investors may make appropriate investment decisions. Thus, the counter-measures do not damage the Company’s shareholders’ common interests but rather contribute to their benefit.

In addition, in order to reflected the intentions of the shareholders, the decision to continue these counter-measures will be made at the annual shareholders’ meeting. Even before the effective date of these counter-measures has expired, the board of directors composed of directors appointed by the Company’s board of shareholders will abolish these counter-measures if that intention has been resolved. The continuance and abolishment of these counter-measures will be in accordance with the intent of the shareholders. This action will not, therefore, damage the shareholders’ common interests.

These counter-measures establish as their fundamental principle that the Company’s shareholders must have the final decision regarding whether to accept or refuse a large-scale tender offer and provide for the carrying out of demands to abide by the large-scale tender offer rules or the carrying out of counter-measures to the extent necessary to protect the Company’s corporate value and the shareholders’ common interests.

These counter-measures have been established so that they are not implemented if they do not fulfill rational and detailed objective conditions. This prevents the Company’s board of directors from arbitrarily implementing them.

In addition, the Company’s board of directors cannot on its own extend these counter-measures. It requires the approval of the Company’s shareholders.

When the Company’s board of directors carries out evaluations and investigations, compiles its opinion, offers alternate plans, and negotiates with large-scale purchasers regarding a large-scale tender offer, or when counter-measures are implemented, it is to receive the advice of external experts, seek the counsel of an independent committee composed of external members who are independent from the managers who carry out the Company’s business matters, and afford the greatest respect to the committee’s counsel.

Thus, procedures for the purpose of guaranteeing that the Company’s board of directors implements the counter-measures appropriately have been included.

We believe the above establishes clearly that these measures are not for the purpose of maintaining the position of the Company’s officials.

Details of the anti-takeover measures have been released in the April 28, 2011 “Continuance of measures (anti-takeover measures) regarding large-scale tender offers for the Company’s shares.” The entirety of this press release is available on the Company’s website (http://www.nikkindo.co.jp).

7.	Systems to Ensure that the Duties of Directors are in Compliance with Laws and Company Statutes to Ensure the Propriety of Other Duties

The company’s “Basic policy for the creation of internal control systems” was resolved by the board of directors on May 8, 2006. Thereafter, appropriate revisions were made as a result of subsequent investigations and results of actual implementation. The following revisions were made at the board of directors meeting held on August 19, 2010.

Per the Companies Act and the Ordinance for Enforcement of the Companies Act, the company established the following system (hereafter known as the “internal control system”) to ensure the propriety of the company’s business operations. The directors will, by making clear the areas for which they are responsible and checking each other, will create and put into practice an effective internal control system.

An internal control committee will be established with the representative director as chairman. This committee will evaluate in a fair manner whether all the systems for the internal control system are operating effectively and will report to the board of directors any measures necessary to improve the internal control system per the results of this evaluation.

In addition, an “internal control system bureau” that is directly responsible to the representative director will be established. It will encompass the internal control system committee. The internal control system bureau will carry out internal audit plans as an independent body, report the results to the internal control system committee, and work to improve the effectiveness of the internal control system.

(1) System to Ensure the Compliance of Directors’ and Employees’ Duties with Laws and Company Statutes

The Charter of Corporate Behavior and the Nippon Metal Industry Group Compliance Regulations are behavior guidelines and regulations that ensure directors and employees behave in a manner that abides by corporate ethics, laws, company statutes, and social norms.

The Department of General Affairs and Human Resources Compliance Bureau organizes the entire group’s compliance initiatives, carries out necessary education and guidance activities for directors and employees, and works to fully disseminate the behavioral guidelines and regulation. In addition, it monitors the status of compliance and periodically reports on the entire group’s compliance status to the directors and auditors.

The compliance committee, headed by the managing director of general affairs and human resources, works to improve the effectiveness of compliance in the group and investigates corrective actions against infringements and measures to prevent their recurrence.

The department of general affairs and human resources compliance bureau promotes measures based on the results of investigations by the compliance committee, and utilizes the internal reporting system “internal helpline system” to discover and rectify compliance-related problems as soon as possible.

Per the charter of corporate behavior, the company has a resolute attitude regarding antisocial forces that threaten the order and safety of society, has absolutely no ties to such forces, and absolutely refuses their unreasonable demands.

(2)	Systems for Managing and Storing Information Related to Directors’ Performance of Duties

The corporate planning department will appropriately store minutes of board of directors meetings, draft plans, and other information related to directors’ performance of duties in accordance with the document retention regulations.

The corporate planning department will present these for viewing upon demand by directors or auditors. The general affairs and human resources department will provide document management guidance to all group companies according to the company.

(3)	Official Regulations and Other Systems Related to the Management of the Risk of Loss

Risk management regulations establish basic matters related to risk management and provide for the creation and operation of an organization that is able to accurately manage and control important business risks.

The corporate planning department comprehensively and broadly manages all risks and periodically reports to the directors and auditors on the status of the entire group’s risk management efforts.

(4)	Systems to Ensure that Directors’ Duties are Carried Out Efficiently

The following examples of management functions in operation are designed to increase the efficiency of directors’ business duties.

•

Carrying out internal regulations (organizational regulations, board of director regulations, board of managing director regulations, board of managing directors agenda items and handling rules, internal memos [matters related to decisions], and bylaws for the handling of decisions) that establish rules for official authority and decision-making.

•	Drawing up and management of the progress of management plans by the board of directors and board of managing directors

•	Briefing meetings by all department managers to managing directors and higher-ranking officials

(5)	Systems to Ensure the Propriety of Business Conducted By Business Groups Made Up Of Relevant Public Companies, Parent Companies, and Subsidiaries

Regulations applying to the entire group will be established and thoroughly implemented, posts (within the company) that organize the group’s internal control system will be made clear, and the propriety of the entire group’s business activities will be ensured by periodically holding meetings to promote the discussion of and sharing of information regarding the internal control system of the company and all group companies.

(6)	Items Pertaining to Employees who Assist Auditors with their Duties and Items Pertaining to the Independence of those Employees from Directors

The organization that assists auditors with their duties is the financial affairs division, and when employees are necessary to assist auditors with their duties, the staff of the financial affairs division will take on concurrent assistance duties.

In addition, the company will respect the board of auditors’ decisions regarding the transfer of said employees.

(7)	Systems for the Reporting to Auditors by Directors and Employees and Systems Regarding Other Reports to Auditors

Directors and employees will immediately report to auditors when they become aware of duties that infringe upon laws and company statutes or facts that will significantly damage the company and the corporate group.

The corporate planning department is responsible for reporting to auditors.

(8)	Systems to Ensure that Auditors Can Effectively Carry Out their Audits

The board of directors will periodically meet with auditors not for the purpose of reporting but to exchange opinions on company operations and communicate with each other.

(9)	Systems to Ensure the Adequacy of Financial Reporting

Systems to ensure the adequacy of financial reports will be established and operated, and evaluations of whether these systems are functioning effectively will be continuously carried out and necessary revisions made.

Accounting and other rules as well as and IT environment will be established in accordance with accounting standards and other laws.

All group directors and employees will work to ensure the adequacy of company and corporate group financial reports.

The financial department will be responsible for comprehensive management of financial reports and ensuring their adequacy and will periodically report on the entire group’s financial status to directors and auditors.

NOTE	1.	Monetary amounts, numbers of shares, and ratios in this business report are rounded down to the nearest whole unit.
	2.	Monetary amounts herein listed do not include consumption tax.

Consolidated Balance Sheet

As of March 31, 2012

(figures are rounded down to the nearest million yen)

Assets
	Amount
Account Title	Millions of yen
Current Assets		37,411

Cash on Hand and in Banks		3,952
Notes and Accounts Receivable		8,220
Goods and Products		4,428
Work in Process		8,178
Raw Materials and Other Supplies		9,946
Deferred Income Taxes		478
Other Current Assets		2,216
Allowance for Doubtful Accounts	Δ	10

Noncurrent Assets		41,692

(Property, Plant and Equipment)		(34,467)
Buildings and Structures (Net)		12,375
Machinery, Equipment, and Vessels (Net)		15,692
Land		5,898
Construction in Progress		1
Other		499

(Intangible Noncurrent Assets)		(112)
Utility Rights, etc.		112

(Investments and other assets)		(7,113)
Investments in Securities		5,230
Deferred Income Taxes		106
Other Investments		1,838
Allowance for Doubtful Accounts	Δ	62

Total Assets		79,104

Liabilities
	Amount
Account Title	Millions of yen
Current Liabilities		39,695

Notes and Accounts Payable		11,205
Short-Term Loans		24,826
Bonds Scheduled to be Repaid Within 1 Year		735
Accrued liabilities		272
Accrued Expenses		1,639
Provision for Bonuses		470
Other Current Liabilities		546

Noncurrent Liabilities		24,221

Bonds		187
Long-Term Loans		20,239
Deferred Income Taxes		18
Employees’ Retirement Benefits		3,747
Other Noncurrent Liabilities		28

Total Liabilities		63,916

Net Assets
Shareholders’ Equity		15,499
Common Stock		13,408
Additional Paid-in Capital		7,682
Retained Earnings	Δ	4,539
Treasury Stock	Δ	1,052

Accumulated Other Comprehensive Income	Δ	316
Unrealized Loss on Available-for-Sale Securities	Δ	75
Deferred Gains or Losses on Hedges	Δ	17
Foreign Currency Translation Adjustment	Δ	223
Stock Options		5

Total Net Assets		15,187

Total Liabilities and Net Assets		79,104

Consolidated Statement of Income

From April 1, 2011, to March 31, 2012

(figures are rounded down to the nearest million yen)

Account Title	Amount
	Millions of yen	Millions of yen
Sales			81,530

Cost of Sales			81,602

Gross Loss on Sales (Δ)		Δ	71
Selling, General and Administrative Expenses			5,436

Operating Loss (Δ)		Δ	5,508
Other Income

Interest and Dividend Income	163
Equity in Earnings of Unconsolidated Subsidiaries and Affiliates	13
Foreign Exchange Gain	56
Gain on Disposition of Inventories	117
Income from Subsidies	65
Other	98		514

Other Expenses

Interest Expense	1,304
Other	124		1,428

Loss Before Special Items (Δ)		Δ	6,422

Special Items, Income and Gain

Gain on Sale of Investment Securities	2,520		2,520

Special Items, Expense and Loss
Loss on Sale and Disposition of Properties	335
Loss on Devaluation of Investments in Securities	883
Loss on Liquidation of Affiliates	975
Other	137		2,331

Loss Before Income Taxes (Δ)		Δ	6,233
Provision for Income Taxes: Current	54
: Deferred	436		490

Loss Before Minority Interests (Δ)		Δ	6,724
Minority Interests in Earnings of Consolidated Subsidiaries			—

Net Loss (Δ)		Δ	6,724

Consolidated Statement of Changes in Net Assets

From April 1, 2011,
to March 31, 2012

(Millions of yen)

(figures are rounded down to the nearest million yen)

	Shareholders’ Equity
	Common Stock	Additional Paid- in Capital	Retained Earnings		Treasury Stock		Total Shareholders’ Equity
April 1, 2011 Balance	13,408	7,682		2,184	Δ	1,052		22,223
Amount of Change in This Year
Cash Dividends								—
Net Loss (Δ)			Δ	6,724			Δ	6,724
Acquisition of Treasury Stock					Δ	0	Δ	0
Disposition of Treasury Stock			Δ	0		0		0
Items Other Than Changes in Shareholders’ Equity								—
Total Amount of Change in This Year	—	—	Δ	6,724		0	Δ	6,724
March 31, 2012 Balance	13,408	7,682	Δ	4,539	Δ	1,052		15,499

	Accumulated Other Comprehensive Income								Stock Options	Total Net Assets
	Unrealized Loss on Available-for-Sale Securities		Deferred Gains or Losses on Hedges		Foreign Currency Translation Adjustment		Total Accumulated Other Comprehensive Income
April 1, 2011 Balance		97	Δ	10	Δ	216	Δ	129	5		22,098
Amount of Change in This Year
Cash Dividends								—			—
Net Loss (Δ)								—		Δ	6,724
Acquisition of Treasury Stock								—		Δ	0
Disposition of Treasury Stock								—			0
Items Other Than Changes in Shareholders’ Equity	Δ	172	Δ	6	Δ	7	Δ	187		Δ	187
Total Amount of Change in This Year	Δ	172	Δ	6	Δ	7	Δ	187	—	Δ	6,911
March 31, 2012 Balance	Δ	75	Δ	17	Δ	223	Δ	316	5		15,187

Notes to Consolidated Financial Statements

1	[Matters Or the Situations that Cause Important Doubts About A Going-Concern]

No relevant items.

2	[Important Basis for the Preparation of Consolidated Financial Statements]

(1) Scope of Consolidation

       Consolidated Subsidiaries

Number of Consolidated	3
Subsidiaries
Names of Consolidated	Nikkinko Trading Co., Ltd., Nippon Metal Tube Co., Ltd., Nippon Metalworking Co., Ltd.
Subsidiaries	On March 31, 2012 Swan Sangyo Co., Ltd., which was a consolidated subsidiary until the previous consolidated financial year, was merged to the Company. Swan Sangyo’s income and loss until the merger date are included in the consolidated income statement.

      ‚ Non-Consolidated Subsidiaries

Number of Non-	2
Consolidated Subsidiaries

Names of Non-Consolidated Subsidiaries Nippon Metal Services (S) PTE LTD, Nippon Metal Services (M) SDN. BHD.

The 2 non-consolidated subsidiaries have been excluded from the scope of consolidation because their total assets, sales, net income and loss for this year, and accumulated earnings were all negligible amounts and overall they did not have an important effect on the consolidated financial statement.

(2) Application of the Equity Method

       Non-Consolidated Subsidiaries to Which the Equity Method Is Applied

Number of Non-Consolidated Subsidiaries to Which the Equity Method Is Applied		2
Names of Non-Consolidated Subsidiaries Nippon Metal Services (S) PTE LTD, Nippon Metal Services (M) SDN. BHD.

‚ Affiliates to Which the Equity Method is Applied

Number of Affiliates to Which the Equity Method Is Applied		1

Names of Affiliates	Shinko Metal Co., Ltd.

ƒ Affiliates to Which the Equity Method Is Not Applied

Number of Affiliates to Which the Equity Method Is Not Applied		2
Seen from the point of view of net income or loss for the year (amount corresponding to equity) and retained earnings (amount corresponding to equity), exclusion from the equity method would have a negligible effect on consolidated financial statements and since exclusion has no importance to the whole, they have been excluded from the scope of application of the equity method.

(3) Business Year of Consolidated Subsidiaries

      Accounts of consolidated subsidiaries are closed on March 31.

(4) Accounting Policies

       Evaluation of Important Assets

1. Investments in Securities

Other Marketable Securities

Securities with	Valued at current price based on the market price on the last day of the year
current prices	Unrealized gain or loss less applicable deferred taxes is fully charged to total net assets directly. Cost of the security sold is calculated using the moving-average method.
Securities with	Valued at cost calculated with the moving-average method
no current prices

          2. Inventories

Products and Work in Process

Valued at cost with the periodic average method. Devalued in case of the decreases in profitability.

Raw Materials and Other Supplies

Valued at cost with the moving-average method. Devalued in case of the decreases in profitability.

      ‚ Depreciation for Important Depreciable Assets

1. Property, Plant and Equipment

Straight Line Method

2. Intangible Noncurrent Assets

Straight Line Method

3. Assets Related to Finance Lease Transactions Involving the Transfer of Ownership

Straight Line Method with the Lease Period as the Depreciation Period and the Scrap Value at Zero

Those finance lease transactions other than those whose transfer of ownership of lease properties to the lessee was recognized and whose transaction start date was during the fiscal years before the implementation of the “Accounting Standards for Lease Transactions” (Accounting Standards Board of Japan, June 17, 1993, Final Revision March 30, 2007, Accounting Standard No. 13) are accounted for according to methods used for rental transactions.

ƒ Deferred Assets

Expensed at the time of payment.

„	Provisions and Allowances

1.	Allowance for Doubtful Accounts

Uncollectible amount is estimated with past actual ratio of bad debt for non-specific receivables. For specific receivables such as doubtful accounts receivable, collectivity of individual account is taken into consideration.

2.	Provision for Bonuses

Provision for bonuses is estimated based on the estimated payment.

3.	Employees’ Retirement Benefits

Employees’ retirement benefits are estimated based on the estimated projected benefit obligation and pension assets.

Unrecognized prior-service cost is amortized over a specified number of years (12) within the average remaining service period for the employee at the time the liability emerges. The amortization starts from the year when such a liability emerges.

Unrealized actuarial differences are amortized over a specified number of years within the average remaining service period (14 years for the retirement lump-sum payments and 12 years for the defined benefit corporate pension plan). The amortization starts from the next year when such differences emerged.

…	Hedge Accounting

1.	Hedge Accounting

Deferred hedge accounting is applied. The volatility risk of some loans with variable rates of interest is hedged via interest swap transactions. Since they satisfy the requirement for exceptional method defined in the generally accepted accounting principles in Japan, such exceptional method is applied.

2.	Hedging Instruments and Hedged Items

Interest swap transactions ... Interest on loans

Forward foreign exchange transactions ... Accounts receivable etc. related to scheduled transactions

3.	Hedging Policy

Derivative transactions are used to reduce the risk of change in interest rates and exchange rates. Speculative derivative transactions are not carried out.

4.	Hedge Effectiveness Assessment

Interest swaps are subject to the exceptional method and evaluation of their effectiveness is omitted. The effectiveness of forward foreign exchange transactions is evaluated by investigating whether they are feasible in consideration of their past results and future prospects.

†	Consumption taxes

Consumption tax and local consumption tax are excluded from sales, other revenues, costs, expenses, etc.

(5)	Additional information

The following will be applied when making accounting changes after the beginning of the current consolidated financial year and when correcting past errors: “Accounting Standards Regarding Accounting Changes and the Correction of Errors” (Corporate Accounting Standards No. 24, December 4, 2009) and “Application Guidelines for Accounting Standards Regarding Accounting Changes and the Correction of Errors” (Guideline for Corporate Accounting Standards No. 24, December 4, 2009).

3  [Notes to Consolidated Balance Sheet]

(1)	Accumulated Depreciation of Property, Plant and Equipment	102,222 million yen
(2)	In addition to the fixed assets listed on the consolidated balance sheet, the companies utilize some stainless steel manufacturing equipment with ownership transfer lease agreements.
(3)	Assets Pledged as Collateral
	Property, Plant and Equipment	25,636 million yen
	Liabilities Related to Collateral	40,033 million yen
(4)	Contingent Liabilities Arising from Guarantees	686 million yen
(5)	Notes Receivable Discounted	3,003 million yen

4  [Notes to Consolidated Income Statement]

(1)	Loss on Liquidation of Affiliates
This	is a loss incurred when the company decided to sell shares of Shinko Metal Co., Ltd., which is an affiliated company.

5  [Notes to Consolidated Statement of Changes in Net Assets]

(1)	Total number of issued shares on the last day of the consolidated financial year

(unit: shares)

Type of Stocks	Number of Shares at the End of the Previous Consolidated Financial Year	Number of Shares Increased in Current Year	Number of Shares Decreased in Current Year	Number of Shares at the End of the Consolidated Financial Year
Common Stocks	185,605,475	—	—	185,605,475

(2)	There are no relevant items regarding the dividend of surplus during the financial year.

(3)	There are no relevant items regarding dividend of surplus occurring after the last day of the financial year.

(4)	Number of shares for stock options on the last day of the consolidated financial year
Number	of shares for stock options

Ordinary shares	16,287,841 Shares

Total	16,287,841 Shares

NOTE:

The number of shares for stock options is calculated based on the initial exercise price of 132 yen (as of March 31, 2012) for the balance of the 2nd to the 6th stock options on the last day of the current fiscal year as stipulated by the stock option guidelines.

It was decided at the board of directors meeting held on March 19, 2012 that all share options in existence on the date of acquisition (April 2, 2012) were to be acquired and immediately after acquisition cancelled. They were acquired on the date of acquisition and cancelled.

6	[ Current Price of Financial Instruments]

(1)	Financial Instruments

	Policy Regarding Financial Instruments

The corporate group’s basic policy is to manage funds only in short-term deposits and raise funds via bank loans. In addition, derivative transactions are carried out for the purpose of avoiding the interest volatility risk of loans and avoiding the interest volatility risk of exchange rates. Speculative transactions are not carried out.

‚	Details of Financial Instruments, their Risks, and the Risk Management System

•	Notes receivable and accounts receivable, which are trade receivables, carry the potential risk of being uncollectible due to poor customer business performance or poor credit. These risks are managed separately for each transaction in accordance with the company’s credit management regulations by due date control and balance control. There is also a system of investigating major customers’ credit standing each quarter.

•	Investment securities held by the corporate group carry the potential risk of appraisal loss due to poor invested business performance or poor market conditions in the securities market. The daily current prices of stocks of listed companies are investigated in order to ascertain this risk.

•	Notes and accounts payable, which are trades payable, are paid within 1 year.

•	Short-term loans are mainly for business transactions and long-term loans (generally within 5 years) are mainly for capital investment.

Among these, those loans with variable interest rates carry the potential risk of increasing interest to the corporate group’s performance, but in order to fix the interest costs of some long-term loans, derivative transactions (interest swap transactions) are used as hedging instruments on an individual contract basis.

•	Trade payables and loans carry the potential risk of delay in payment due to unforeseen fund outflows etc. Regarding this risk the corporate group manages funds and deals with risks by having each group company create annual, biannual, quarterly, and monthly fund balance budgets.

•	Derivative transactions are foreign exchange futures transactions carried out as hedge instruments against the risk of fluctuations in exchange rates of operating receivables and payables in foreign currencies and are interest swap transactions carried out as hedge instruments against the risk of fluctuations in interest payments on loans.

The execution and management of derivative transactions are carried out in accordance with internal regulations that establish transaction authority, and derivative transactions are only carried out with domestic financial institutions with high credit ratings in order to reduce credit risks.

The method of evaluating the hedge instruments and hedged items, hedge policies and hedge effectiveness for hedge accounting is listed in the above-mentioned “2 Important Basis for the Preparation of Consolidated Financial Statements (4)Accounting Policies … Hedge Accounting.”

ƒ	Supplementary explanation of items pertaining to the current price of financial instruments

Regarding the contract price for derivative transactions in “(2)Current Price of Financial Instruments,” which appears below, the monetary amount itself does not indicate the market risk carried by the derivative transaction.

(2)	Current Price of Financial Instruments

Consolidated balance sheet amount, current price, and the differences between them as of March 31, 2012 (the date accounts were closed this year) are as follows. Those items for which the current price is extremely difficult to determine are not listed in the following table (see Note 2).

			(Millions of yen)
	Consolidated Balance Sheet Amount*	Current Price*	Difference
(1) Cash on Hand and in Banks	3,952	3,952	—
(2) Notes and Accounts Receivable	8,220	8,220	—
(3) Investments in Securities Other Marketable Securities	4,291	4,291	—
(4) Notes and Accounts Payable	(11,205)	(11,205)	—
(5) Short-Term Loans	(17,942)	(17,942)	—
(6) Bonds (including those scheduled to be repaid within 1 year)	(922)	(903)	19
(7) Long-Term Loans (including those scheduled to be repaid within 1 year)	(27,122)	(27,244)	Δ121
(8) Derivative Transactions	(47)	(47)	—

*	Items listed as liabilities on the consolidated balance sheet are shown as the numbers in round bracket in the table above.

NOTE 1: Financial Instrument Current Price Calculation, Marketable Securities and Derivative Transactions

• (1) Cash on Hand and in Banks and (2) Notes and Accounts Receivable

Book value is applied to the current price since these accounts are settled in a short time and the current price is almost equal to book value.

• (3) Investments in Securities (Other Marketable Securities)

Market price is applied to the current price.

• (4) Notes and Accounts Payable and (5) Short-Term Loans

Book value is applied to the current price since these accounts are settled in a short time and the current price is almost equal to book value.

• (6) Bonds (including those scheduled to be repaid within 1 year) and (7) Long-Term Loans (including those scheduled to be repaid within 1 year)

The current price of these loans is calculated by discounting the total amount of principal and interest by the reasonably estimated rate of interest applied to the same type of loan.

• (8) Derivative Transactions

 Items to which Hedge Accounting is not Applied

The current price of forward foreign exchange transactions are calculated based on the current price indicated by financial institutions etc.

‚ Items to which Hedge Accounting is Applied

The current price of forward foreign exchange transactions are calculated based on the current price indicated by financial institutions etc.

Since interest swap which is subject to special method are processed with long-term loans that are considered hedged items, the current price of the interest swap is included in the current prices of long-term loans.

NOTE 2:

Because unlisted shares (938 million yen on the consolidated balance sheet) have no market price and their future cash flow cannot be estimated, their current price is extremely difficult to determine. Thus, they are not included in (3) Investments in Securities (Other Marketable Securities).

7	[Per Share Information]

Total Net Assets per Share		83.66 yen
Net Loss per Share (Δ)	Δ	37.05 yen

8	[Major Subsequent Events]

Execution of Agreement on the Establishment of Holding Company with Nisshin Steel Co., Ltd. and Preparation of the Share Transfer Plan

On March 19, 2012 the Company and Nisshin Steel Co., Ltd. agreed to establish a holding company by means of share transfer and on the same day signed a master business integration contract. Based on this master business integration contract, a share transfer contract was signed after approval at board of director meetings held at both companies on April 27, 2012 and a stock transfer plan was jointly prepared.

1. The Objective of the Business Integration through Share Transfer

Through the business integration, the Company and Nisshin Steel will not only establish itself as the No. 1 manufacturer in stainless steel business in Japan overall (i.e., technology, development, marketing and earnings), but also develop a firmer business platform in order to make a leap to become one of the top stainless steel manufacturers in the world by consolidating and taking full advantage of their business resources.

2. Outline of the Share Transfer

(1) Schedule for the Share Transfer

•Execution of Share Transfer Agreement and preparation of Share Transfer Plan (both companies)	April 27, 2012

•Annual shareholders’ meetings to approve the Share Transfer Plan (both companies)	June 26, 2012 (scheduled)

•Date of delisting from the Tokyo Stock Exchange (both companies)	September 26, 2012 (scheduled)

•Effective date of the share transfer (both companies)	October 1, 2012 (scheduled)

•Date of Registration of Incorporation of Joint Holding Company	October 1, 2012 (scheduled)

•Listing Date of Shares in the Holding Company	October 1, 2012 (scheduled)

The Share Transfer is subject to the both companies obtaining the approvals such as approvals of relevant authorities (including approvals required under the applicable competition laws overseas) and approvals of their respective shareholders at the shareholders’ meetings, and the above schedule is subject to change upon discussion between the both companies if such change is necessary in the course of business integration process or for any other reason.

(2) Allocation of Shares upon the Share Transfer

Name of Company	Nisshin Steel	The Company
Stock Transfer Ratio	1.00	0.56

3. Overview of the Holding Company to be Established as a Result of the Share Transfer

(1)	Trade Name	Nisshin Seiko Holdings Kabushiki Kaisha
(“Nisshin Steel Holdings Co., Ltd.” in English)
(2)	Business Description	Management and administration of subsidiaries, etc. which engage in the business of, among others, manufacturing, processing and sales of steel products and non-steel products and other business incidental thereto
(3)	Location	4-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo
(4)	Representative	President & Chief Executive Officer and Representative Director	Toshinori Miki	(Current President & Chief Executive Officer and Representative Director of Nisshin Steel)
(5)	Paid-in Capital	30 billion yen
(6)	Net Assets	To be determined
(7)	Total Assets	To be determined
(8)	Date of Fiscal Year End	March 31
(9)	Name of Shareholder Registry Administrator	Mitsubishi UFJ Trust and Banking Corporation

Balance Sheet

(As of March 31, 2012)

(figures are rounded down to the nearest million yen)

Assets
Account Title	Amount Millions of yen
Current Assets		32,880

Cash on Hand and in Banks		3,163
Notes Receivable		8
Accounts Receivable		8,128
Products		2,118
Work in Process		7,576
Raw Materials		8,741
Other Supplies		1,074
Corporate Income Taxes Receivable		155
Accrued Revenue		607
Prepaid Expenses		221
Deferred Income Taxes		363
Short-Term Loans to Affiliates		80
Other Current Assets		648
Allowance for Doubtful Accounts	Δ	8

Noncurrent Assets		40,880

(Property, Plant and Equipment)		(33,207)
Buildings (Net)		10,583
Structures (Net)		1,665
Machinery and Equipment (Net)		14,516
Vehicles and Delivery Equipment (Net)		83
Tools, Appliances and Fixtures (Net)		430
Land		5,898
Lease Assets (Net)		28
Construction in Progress		1

(Intangible Noncurrent Assets)		(105)
Utility Rights etc.		105

(Investments and Other Assets)		(7,567)
Investments in Securities		4,429
Stocks of Subsidiaries and Affiliates		1,394
Long-Term Prepaid Expenses		1,465
Other Investments		333
Allowance for Doubtful Accounts	Δ	54

Total Assets		73,761

Liabilities
Account Title	Amount Millions of yen
Current Liabilities		36,061

Notes Payable		2,032
Accounts Payable		8,432
Short-Term Loans		22,258
Bonds Scheduled to be Repaid Within 1 Year		735
Accrued liabilities		215
Accrued Expenses		1,525
Consumption Taxes Payable		123
Deposits		149
Provision for Bonuses		366
Notes Payable, Nontrade		167
Short-Term Lease Obligations		8
Other Current Liabilities		46

Noncurrent Liabilities		23,666

Bonds		187
Long-Term Loans		20,024
Long-Term Lease Obligations		21
Deferred Income Taxes		2
Employees’ Retirement Benefits		3,423
Other Noncurrent Liabilities		7

Total Liabilities		59,728

Net Assets
Shareholders’ Equity		14,120
Common Stock		13,408
Additional Paid-in Capital		7,682
Capital Reserve		7,682
Retained Earnings	Δ	5,918
Other Retained Earnings	Δ	5,918
Retained Earnings Brought Forward	Δ	5,918
Treasury Stock	Δ	1,052
Valuation and Translation Differences etc.	Δ	92
Unrealized Loss on Available-for-Sale Securities	Δ	76
Deferred Gains or Losses on Hedges	Δ	15
Stock Options		5

Total Net Assets		14,033

Total Liabilities and Net Assets		73,761

Statement of Income

From April 1, 2011, to March 31, 2012

(figures are rounded down to the nearest million yen)

Account Title	Amount
	Millions of yen	Millions of yen
Sales			75,810

Cost of Sales			77,693

Gross Loss on Sales (Δ)		Δ	1,883

Selling, General and Administrative Expenses			4,192

Operating Loss (Δ)		Δ	6,076

Other Income

Interest and Dividend Income	221

Gain on Disposition of Inventories	117

Foreign Exchange Gain	69

Other	188		597

Other Expenses

Interest Expense	1,229

Other	75		1,305

Loss Before Special Items (Δ)		Δ	6,784

Special Items, Income and Gain

Gain on Sale of Investment Securities	2,520

Other	18		2,539

Special items, Expense and Loss
Loss on Sale and Disposition of Properties	314

Loss on Devaluation of Investments in Securities	883

Loss on Liquidation of Affiliates	975

Other	131		2,304

Loss Before Income Taxes (Δ)		Δ	6,549

Provision for Income Taxes: Current	10

: Deferred	369		379

Net Loss (Δ)		Δ	6,929

Statement of Changes in Net Assets

From April 1, 2011,
to March 31, 2012

(Millions of yen)

(figures are rounded down to the nearest million yen)

	Shareholders’ Equity
		Additional Paid-in Capital	Retained Earnings
	Common Stock	Capital Reserve	Other Retained Earnings Retained Earnings Brought Forward		Treasury Stock		Total Shareholders’ Equity
April 1, 2011 Balance	13,408	7,682		1,010	Δ	1,052		21,049
Amount of Change in This Year
Cash Dividends								—
Net Loss (Δ)			Δ	6,929			Δ	6,929
Acquisition of Treasury Stock					Δ	0	Δ	0
Disposition of Treasury Stock			Δ	0		0		0
Items Other Than Changes in Shareholders’ Equity								—
Total Amount of Change in This Year	—	—	Δ	6,929		0	Δ	6,929
March 31, 2012 Balance	13,408	7,682	Δ	5,918	Δ	1,052		14,120

	Valuation and Translation Differences etc.
	Unrealized Loss on Available-for- Sale Securities		Deferred Gains or Losses on Hedges		Total Valuation and Translation Differences etc.		Stock Options	Total Net Assets
April 1, 2011 Balance		95	Δ	11		84	5		21,139
Amount of Change in This Year
Cash Dividends						—			—
Net Loss (Δ)						—		Δ	6,929
Acquisition of Treasury Stock						—		Δ	0
Disposition of Treasury Stock						—			0
Items Other Than Changes in Shareholders’ Equity	Δ	172	Δ	4	Δ	176	—	Δ	176
Total Amount of Change in This Year	Δ	172	Δ	4	Δ	176	—	Δ	7,106
March 31, 2012 Balance	Δ	76	Δ	15	Δ	92	5		14,033

[Notes to Non-consolidated Financial Statements]

1	[ Matters Or the Situations that Cause Important Doubts About A Going-Concern ]

No relevant items.

2	[ Important Accounting Policies ]

(1)	Evaluation of Marketable Securities

	Stocks of Subsidiaries and Affiliates

Valued at cost using the moving-average method

‚	Other Marketable Securities

Securities with current prices

Valued at current price based on the market price on the last day of the year

Unrealized gain or loss less applicable deferred taxes is fully charged to total net assets directly. Cost of the security sold is calculated using the moving-average method.

Securities with no current prices

Valued at cost calculated with the moving-average method

(2)	Evaluation of Inventories

	Products and Work in Process

Valued at cost with the periodic average method. Devalued in case of the decreases in profitability.

‚	Raw Materials and Other Supplies

Valued at cost with the moving-average method. Devalued in case of the decreases in profitability.

(3)	Depreciation of Noncurrent Assets

	Property, Plant and Equipment

Straight Line Method

‚	Intangible Noncurrent Assets

Straight Line Method

ƒ	Assets Related to Finance Lease Transactions Involving the Transfer of Ownership

Straight Line Method with the Lease Period as the Depreciation Period and the Scrap Value at Zero

Those finance lease transactions other than those whose transfer of ownership of lease properties to the lessee was recognized and whose transaction start date was during the fiscal years before the implementation of the “Accounting Standards for Lease Transactions” (Accounting Standards Board of Japan, June 17, 1993, Final Revision March 30, 2007, Accounting Standard No. 13) are accounted for according to methods used for rental transactions.

(4)	Deferred Assets

Expensed at the time of payment.

(5)	Provisions and Allowances

	Allowance for Doubtful Accounts

Uncollectible amount is estimated with past actual ratio of bad debt for non-specific receivables. For specific receivables such as doubtful accounts receivable, collectivity of individual account is taken into consideration.

‚	Provision for Bonuses

Provision for bonuses is estimated based on the estimated payment.

ƒ	Employees’ Retirement Benefits

Employees’ retirement benefits are estimated based on the estimated projected benefit obligation and pension assets.

Unrecognized prior-service cost is amortized over a specified number of years (12) within the average remaining service period for the employee at the time the liability emerges. The amortization starts from the year when such a liability emerges.

Unrealized actuarial differences are amortized over a specified number of years within the average remaining service period (14 years for the retirement lump-sum payments and 12 years for the defined benefit corporate pension plan). The amortization starts from the next year when such differences emerge.

(6)	Hedge Accounting

	Hedge Accounting

Deferred hedge accounting is applied. The volatility risk of some loans with variable rates of interest is hedged via interest swap transactions. Since they satisfy the requirement for exceptional method defined in the generally accepted accounting principles in Japan, such exceptional method is applied.

‚	Hedging Instruments and Hedged Items

Interest swap transactions ... Interest on loans

Forward foreign exchange transactions ... Accounts receivable related to scheduled transactions

ƒ	Hedging Policy

Derivative transactions are used to reduce the risk of change in interest rates and exchange rates.

Speculative derivative transactions are not carried out.

„	Hedge Effectiveness Assessment

Interest swaps are subject to the exceptional method and evaluation of their effectiveness is omitted.

The effectiveness of forward foreign exchange transactions is evaluated by investigating whether they are feasible in consideration of their past results and future prospects.

(7)	Consumption taxes

Consumption tax and local consumption tax are excluded from sales, other revenues, costs, expenses, etc.

(8)	Additional information

The following will be applied when making accounting changes after the beginning of the current business year and when correcting past errors: “Accounting Standards Regarding Accounting Changes and the Correction of Errors” (Corporate Accounting Standards No. 24, December 4, 2009) and “Application Guidelines for Accounting Standards Regarding Accounting Changes and the Correction of Errors” (Guideline for Corporate Accounting Standards No. 24, December 4, 2009).

3	[ Notes to Balance Sheet ]

(1)	Short-term Monetary Claims to Subsidiaries and Affiliates	4,430 million yen
	Short-term Monetary Obligations Against Subsidiaries and Affiliates	399 million yen

(2)	Accumulated Depreciation of Property, Plant and Equipment	98,875 million yen

(3)	Assets Pledged as Collateral
	Property, Plant and Equipment	25,636 million yen
	Liabilities Related to Collateral	40,033 million yen

(4)	Contingent Liabilities Arising from Guarantees	686 million yen

4	[ Notes to Statement of Income ]

(1)	Transactions with Subsidiaries and Affiliates
	Sales	22,475 million yen
	Purchase	8,049 million yen
	Transactions other than trades	455 million yen

(2)	Loss on Liquidation of Affiliates
This is a loss incurred when the company decided to sell shares of Shinko Metal Co., Ltd., which is an affiliated company.

5	[ Notes to Statement of Changes in Net Assets ]

(1)	Types and Number of Shares of Treasury Stock at the End of the Business Year
	Common Stocks	4,114,767 Shares

6	[ Income Taxes ]

(1)	Main Causes of Deferred Income Tax Assets and Liabilities

(Deferred Income Tax Assets)
Loss on Valuation of Inventories		340	million yen
Employees’ Retirement Benefits		706	million yen
Devaluation of Investments in Securities and Golf Memberships		1,032	million yen
Loss Carried Forward		6,206	million yen
Others		707	million yen

Subtotal		8,992	million yen
Valuation Allowance	Δ	8,628	million yen

Total Deferred Income Tax Assets		363	million yen

(Deferred Income Tax Liabilities)
Unrealized Loss on Available-for-Sale Securities		2	million yen

Total Deferred Income Tax Liabilities		2	million yen

Net Deferred Income Tax Assets		360	million yen

7	[ Leased Property, Plant and Equipment ]

In addition to the fixed assets listed on the balance sheet, the Company utilizes some stainless steel manufacturing equipment with ownership transfer lease agreements.

(1)	Amount Equivalent to Leased article acquisition costs on the Last
	Day of the Business Year	1,301	million yen

(2)	Amount Equivalent to Accumulated Depreciation on the Last
	Day of the Business Year	813	million yen

(3)	Amount Equivalent to the Balance on the Last Day of the
	Business Year	487	million yen

(4)	Future Minimum Lease Payments on the Last Day of the Business Year
	Within 1 year	164	million yen
	Over 1 year	323	million yen

(5)	Other Important Information Pertaining to Leased Articles
	Lease Payments	168	million yen
	Amount Equivalent to Depreciation	168	million yen

8	[ Transaction with Related Parties ]

(Millions of Yen)
Type of		Ownership percentage of voting	Relationship			Amount of Transaction		Year- End
			Concurrent Posts of	Business
Company	Name	power etc.	Officials etc.	Relationship	Transaction	(Note 3)	Account Title	Balance
Subsidiary	Nikkinko Trading Co., Ltd.	100%	Concurrent Post 1 Employees on Loan 16	Sales of the Company’s products	Sale of Stainless Steel Products (Note 1)	21,649	Accounts Receivable	4,232
Subsidiary	Nippon Metalworking Co., Ltd.	100%	Concurrent Post 1 Employees on Loan 9	Processing of the Company’s Products and Financing	Processing (Note 1) Repayment of Financing (Δ) (Note 2)	525 Δ450	Accounts Payable Long-Term Loans	28 —
Subsidiary	Nippon Metal Tube Co., Ltd.	100%	Concurrent Post 1 Employees on Loan 11	Processing of the Company’s Products	Processing (Note 1)	1,698	Accounts Payable	138
Subsidiary	Swan Sangyo Co., Ltd. (Note 4)	100%	—	Shipping the Company’s Products	Shipping (Note 1)	1,372	Accounts Payable Notes Payable	— —

(NOTES)	1.	Prices are decided with reference to general market prices.
Terms of transactions are decided with reference to normal transactions with the third-parties.
	2.	Interest rates are decided with reference to market interests.
	3.	Transaction amounts do not include consumption taxes.
	4.	Swan Sangyo was merged to the Company on March 31, 2012. Transaction amounts above show those until the day of the merger.

9	[ Per Share Information ]

Total Net Assets per Share	77.29 yen
Net Loss per Share (Δ)	Δ 38.18 yen

10	[ Major Subsequent Events ]

Execution of Agreement on the Establishment of Holding Company with Nisshin Steel Co., Ltd. and Preparation of the Share Transfer Plan

On March 19, 2012 the Company and Nisshin Steel Co., Ltd. agreed to establish a holding company by means of share transfer and on the same day signed a master business integration contract. Based on this master business integration contract, a share transfer contract was signed after approval at board of director meetings held at both companies on April 27, 2012 and a stock transfer plan was jointly prepared.

1. The Objective of the Business Integration through Share Transfer

Through the business integration, the Company and Nisshin Steel will not only establish itself as the No. 1 manufacturer in stainless steel business in Japan overall (i.e., technology, development, marketing and earnings), but also develop a firmer business platform in order to make a leap to become one of the top stainless steel manufacturers in the world by consolidating and taking full advantage of their business resources.

2. Outline of the Share Transfer

(1) Schedule for the Share Transfer

• Execution of Share Transfer Agreement and preparation of Share Transfer Plan (both companies)	April 27, 2012

• Annual shareholders’ meetings to approve the Share Transfer Plan (both companies)	June 26, 2012 (scheduled)

• Date of delisting from the Tokyo Stock Exchange (both companies)	September 26, 2012 (scheduled)

• Effective date of the share transfer (both companies)	October 1, 2012 (scheduled)

• Date of Registration of Incorporation of Joint Holding Company	October 1, 2012 (scheduled)

• Listing Date of Shares in the Holding Company	October 1, 2012 (scheduled)

The Share Transfer is subject to the both companies obtaining the approvals such as approvals of relevant authorities (including approvals required under the applicable competition laws overseas) and approvals of their respective shareholders at the shareholders’ meetings, and the above schedule is subject to change upon discussion between the both companies if such change is necessary in the course of business integration process or for any other reason.

(2) Allocation of Shares upon the Share Transfer

Name of Company	Nisshin Steel	The Company
Stock Transfer Ratio	1.00	0.56

3. Overview of the Holding Company to be Established as a Result of the Share Transfer

(1)	Trade Name	Nisshin Seiko Holdings Kabushiki Kaisha (“Nisshin Steel Holdings Co., Ltd.” in English)

(2)	Business Description	Management and administration of subsidiaries, etc. which engage in the business of, among others, manufacturing, processing and sales of steel products and non-steel products and other business incidental thereto

(3)	Location	4-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo

(4)	Representative	President & Chief Executive Officer and Representative Director	Toshinori Miki	(Current President & Chief Executive Officer and Representative Director of Nisshin Steel)

(5)	Paid-in Capital	30 billion yen

(6)	Net Assets	To be determined

(7)	Total Assets	To be determined

(8)	Accounting Period	March 31

(9)	Name of Shareholder Registry Administrator	Mitsubishi UFJ Trust and Banking Corporation

Transcript of Accounting Auditors’ Audit Report on Consolidated Financial Statements

Report of Independent Auditors

May 9th, 2012

The Board of Directors

Nippon Metal Industry Co., Ltd.

Ernst & Young ShinNihon LLC

Akira Kono Certified Public Accountant Designated and Engagement Partner

Shunji Ichinose Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Corporation Law, we have audited the accompanying consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of Nippon Metal Industry Co., Ltd. (the “Company”) applicable to the fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of the Nippon Metal Industry Group, which consisted of the Company and consolidated subsidiaries, applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

We draw attention to major subsequent events; the Company and Nisshin Steel Co., Ltd. have entered into a share transfer agreement and have jointly prepared a share transfer plan after respectively obtaining the resolution of the board of directors in the meeting held on April 27th, 2012.

Our opinion is not qualified in respect of this matter.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

This is an English translation of the Japanese language Report of Independent Auditors issued by Ernst & Young ShinNihon LLC in connection with the audit of the consolidated financial statements of the Company, prepared in Japanese, for the year ended March 31, 2012. Ernst & Young ShinNihon LLC have not audited the English language version of the consolidated financial statements for the above-mentioned year.

Transcript of Accounting Auditors’ Audit Report on Non-consolidated Financial Statements

Report of Independent Auditors

May 9th, 2012

The Board of Directors

Nippon Metal Industry Co., Ltd.

Ernst & Young ShinNihon LLC

Akira Kono Certified Public Accountant Designated and Engagement Partner
Shunji Ichinose Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Corporation Law, we have audited the accompanying financial statements, which comprise the balance sheet, the statement of income, the statement of changes in net assets, the notes to the financial statements and the related supplementary schedules of Nippon Metal Industry Co., Ltd. (the “Company”) applicable to the fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Financial Statements and the Related Supplementary Schedules

Management is responsible for the preparation and fair presentation of the financial statements and the related supplementary schedules in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the financial statements and the related supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements and the related supplementary schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the related supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and the related supplementary schedules. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements and the related supplementary schedules, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and the related supplementary schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and the related supplementary schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Nippon Metal Industry Co., Ltd. applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

We draw attention to major subsequent events; the Company and Nisshin Steel Co., Ltd. have entered into a share transfer agreement and have jointly prepared a share transfer plan after respectively obtaining the resolution of the board of directors in the meeting held on April 27th, 2012.

Our opinion is not qualified in respect of this matter.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

This is an English translation of the Japanese language Report of Independent Auditors issued by Ernst & Young ShinNihon LLC in connection with the audit of the non-consolidated financial statements of the Company, prepared in Japanese, for the year ended March 31, 2012. Ernst & Young ShinNihon LLC have not audited the English language version of the non-consolidated financial statements for the above-mentioned year.

Transcript of Audit Report from Board of Auditors Audit Report

After deliberation, this meeting of the board of auditors created this audit report and reported the following regarding the performance of the board members’ duties during the 117th fiscal year from April 1, 2011 to March 31, 2012 based upon the audit reports created by each auditor.

1.	Methods and details of the audits by the auditors and the board of auditors

The board of auditors determined the audit policy, division of duties, and so forth, and received reports from each auditor on the implementation and results of the audits; and further, received reports from directors, etc. and accounting auditors regarding the execution of their duties, and requested explanation when necessary.

Each auditor conformed to the standards of the auditor audits determined by the board of auditors and complied with the audit policy, division of duties, and so forth; they strove to achieve mutual understanding with directors, the internal control department, other employees, etc., and to gather information and maintain the audit environment; and as well, they investigated the state of business and assets in this company and major offices by attending board of directors’ meetings and other important meetings, receiving reports from directors, employees, and others regarding the execution of their duties, requesting explanation when necessary, and reading important approval documents and the like. Further, they investigated the contents of board resolutions concerning the maintenance of systems for ensuring that the execution of directors’ duties conforms to laws, regulations and articles of incorporation and other systems for ensuring conformance with joint-stock corporation business, and the state of the systems (internal control systems) maintained based on those resolutions.

Details of the content of the basic policy regarding control of the company described in business reports and efforts for achieving implementation of the basic policy were examined taking into account deliberations by the board of directors and other areas, and the like.

Concerning affiliated companies, efforts were made to achieve mutual understanding and exchange information with subsidiaries’ directors, auditors, and so on, and when necessary business reports were received from subsidiaries.

Business reports concerning the relevant business year and their supplementary statements were considered based on the methods described above.

In addition, along with monitoring whether the accounting auditors were maintaining an independent position and conducting a proper audit, reports were received from the accounting auditors regarding the execution of their duties, and explanation was requested when necessary. Further, notification was received from the accounting auditors to the effect that systems for ensuring that the accounts auditors’ duties would be properly executed were being maintained, and explanation was requested when necessary.

Financial statements (balance sheet, statement of income, statement of changes in net assets and notes to financial statements) and supplementary schedules thereof as well as consolidated financial statements (consolidated balance sheet, consolidated statement of income consolidated statement of changes in net assets, and notes to consolidated financial statement) relating to the relevant financial year were investigated based on the methods described above.

2.	Audit results

(1)	Audit results of business reports and the like

1:	We found that the business reports and supplementary schedules thereof comply with laws, regulations and articles of incorporation and accurately show the state of the company.

2:	We did not find that there is any misconduct or material fact in violation of a law, regulation or article of incorporation in connection with the execution of the duties of the directors.

3:	We found that the contents of the board resolutions concerning the internal control system are appropriate.

Further, we did not find any matter that should be pointed out in relation to the execution of the duties of the directors in regards to the said internal control system.

4:	Regarding the basic policy regarding control of the company described in business reports, we did not find any matter that should be pointed out. We found that the efforts for achieving implementation of the said basic policy do not harm the common profits of the shareholders of this company, and are not aimed at maintaining the positions of the members of the board of directors of this company.

(2)	Audit results of financial statements and supplementary schedules thereof

We found that the audit method and results of the accounting auditors, Ernst & Young ShinNihon LLC, were appropriate.

(3)	Auditing results of consolidated financial statements

We found that the audit method and results of the accounting auditors, Ernst & Young ShinNihon LLC, were appropriate.

May 10, 2012

Nippon Metal Industry Co., Ltd. Board of Auditors

Auditor (full time) Koichi Muraoka

Auditor (full time) Kunio Takahashi

Auditor Kunimasa Igarashi

(Note) Auditors Kunio Takahashi (full time) and Kunimasa Igarashi are independent auditors asdefined in Articles 2(16) and 335, No. 3 of the Companies Act.

REFERENCE DOCUMENTS FOR GENERAL MEETING OF SHAREHOLDERS

Proposals and Reference Information

Proposal No.1: Approval of the Share Transfer Plan

The Company and Nisshin Steel Co., Ltd. (“Nisshin”) (collectively, the”Companies”) have agreed to establish Nisshin Steel Holdings Co., Ltd. which will be a holding company for both the Company and Nisshin (the “Holding Company”), by means of joint transfer of their respective shares (the “Share Transfer”), have entered into a share transfer agreement (the “Share Transfer Agreement”) and have jointly prepared a share transfer plan (the “Share Transfer Plan”) after respectively obtaining the resolution of the board of directors held on April 27, 2012.

This Proposal requests for your approval on the establishment of the Holding Company by the Company and Nisshin by means of joint transfer of their respective shares pursuant to the Share Transfer Plan, whereby the Company and Nisshin will become the wholly-owned subsidiaries of the Holding Company.

The reasons for the Share Transfer, terms of the Share Transfer Plan and other matters relating to this Proposal are as follows:

1. Reasons for the Share Transfer

(1)	Background Information

In order to strengthen the cost competitiveness in the stainless steel business, from 2004, the Company and Nisshin have promoted various cooperative measures such as production consignment. However, the business environment of stainless steel industry has been going through drastic changes in recent years which consist of harsher circumstances on the one hand, such as continuing increase in raw material costs, imbalance between supply and demand due to the dramatic increase in production capacity of stainless steel competitors in Asian countries, deterioration of export business due to very strong yen, slump in the Japanese market and increase in steel imports, and expectation of significant demand growth in the markets of emerging countries and in new application fields on the other.

(2)	Objectives and Basic Policy of the Share Transfer

In order to respond to such structural changes in the business environment and to survive the tough competition, the Company and Nisshin will not only establish themselves as the No. 1 manufacturer in stainless steel business in Japan overall (i.e., technology, development, marketing and earnings), but also develop a firmer business platform in order to make a leap to become one of the top stainless steel manufacturers in the world by consolidating and taking full advantage of their business resources.

Specifically, in order to expeditiously and steadily demonstrate the effect of the business integration, the Company and Nisshin will implement measures to enhance the productivity by restructuring their stainless steel production system, will strengthen their marketing operations in domestic and overseas markets through consolidation of their sales departments and will make further consideration on implementing the policies set forth below.

(i)	The Companies will assemble the most suitable production system by taking full advantage of their strength by taking into account the characteristics of finished products and production lines of the Companies. The Companies will also endeavor to achieve dominant cost competitiveness by consolidating the production process and by making more efficient capital expenditure.

(ii)	The Companies will endeavor to meet a larger scope of customer demands and to further enhance the brand value by expanding the available products by combining the various original products of the Companies and by combining the marketing structures and sales channels of the Companies with special characteristics: Nisshin, which specializes in the sales to large or specific customers, and the Company, which is well-known for its retail sales to small and mid-size customers.

(iii)	The Companies will endeavor to develop and to provide products that will please the customers by taking full advantage of tangible and intangible business resources of the Companies and by consolidating the technologies and development capacities of the Companies.

(iv)	Through the business integration, the Companies will reap the benefits of volume discounts on raw materials, for which the prices are in a rising trend, due to the increase in their purchase volume.

(v)	The Companies will meet the demands of expanding overseas markets by using the overseas networks of the Companies and will keep up with the globalization of customers and their shift to overseas production.

(3) Reorganization, etc. after business integration

In order to maximize the synergy effects, the Company and Nisshin will continue to engage in their businesses and to carry out the following reorganization process and will work toward the early implementation of consolidation of the Company, Nisshin and the Holding Company.

(i)	Structure of Stainless Steel Production

With regard to steelmaking process, the steelmaking of the Companies will be consolidated in Nisshin’s Shunan Works, and the operation of steelmaking in Company’s Kinuura Works will be discontinued as of completion of such consolidation.

With regard to hot rolling process, efforts will be made to enhance the quality and cost competitiveness of hot rolled coils by maximizing the features and capabilities of the tandem hot-rolling mill at Nisshin’s Kure Works and the Company’s Steckel hot-rolling mill at Kinuura Works. With regard to cold rolling process, the Companies will endeavor to secure an optimal production balance which takes advantage of features of equipment owned by each company.

(ii)	Stainless Steel Sales Structure

Stainless steel sales operations of group companies of the Holding Company will be consolidated in Nisshin around the same time as the establishment of the Holding Company.

(iii) Other Businesses in General

For the redevelopment of business of group companies, streamlining, such as consolidation of operations of group companies, will be implemented for the purpose of efficient management of each business, including stainless steel pipe business, processing business, logistics business, equipment repair and engineering business, business support business and overseas business.

Furthermore, for integration of operations of head office and branch offices, consolidation of overlapping offices of group companies of the Holding Company, etc. will be implemented. The consolidation of operations, etc. of administration departments and divisions will be implemented in order to efficiently manage each overlapping work.

2. Summary of the Terms of the Share Transfer Plan

The contents of Share Transfer are as described in “Share Transfer Plan (Copy)” provided on page 66 and subsequent pages of these Reference Documents for the General Meeting of Shareholders.

3. Matters regarding the Appropriateness of Stipulations regarding the Matters Prescribed in Articles 773(1)(v), and (vi) of the Companies Act

(1) Matters regarding the Allocation of Shares upon Share Transfer

The Company and Nisshin have determined the ratio for allocation of shares of common stock of the Holding Company (“Share Transfer Ratio”) to be allocated and delivered to the respective shareholders of the Company and Nisshin upon the incorporation of the Holding Company by means of Share Transfer as follows:

(i)	Share Transfer Ratio

Name of Company	Nisshin	Company
Share Transfer Ratio	1.00	0.56

(Note 1) Upon the Share Transfer, 0.1 share of common stock in the Holding Company will be issued for each 1 share of common stock in Nisshin and 0.056 shares of common stock in the Holding Company will be issued for each 1 share of common stock in the Company. If any share of common stock in the Holding Company to be issued to a shareholder of the Company or Nisshin upon Share Transfer is less than 1 whole share, cash will be paid to such shareholder for such share less than 1 whole share in accordance with Article 234 of Companies Act and any other related laws and regulations. The above share transfer ratio, however, is subject to change upon discussion between the Companies in the event of occurrence of any material change in the status of business, assets or debts of the Company or Nisshin.

(Note 2) The number of shares in the Company and Nisshin per unit is 1,000 shares and the number of shares in the Holding Company per unit shall be 100 shares.

(Note 3) Number of new shares to be issued by the Holding Company (scheduled): 109,843,923 shares of common stock.

The number of new shares mentioned above is the number of shares calculated based on 994,500,174 total issued shares in Nisshin and 185,605,475 total issued shares in the Company as of March 31, 2012. The actual number of new shares to be issued by the Holding Company is subject to change.

(Note 4) Shareholders who will receive less than 100 allocated shares in the Holding Company cannot sell such shares at the stock exchange, but such shareholders who hold less than one unit of shares will be able to use the purchase option system or sale option system.

(Purchase Option System)

System under which a shareholder is entitled to request the Holding Company to sell shares in the Holding Company to such shareholder so that the shareholder will have one unit of shares in the Holding Company by combining the shares that such shareholder already owns with the shares that such shareholder will purchase from the Holding Company.

(Sale Option System)

System under which a shareholder is entitled to request the Holding Company to purchase the shares in the Holding Company held by such shareholder which are less than one unit pursuant to Article 192(1) of the Companies Act.

(ii) Basis of Calculation of Share Transfer Ratio

(a) Basis of Calculation

In order to ensure the fairness and reasonableness of calculation of share transfer ratio, the Company and Nisshin have requested their respective financial advisors for financial analysis of share transfer ratio. Nisshin appointed Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (“Mitsubishi UFJ Morgan Stanley”) and Mizuho Securities Co., Ltd. (“Mizuho Securities”) as its financial advisors. The Company appointed GCA Savvian Corporation (“GCA Savvian”) and Nomura Securities Co., Ltd. (“Nomura Securities”) as its financial advisors. The summary of financial analyses on share transfer ratio by such financial advisors is provided below.

The financial projection, which the Company and Nisshin submitted to their respective financial advisors and which will become the basis of analysis under discount cash flow method (“DCF Method”), include the fiscal years in which significant profit increase is expected compared to immediately preceding fiscal year. This is mainly due to incorporation of factors including the market recovery after the events such as Great East Japan Earthquake, flood in Thailand and euro crisis and the developments such as cost improvements.

(Mitsubishi UFJ Morgan Stanley)

Mitsubishi UFJ Morgan Stanley has conducted the analysis of share transfer ratio by comprehensively taking into account the multiple results of market price analysis, comparable companies analysis and DCF analysis of the Company and Nisshin. The summary of results of valuation of share transfer ratio under each method is provided below.

The valuation range explained below provides the valuation range of 1 share of common stock in the Company in case the stock value of 1 share of common stock in Nisshin is 1.

With respect to the market price analysis, Mitsubishi UFJ Morgan Stanley used the valuation range of share transfer ratio (i) which used March 15, 2012 as the calculation record date (“Record Date 1”) and which was based on the average price of the closing stock prices in Tokyo Stock Exchange during the 1 month period, 3 months period and 6 months period prior to the Record Date 1 and (ii) which used November 14, 2011 as the calculation record date (“Record Date 2”) and which was based on the average price of the closing stock prices in Tokyo Stock Exchange during the 1 month period, 3 months period and 6 months period prior to the Record Date 2. With respect to DCF analysis, financial forecasts of the Companies which were provided by Nisshin were used as the basis of calculation.

Method Used	Valuation Range of Share Transfer Ratio
Market Price Analysis (Record Date 1)	0.55 – 0.58
Market Price Analysis (Record Date 2)	0.57 – 0.61
Comparable Companies Analysis	0.48 – 0.65
DCF Analysis	0.34 – 0.71

(Note) The Companies received following supplementary explanation from Mitsubishi UFJ Morgan Stanley with regard to the assumptions and qualifications for its analysis and opinion on the share transfer ratio.

In delivering the above opinion letter, the representations on the opinion provided in such opinion letter and the analysis of share transfer ratio which are the basis of opinion letter, Mitsubishi UFJ Morgan Stanley relied on the information provided by, and discussed with, the Companies, other relevant information reviewed by Mitsubishi UFJ Morgan Stanley or reviewed for the benefit of Mitsubishi UFJ Morgan Stanley, and publicly available information. Mitsubishi UFJ Morgan Stanley assumed that all such information was accurate and complete and that no information was undisclosed to Mitsubishi UFJ Morgan Stanley, which may have a material adverse effect on the analysis of share transfer ratio, and therefore Mitsubishi UFJ Morgan Stanley has not independently verified the accuracy or completeness of such information (In addition, Mitsubishi UFJ Morgan Stanley is not responsible for independent verification or obliged to verify independently).

Mitsubishi UFJ Morgan Stanley has not independently valued or appraised, and has not received any valuations or appraisals from third party institutions on, assets or liabilities (including off-balance sheet assets and liabilities, and other contingent liabilities) of the Companies or their affiliated companies.

In addition, Mitsubishi UFJ Morgan Stanley assumed that the information relating to business, operation, financial condition, financial forecasts and synergy effects anticipated from the Share Transfer has been reasonably prepared by managements of the Companies based on the best analyses and forecasts of the said managements available at the time. Mitsubishi UFJ Morgan Stanley expresses no opinion with respect to such analyses and forecasts (including synergy effects) or the assumptions which were the basis of such analyses and forecasts.

The analysis and opinion of Mitsubishi UFJ Morgan Stanley are provided only as reference materials for Nisshin’s board, are made only for Nisshin’s board to use them to consider the share transfer ratio under the business integration and may not be relied upon or used for any other purposes by any other person.

Mitsubishi UFJ Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Nisshin should vote or act at the shareholders’ meetings to be held in connection with the Share Transfer.

The opinion letter and analysis of Mitsubishi UFJ Morgan Stanley are based on the finance, economy, currency exchange, market and other conditions and circumstances as of the date of opinion letter and analysis and based on the information available to Mitsubishi UFJ Morgan Stanley as of the same date.

Although there is a possibility that any event occurring after the date of opinion letter and analysis may affect the contents of opinion letter and analysis and the effect of such event on the contents of opinion letter and analysis is not clear as of the date of opinion letter and analysis, Mitsubishi UFJ Morgan Stanley has no obligation to update, revise or reconfirm the opinion letter or analysis.

With respect to the Share Transfer, Mitsubishi UFJ Morgan Stanley will receive fees for its services, a substantial portion of which is contingent upon the closing of the Share Transfer.

(Mizuho Securities)

Mizuho Securities has conducted the analysis by using the market price standard analysis, comparable companies analysis and DCF analysis. The valuation range of each method is provided below. The valuation range of share transfer ratio provided below is the valuation range of value of 1 share in the Company under which the stock value of 1 share in Nisshin equals 1. With respect to market price standard analysis, the calculation record date is set on March 15, 2012 and the stock price on such calculation record date and the average closing stock prices during the 1 month period, 3 months period and 6 months period prior to the calculation record date are used. With respect to DCF method, the financial forecasts of Companies which were provided by Nisshin were used as the basis of calculation.

Method Used	Valuation Range of Share Transfer Ratio
Market Price Standard Analysis	0.54 – 0.58
Comparable Companies Analysis	0.26 – 0.64
DCF Analysis	0.47 – 0.75

(Note) The Companies received following supplementary explanation from Mizuho Securities with regard to the assumptions and qualifications for its analysis and opinion on the share transfer ratio.

In delivering the above opinion letter, the representations on the opinion provided in such opinion letter and the analysis and calculation of share transfer ratio which are the basis of opinion letter, Mizuho Securities relied on the information provided by, and discussed with, the Companies, other relevant information reviewed by Mizuho Securities or reviewed for the benefit of Mizuho Securities, and publicly available information. Mizuho Securities assumed that all such information was accurate and complete and that no information was undisclosed to Mizuho Securities, which may have a material adverse effect on the analysis and calculation of share transfer ratio, and therefore Mizuho Securities has not independently verified the accuracy or completeness of such information (In addition, Mizuho Securities is not responsible for independent verification or obliged to verify independently).

Mizuho Securities has not independently valued or appraised, and has not received any valuations or appraisals from third party institutions on, assets or liabilities (including off-balance sheet assets and liabilities, and other contingent liabilities) of the Companies or their affiliated companies.

In addition, Mizuho Securities assumed that the information relating to business, operation, financial condition, financial forecasts and synergy effects anticipated from the Share Transfer has been reasonably prepared by managements of the Companies based on the best analyses and forecasts of the said managements available at the time. Mizuho Securities expresses no opinion with respect to such analyses and forecasts (including synergy effects) or the assumptions which were the basis of such analyses and forecasts.

The analysis and opinion of Mizuho Securities are provided only as reference materials for Nisshin’s board, are made only for the Nisshin’s board to use them to consider the share transfer ratio and may not be relied upon or used for any other purposes by any other person.

Mizuho Securities expresses no opinion or recommendation as to how the shareholders of Nisshin should vote or act at the shareholders’ meetings to be held in connection with the Share Transfer.

The opinion letter and analysis of Mizuho Securities are based on the finance, economy, currency exchange, market and other conditions and circumstances as of the date of opinion letter and analysis and based on the information available to Mizuho Securities as of the same date. Although there is a possibility that any event occurring after the date of opinion letter and analysis may affect the contents of opinion letter and analysis and the effect of such event on the contents of opinion letter and analysis is not clear as of the date of opinion letter and analysis, Mizuho Securities has no obligation to update, revise or reconfirm the opinion letter or analysis.

Mizuho Securities will receive fees from Nisshin as consideration of its services for the Share Transfer.

(GCA Savvian)

GCA Savvian has conducted the market price analysis, comparable companies analysis and DCF analysis of the Company and Nisshin and has conducted the analysis of share transfer ratio by comprehensively taking into account the calculation of stock value per share of the Company and

Nisshin and the results of such calculation. With respect to the market price analysis, the calculation (i) used March 16, 2012 as the record date (“Record Date 1”) and was based on the closing stock price on Record Date 1 in Tokyo Stock Exchange and the average price of the closing stock prices in Tokyo Stock Exchange during the 1 month period, 3 months period and 6 months period prior to the Record Date 1 and (ii) used November 14, 2011 as the record date (“Record Date 2”) and was based on the closing stock price on Record Date 2 in Tokyo Stock Exchange and the average price of the closing stock prices in Tokyo Stock Exchange during the 1 month period, 3 months period and 6 months period prior to the Record Date 2. With respect to DCF analysis, financial forecasts of Companies which were provided by the Company were used as the basis of calculation. The summary of results of GCA Savvian’s valuation of share transfer ratio under the business integration is provided below (The summary provides the valuation range under the calculation method under which the stock value of 1 share in Nisshin equals 1.).

Method Used	Valuation Range of Share Transfer Ratio
Market Price Analysis (Record Date 1)	0.52 – 0.58
Market Price Analysis (Record Date 2)	0.57 – 0.61
Comparable Companies Analysis	0.29 – 0.54
DCF Analysis	0.49 – 0.56

(Note) The Companies received following supplementary explanation from GCA Savvian with regard to the assumptions and qualifications for its analysis and opinion on the share transfer ratio.

In delivering the above opinion letter, the representations on the opinion provided in such opinion letter and the analysis and calculation of share transfer ratio which are the basis of opinion letter, GCA Savvian relied on the information provided by, and discussed with, the Companies, other relevant information reviewed by GCA Savvian or reviewed for the benefit of GCA Savvian, and publicly available information. GCA Savvian assumed that all such information was accurate and complete and that no information was undisclosed to GCA Savvian, which may have a material adverse effect on the analysis and calculation of share transfer ratio, and therefore GCA Savvian has not independently verified the accuracy or completeness of such information (In addition, GCA Savvian is not responsible for independent verification or obliged to verify independently).

GCA Savvian has not independently valued or appraised, and has not received any valuations or appraisals from third party institutions on, assets or liabilities (including off-balance sheet assets and liabilities, and other contingent liabilities) of the Companies or their affiliated companies.

In addition, GCA Savvian assumed that the information relating to business, operation, financial condition, financial forecasts and synergy effects anticipated from the Share Transfer has been reasonably prepared by managements of the Companies based on the best analyses and forecasts of the said managements available at the time. GCA Savvian expresses no opinion with respect to such analyses and forecasts (including synergy effects) or the assumptions which were the basis of such analyses and forecasts.

The analysis and opinion of GCA Savvian are provided only as reference materials for the Company’s board, are made only for the Company’s board to use them to consider the share transfer ratio and may not be relied upon or used for any other purposes by any other person.

GCA Savvian expresses no opinion or recommendation as to how the shareholders of Company should vote or act at the shareholders’ meetings to be held in connection with the Share Transfer.

The opinion letter and analysis of GCA Savvian are based on the finance, economy, currency exchange, market and other conditions and circumstances as of the date of opinion letter and analysis and based on the information available to GCA Savvian as of the same date. Although there is a possibility that any event occurring after the date of opinion letter and analysis may affect the contents of opinion letter and analysis and the effect of such event on the contents of opinion letter and analysis is not clear as of the date of opinion letter and analysis, GCA Savvian has no obligation to update, revise or reconfirm the opinion letter or analysis.

With respect to the Share Transfer, GCA Savvian will receive fees for its services, a significant portion of which is contingent upon the closing of the Share Transfer.

(Nomura Securities)

Nomura Securities has made the calculation by using the market share price analysis on the Company and Nisshin due to the existence of market price with respect to the common stocks in the Company and Nisshin, and has conducted the comparable companies analysis and DCF analysis on the Company and Nisshin. The results of calculation using each of such analyses are provided below. The valuation range of share transfer ratio provided below is the valuation range of stock value of 1 share in the Company in case the stock value of 1 share in Nisshin equals 1. With respect to market share price analysis, the calculation record date is set on March 16, 2012 and the stock price on such calculation record date and the average closing stock prices during the 1 week period, 1 month period, 3 months period and 6 months period prior to the calculation record date are used.

Method Used	Valuation Range of Share Transfer Ratio
Market Share Price Analysis	0.52 – 0.58
Comparable Companies Analysis	0.21 – 0.44
DCF Analysis	0.41 – 0.61

(Note) The Companies received following supplementary explanation from Nomura Securities with regard to the assumptions and qualifications on its analysis and opinion on the share transfer ratio.

For the calculation of share transfer ratio, Nomura Securities used, among others, the information provided by the Companies and publicly available information, assumed that all such materials and information, etc. were accurate and complete, and has not independently verified their accuracy or completeness. Nomura Securities has not independently valued or appraised, and has not received any valuations or appraisals from third party institutions on, assets or liabilities (including contingent liabilities) of the Companies or their affiliated companies. In addition, Nomura Securities assumed that the financial forecasts of Companies (including profit plan and other information) have been reasonably prepared by managements of the Companies based on the best analyses and forecasts of the said managements available at the time.

(b)	Process of Calculation

The Company and Nisshin have reached an agreement after the Company and Nisshin finally coming to a conclusion that the share transfer ratio provided in 3(i) above was reasonable after comprehensively taking into account, among others, their respective financial statuses, asset statuses, future businesses and business forecasts and the strategic financial and operational benefits expected from the Share Transfer by respectively referring to the results of financial analysis on share transfer ratio from Mitsubishi UFJ Morgan Stanley and Mizuho Securities and from GCA Savvian and Nomura Securities and after careful negotiations and discussions between them on the share transfer ratio.

(c)	Relationship with Financial Advisors

Mitsubishi UFJ Morgan Stanley and Mizuho Securities, which are financial advisors of Nisshin, and GCA Savvian and Nomura Securities, which are financial advisors of the Company, do not fall under related parties of the Company or Nisshin respectively and do not have any material interest to be noted in connection with the Share Transfer. The Company has acquired the Second Share Option through the Sixth Share Option issued by the Company from Nomura Securities and has cancelled them as of April 2, 2012.

(d)	Measures to Ensure Fairness

In addition to receiving the results of financial analysis of share transfer ratio as explained above, Nisshin has obtained from Mitsubishi UFJ Morgan Stanley and Mizuho Securities the opinion letters (i.e. fairness opinion letters) dated March 16, 2012 respectively, which provide that the agreed share transfer ratio is reasonable and fair from the financial perspective of the Nisshin’s shareholders subject to certain assumptions and qualifications. In addition to receiving the results of financial analysis of share transfer ratio as explained above, the Company has obtained from GCA Savvian and Nomura Securities the opinion letters (i.e. fairness opinion letters) dated March 19, 2012 respectively, which provide that the agreed share transfer ratio is reasonable and fair from the financial perspective of Company subject to certain assumptions and qualifications.

(e)	Measures to Avoid Conflicts of Interest

Due to the fact that no notable conflict of interest exists between the Company and Nisshin, no special measures are taken with respect to the Share Transfer.

(2)	Matters regarding the Amounts of the Stated Capital and Reserves of the Holding Company

The Company and Nisshin have determined the amounts of the stated capital and reserves of the Holding Company at the time of the incorporation of the Holding Company by the Share Transfer as follows:

(i)	Amount of the stated capital: 30.0 billion yen
(ii)	Amount of the capital reserve: 7.5 billion yen
(iii)	Amount of the retained earnings reserve: 0 yen

The amounts of the stated capital and reserves set forth above have been determined in accordance with Article 52 of the Company Accounting Regulations upon mutual consultation between the Company and Nisshin, taking into consideration the capital management policy of the Holding Company and other relevant factors.

4.	Financial Statements for the Latest Fiscal Year (Fiscal Year Ended March 2012) of Nisshin

As described in “Matters Regarding Nisshin Steel Co., Ltd. for Fiscal Year Ended March 2012” in the materials regarding Proposal 1 attached to the reference documents for the general meeting of shareholders (supplement volume) as enclosed.

5. Disposal of Important Assets, Assumption of Important Debts and Any Other Events Materially Affecting the Status of Corporate Assets, which Occurred after the Last Day of the Latest Fiscal Year of the Companies

(1)	Company

No applicable matters.

(2)	Nisshin

No applicable matters.

6.	Matters regarding the Candidate for Directors of the Holding Company

The candidates for directors of the Holding Company are as follows:

Name (Date of Birth)	Brief Personal Record, Position and Matters in charge in the Companies and Important position of other organizations concurrently assumed		(1) Number of Shares of the Company Owned (2) Number of Shares of Nisshin Owned (3) Number of Shares of the Holding Company to be allocated
Hideo Suzuki (March 21, 1945)	April 1968	Joined Nisshin	(1) 0
	June 1993	General Manager, Affiliated Enterprises Dept., Nisshin	(2) 183,000

	June 1995	General Manager, Corporate Planning Dept., Nisshin	(3) 18,300

	June 1997	Director, General Manager of General Administration Dept. and General Manager Of Corporate Planning Dept., Nisshin

	June 1999	Managing Director, Nisshin

	June 2003	Director and Senior Managing Executive Officer, Nisshin

	April 2005	Director and Vice-President & Executive Officer, Nisshin

	April 2006	Representative Director and President & Chief Executive Officer, Nisshin

	April 2011	Director and Chairman, Nisshin (To Present)

Toshinori Miki (Sep. 7, 1950)	April 1975	Joined Nisshin	(1) 0
	June 1999	General Manager, Production & Technology Administration Dept. Sakai Works, Nisshin	(2) 74,000

	April 2000	Deputy Works General Manager, Toyo Works, Nisshin	(3) 7,400

	June 2000	Works General Manager, Toyo Works, Nisshin

	Oct. 2002	General Manager, Marketing & Products Development Dept. Flat-Rolled & Coated Steel Business Div., Nisshin

	June 2003	Executive Officer, General Manager, Marketing & Products Development Dept., Nisshin

	April 2005	Executive Officer, Works General Manager, Sakai Works, Nisshin

	April 2007	Managing Executive Officer, Works General Manager, Sakai Works, Nisshin

	April 2008	Managing Executive Officer, General Manager, Nagoya Branch, Nisshin

	April 2010	Managing Executive Officer, Nisshin

	June 2010	Director and Managing Executive Officer, Nisshin

	April 2011	Representative Director and President & Chief Executive Officer, Nisshin (To Present)

Hiroshi Yoshimura (Feb. 14, 1948)	April 1970	Joined the Company	(1) 135,000
	April 1995	General Manager Production Administration Dept., Kinuura Works, Production Headquarters	(2) 0

	June 1999	Works General Manager, Sagamihara Works	(3) 7,560

	Oct. 1999	Senior General Manager, Works General Manager, Sagamihara Works

	April 2001	Senior General Manager, Works General Manager, Kinuura Works

	June 2001	Director, Works General Manager, Kinuura Works

	April 2003	Managing Director

	Dec. 2006	Representative Director and Managing Director

	April 2007	Representative Director and President (To Present)

Umeo Irie (Jan. 27, 1949)	April 1971	Joined Nisshin	(1) 0
	April 1996	General Manager, Sales Dept.-I, Osaka Branch, Nisshin	(2) 32,000

	June 1999	General Manager, High-Tech & Electrical Appliance Materials Dept., Nisshin	(3) 3,200

	June 2000	General Manager, Housing & Building Materials Sales Dept., Nisshin

	June 2001	Director, General Manager, Steel Sheet Sales Dept., Flat-Rolled & Coated Steel Business Div., Nisshin

	June 2002	Representative Director and President, Nisshin A&C Co., Ltd.

	April 2007	Managing Executive Officer, General Manager, Osaka Branch, Nisshin

	April 2011	Vice-President & Executive Officer, Nisshin

	June 2011	Representative Director and Vice-President & Executive Officer, Nisshin (To Present) <Important position of other organizations concurrently assumed> Director, SANKO METAL INDUSTRIAL CO., LTD.

Yukio Nariyoshi (Sep. 17, 1952)	April 1977	Joined Nisshin	(1) 0
	June 1997	General Manager, Administration Sect., Production & Sales Administration Center, Shunan Works, Nisshin	(2) 42,000

	June 1998	General Manager, Production & Sales Administration Center, Shunan Works, Nisshin	(3) 4,200

	June 1999	General Manager, Stainless Steel Administration Dept., Joint Stainless Steel Business Div., Nisshin

	April 2002	Executive Counselor, Works General Manager, Shunan Works, Joint Stainless Steel Business Div., Nisshin

	June 2003	Executive Officer, Works General Manager, Shunan Works, Nisshin

	April 2005	Executive Officer, General Manager, Technology Administration Dept., Nisshin

	April 2006	Managing Executive Officer, General Manager, Technology Administration Dept., Nisshin

	April 2007	Managing Executive Officer, Nisshin

	April 2008	Adviser, Nisshin

	June 2008	Representative Director and President, Nisshin Koki Co., Ltd.

	April 2009	Managing Executive Officer, Nisshin

	June 2009	Director and Managing Executive Officer, Nisshin

	April 2011	Representative Director and Vice-President & Executive Officer, Nisshin (To Present) <Important position of other organizations concurrently assumed> Director, Acerinox, S.A.

Kenji Minami (Jan. 5, 1950)	April 1974	Joined the Nippon Steel Corporation	(1) 0
	June 1997	General Manager, Flat Products Div., Nippon Steel Corporation Yawata Works	(2) 76,000

	April 2000	General Manager, Production Technology Div., Nippon Steel Corporation Yawata Works	(3) 7,600

	April 2001	Deputy Works General Manager, Nippon Steel Corporation Yawata Works

	April 2003	Executive Counselor, General Manager, Technical Administration & Planning Div., Nippon Steel Corporation

	June 2003	Director, General Manager, Technical Administration & Planning Div., Nippon Steel Corporation

	April 2005	Director, Nippon Steel Corporation Adviser, Nisshin

	June 2005	Managing Executive Officer, Works General Manager, Kure Works, Nisshin

	April 2007	Managing Executive Officer, Works General Manager, Shunan Works, Nisshin

	April 2009	Managing Executive Officer, Nisshin

	June 2009	Director and Managing Executive Officer, Nisshin (To Present)

Kazuhisa Obama (Sep. 16, 1950)	April 1974	Joined Nisshin	(1) 0
	June 1999	General Manager, Human Resources Dept., Nisshin	(2) 62,000

	June 2001	General Manager, General Administration Dept., Nisshin	(3) 6,200

	June 2003	Executive Officer, General Manager, General Administration Dept., Nisshin

	April 2005	Senior Managing Executive Officer, SUN WAVE CORPORATION

	June 2005	Director and Senior Managing Executive Officer, SUN WAVE CORPORATION

	June 2007	Managing Director, SUN WAVE CORPORATION

	April 2008	Director, SUN WAVE CORPORATION Managing Executive Officer, Nisshin

	June 2008	Director and Managing Executive Officer ,Nisshin

	April 2009	Director and Managing Executive Officer & Chief Compliance Officer in charge of corporate ethics, Nisshin (To Present)

Yoshikazu Tsuda (Dec. 27, 1950)	April 1974	Joined Nisshin	(1) 0
	June 1999	General Manager, Corporate Planning Dept., Nisshin	(2) 84,000

	June 2001	General Manager, Finance Dept., Nisshin	(3) 8,400

	June 2003	Executive Officer, General Manager, Finance Dept., Nisshin

	April 2005	Executive Officer, Nisshin

	April 2006	Managing Executive Officer & Chief Financial Officer, Nisshin

	June 2006	Director and Managing Executive Officer & Chief Financial Officer, Nisshin (To Present)

Yukio Uchida (July 21, 1952)	April 1977	Joined Nisshin	(1) 0
	June 2000	General Manager, Steel Products Dept., Steel & Technology Development Laboratories, Nisshin	(2) 35,000

	June 2001	General Manager, Surface Treatment Dept., Steel & Technology Development Laboratories, Nisshin	(3) 3,500

	April 2005	Executive Officer, General Manager, Steel & Technology Development Laboratories, Nisshin

	April 2008	Managing Executive Officer, General Manager, Steel & Technology Development Laboratories, Nisshin

	June 2009	Director and Managing Executive Officer, Nisshin (To Present)

Masahiro Sasaki (Nov. 5, 1956)	April 1981	Joined the Company	(1) 39,000
	March 2004	General Manager, Research Laboratory, Technical Development Dept.	(2) 0

	June 2005	General Manager, Technical Support Dept.	(3) 2,184

	April 2006	General Manager, Marketing & Products Planning Dept.

	Oct. 2007	General Manager, Corporate Planning. Dept. and IR Bureau Chief

	June 2009	Director, General Manager of Corporate Planning Dept. and IR Bureau Chief

	April 2011	Managing Director, General Manager of Corporate Planning Dept. and IR Bureau Chief

	January 2012	Managing Director (To Present)

(Note) There is no notable conflict of interest between each candidate and the Companies and there will not be any notable conflict of interest with the Holding Company.

7.	Matters regarding the Candidates for Auditors of the Holding Company

The candidates for Auditors of the Holding Company are as follows:

Name (Date of Birth)	Brief Personal Record and Position in charge in the Companies and Important position of other organizations concurrently assumed		(1) Number of Shares of the Company Owned (2) Number of Shares of Nisshin Owned (3) Number of Shares of the Holding Company to be allocated
Takashi Sugiyama	April 1965	Joined Nisshin	(1)

	June 1993	General Manager, Finance Dept., Nisshin	(2) 92,000

(Nov. 27, 1940)	June 1997	Director, General Manager, Finance Dept., Nisshin	(3) 9,200

	June 1999	Director, Nisshin

	April 2000	Managing Director, Nisshin

	June 2002	Managing Director & Chief Financial Officer, Nisshin

	June 2003	Director and Senior Managing Executive Officer & Chief Financial Officer, Nisshin

	April 2004	Director, Nisshin

	June2004	Standing Auditor(full-time), Nisshin (To Present)

Koichi Muraoka	April 1980	Joined the Company	(1) 8,000

	April 2002	General Manager, General Affairs Dept. Kinuura Works	(2) 0
(Oct. 29, 1955)			(3) 448

	April 2008	General Manager, Finance Dept.

	July 2009	Senior General Manager, Finance Dept.

	May 2011	Senior General Manager, Assistant to President

	June 2011	Auditor (full-time) (To Present)

Yukihiro Ito	April 1978	Joined The Sanwa Bank, Ltd.	(1) 0

	May 1999	General Manager, Asakusa Branch, The Sanwa Bank, Ltd.	(2)11,000

(Feb. 3, 1954)	May 2002	General Manager, Ginza Branch and Ginza Corporate Sales I Dept., UFJ Bank Ltd.	(3) 1,100

	May 2004	General Manager, Corporate Dept. (Tokyo), UFJ Bank Ltd.

	Dec 2004	General Manager, Corporate Dept. (Tokyo) and General Manager of Small & Medium Sized Dept., UFJ Bank Ltd.

	May 2005	Executive Officer, General Manager of Corporate Dept. (Tokyo) and General Manager of Small & Medium Sized Dept., UFJ Bank Ltd.

	July 2005	Executive Officer, General Manager of Corporate Business Planning Dept. and General Manager of Corporate Dept., UFJ Bank Ltd.

Oct 2005

Executive Officer, General Manager, Corporate

Division II, Mitsubishi UFJ Financial Group, Inc.

Executive Officer, General Manager of Corporate Business Planning Dept. and General Manager of Corporate Dept., UFJ Bank, Ltd.

	Jan 2006	Executive Officer, General Manager, Corporate Division II, Mitsubishi UFJ Financial Group, Inc.

Executive Officer, General Manager, Corporate Planning Division II, The Bank of Tokyo-Mitsubishi UFJ, Ltd.

	June 2006	Managing Director, Deputy Head, Corporate Business Division, MU Frontier Servicer Co., Ltd.,

	Nov 2006	Managing Director, Deputy Head of Sales Promotion Division and Deputy Head of Corporate Business Division, MU Frontier Service Co., Ltd.

	June 2008	Managing Director, Head, Structured Finance Division, MU Frontier Service Co., Ltd.

	May 2009	Managing Director, Deputy Head, Finance Business Division, MU Frontier Service Co., Ltd.

	June 2009	Outside Auditor (full-time), Nisshin (To Present)

Yoichiro Yamakawa	April 1966	Admitted to the bar	(1) 0

(July 21, 1941)	April 1979	Partner, Attorney-at-Law, Koga, Yoshikawa, Yamakawa & Nakagawa (currently, Koga & Partners) (To Present)	(2) 0

	Sept. 1991	Visiting Professor, University of Michigan Law School	(3) 0

	Oct. 1992	Retired as Visiting Professor, University of Michigan Law School

	June 2001	Outside Director, Sumitomo Mitsui Banking Corporation

	Dec. 2002	Retired as Outside Director, Sumitomo Mitsui Banking Corporation Outside Director, Sumitomo Mitsui Financial Group, Inc.

	June 2005	Outside Director, Sumitomo Mitsui Banking Corporation

	July 2005	Outside Director, Dai-ichi Mutual Life Insurance Company

	June 2006	Outside Auditor, Nisshin (To present)

	June 2008	Outside Auditor, Daio Paper Corporation (To present)

	June 2009	Retired as Outside Director, Sumitomo Mitsui Banking Corporation Retired as Outside Director, Sumitomo Mitsui Financial Group, Inc. Retired as Outside Director, Dai-ichi Mutual Life Insurance Company

June 2010

Outside Auditor, Renesas Electronics Corporation (To Present)

<Important position of other organization concurrently assumed>

Partner, Attorney-at-Law, Koga & Partners

Outside Auditor, Daio Paper Corporation

Outside Auditor, Renesas Electronics Corporation

Makoto Haya	April 1968	Joined Fuji Iron & Steel Co., Ltd.	(1) 0

(October 13, 1945)	June 1991	General Manager, Administration and Planning Div., New Material Division, Nippon Steel Corporation	(2) 0

	June 1995	General Manager, Machinery and Materials Div., Nippon Steel Corporation	(3) 0

	April 1997	Executive Counselor and General Manager, Personnel & Labor Relations Div., Nippon Steel Corporation

	June 1997	Director, General Manager, Personnel & Labor Relation Div., Nippon Steel Corporation

	April 2001	Managing Director, Nippon Steel Corporation

	April 2003	Managing Director, Deputy Director, Engineering Divisions Group, Nippon Steel Corporation

	April 2005	Representative Director and Executive Vice-President, Director, Engineering Divisions Group, Nippon Steel Corporation

	July 2006	Representative Director and President, Nippon Steel Engineering Co., Ltd.

	April 2011	Director and Senior Adviser, Nippon Steel Engineering Co., Ltd. (To Present)

(Note)

1.	There is no notable conflict of interest between each candidate and the Companies and there will not be any notable conflict of interest with the Holding Company.
2.	Mr. Yukihiro Ito, Mr. Yoichiro Yamakawa and Mr. Makoto Haya are candidates for outside auditor. The Holding Company is planning to file these 3 people as independent officers with Tokyo Stock Exchange, Inc.
3.	Mr. Yukihiro Ito is s a candidate for outside auditor to due to the fact that he will be able to make use of his rich experience and extensive knowledge in finance which he gained while working for financial institutions and his keen insight as executive in auditing.
4.	Mr. Yoichiro Yamakawa is a candidate for outside auditor due to the fact that he possesses high-level professional knowledge and keen insight as an attorney and rich experience which he gained during his time as outside director and outside auditor in other companies in the past and in order to have him make use of such professional knowledge, etc. in auditing. Although Mr. Yamakawa has never been involved in corporate management in the past other than by way of outside director or outside auditor, the Company has determined that he would be able to appropriately perform his duties as outside auditor for the reasons mentioned above.
5.	During the time when Mr. Yoichiro Yamakawa was the auditor (outside auditor) at the Nisshin, the Amagasaki Works of the Nissshin had its JIS (Japanese Industrial Standards) certificate relating to the stainless steel pipe revoked. During the time when Mr. Yamakawa was the auditor (outside auditor) of Daio Paper Corporation, the former chairman and representative director of Daio Paper Corporation has been indicted for violation of Companies Act (aggravated breach of trust) involving the consolidated subsidiaries of Daio Paper Corporation. Mr. Yamakawa has always made statements and has given warnings at meetings of board of directors of the Company and Daio Paper Corporation, etc. on the importance of compliance with laws and regulations and its thorough enforcement from time to time. After the above facts were discovered, Mr. Yamakawa actively made comments on thorough investigations of facts and causes and on preventive measures to be taken by the Nisshin and Daio Paper Corporation.
6.	Mr. Makoto Haya is a candidate for outside auditor due to the fact that he will be able to make use of his rich experience and extensive knowledge on steel business, which he accumulated while he was working for Nippon Steel Corporation and Nippon Steel Engineering Co., Ltd., and his keen insight as corporate executive in auditing.

8. Matters regarding the Candidate for Accounting Auditor of the Holding Company

The candidates for accounting auditor of the Holding Company is as follows

Name	Ernst & Young ShinNihon LLC

Address of principal offices	Hibiya Kokusai Building, 2-2-3 Uchisaiwai-cho, Chiyoda-ku, Tokyo

History	April 2000	Ota Showa Kansa Hojin and Century Kansa Hojin merge, establishing Kansa Hojin Ota Showa Century

	July 2001	Kansa Hojin Ota Showa Century changes its name to Shin Nihon Kansa Hojin

	July 2005	Merged with Kansa Hojin Taisei-Kaikeisha

	July 2008	Name changed to Ernst & Young ShinNihon LLC in accordance with a change of the audit firm type

(Note) Ernst & Young ShinNihon LLC received from the Nisshin an advisory fee (34,987,000 yen) for its work relating to the International Financial Reporting Standards (IFRS) for the past 2 years. Ernst & Young ShinNihon LLC also received from the subsidiaries of the Nisshin advisory fee s(15,000,000 yen) for the work such as advice on financial reporting for the past 2 years and will receive 7,500,000 yen for the same work to be conducted hereafter.

Proposal No.2: Partial Amendments to the Articles of Incorporation

1.	Reason for Amendments

Due to the fact that the number of Company’s shareholder will become one shareholder, “Nisshin Steel Holdings Co., Ltd.”, when Proposal No.1 “Establishment of wholly-owning Parent Company by way of Share Transfer” is approved and “Nisshin Steel Holdings Co., Ltd.” is established on October 1, 2012 (scheduled), the provision regarding the record date of annual general meeting of shareholders set forth in Article 12(1) of the current Articles of Incorporation will no longer be necessary. Therefore, the record date system for annual general meeting of shareholders shall be abolished and the Articles of Incorporation shall be amended by deleting Article 12 (Record Date) of the current Articles of Incorporation.

The approval of this Proposal No. 2 shall be subject to the approval of Proposal No.1.

2.	Proposed Amendments to Articles of Incorporation

(Amended portions are underlined.)

Current Articles of Incorporation	Proposed Amendments

(Record Date)

Article 12.

(1)The Company shall have the shareholders, who are recorded on the shareholder register as of the last day of March of each year, be the shareholders who may exercise their rights at the annual general meeting of shareholders of such fiscal year.

(2) In addition to the provision of the preceding paragraph, if necessary, the Company may, by resolution of the Board of Directors, give a public notice in advance and temporarily prescribe the record date.

(Record Date) Article 12. If necessary, the Company may, by resolution of the Board of Directors, give a public notice in advance and prescribe the record date.

Proposal No.3: Appointment of Nine (9) Directors

The terms of office of all nine (9) Directors will expire at the closing of this Annual General Meeting of Shareholders. Therefore, the election of nine (9) Directors is requested.

The candidates for directors are as follows:

No.	Name (Date of Birth)	Brief Personal Record, Position and Matters in charge in the Company and Important position of other organizations concurrently assumed		Number of Shares of the Company Owned
1	Hiroshi Yoshimura (Feb. 14, 1948)	April 1970 April 1995	Joined the Company General Manager, Production Administration Dept., Kinuura Works, Production Headquarters	135,000

		June 1999	Works General Manager, Sagamihara Works

		Oct. 1999	Senior General Manager, Works General Manager, Sagamihara Works

		April 2001	Senior General Manager, Works General Manager, Kinuura Works

		June 2001	Director , Works General Manager, Kinuura Works

		April 2003	Managing Director

		Dec. 2006	Representative Director and Managing Director

		April 2007	Representative Director and President (To Present)

2	Junichiro Yoshikawa (Feb. 2, 1950)	April 1972 Mar. 2004 April 2004 June 2005 June 2007 April 2008	Jointed the Company General Manager, Finance Department Senior General Manager, Finance Department Director, General Manager of Finance Department Managing Director, General Manager of Finance Department Managing Director (To Present)	90,000

3	Kenichiro Takase (Jan. 28, 1950)	April 1975 April 2002 Mar. 2004 Jan. 2005 April 2006 April 2007 Jun. 2007 April 2008 Mar. 2009 Jan. 2012

Jointed the Company

General Manager Production Administration Dept., Kinuura Works

Deputy Works Manager of Kinuura Works and General Manager of Production Administration Dept.

Senior General Manager, New Development on Kinuura Works Dept.

Senior General Manager, Buildup of Corporate group’s production Dept.

Senior General Manager and Works General Manager of Kinuura Works

Director, Works General Manager of Kinuura Works

Managing Director ,General Manager of Production Headquarters and Works General Manager, Kinuura Works

Managing Director, General Manager of Production Headquarters

Managing Director ,General Manager of Production Headquarters and Works General Manager, Kinuura Works

(To Present)

				52,000

4	Kohei Komori (July 28, 1955)	April 1978 April 2003 Mar. 2004 Jun. 2007 April 2010 Jan. 2011 April 2011 Jan. 2012	Jointed the Company General Manager, Sales Administration Dept. General Manager, General of Purchasing Dept. Director, General Manager of Purchasing Dept. Managing Director, General Manager Purchasing Dept. Managing Director, General Manager of Purchasing Department and Overseas Business Dept. Managing Director , General Manager of Overseas Business Dept. and Sales Headquarters Managing Director, General Manager of Overseas Sales Headquarters (To Present)	52,020

5	Masahiro Sasaki (Nov. 5, 1956)	April 1981 Mar. 2004 June 2005 April 2006 Oct. 2007 June 2009 April 2011 Jan. 2012	Joined the Company General Manager, Research Laboratory, Technical Development General Manager, Technical Support Dept. General Manager, Marketing & Products Planning Dept. General Manager of Corporate Planning Dept. and IR Bureau Chief Director, General Manager of Corporate Planning Dept. and IR Bureau Chief Managing Director, General Manager of Corporate Planning Dept. and IR Bureau Chief Managing Director (To Present)	39,000

6	Yasuhiro Habara (Dec. 27, 1954)	April 1980 April 2006 Feb. 2007 April 2007 Jun. 2007 Sep. 2008 Mar. 2009 April 2011

Jointed the Company

Deputy General Manager of Research & Development Division and General Manager of Products Development Dept.

General Manager, Research & Development Division and Research Laboratory and Products Development Dept.

General Manager, Research & Development Division and Research Laboratory

Director, General Manager of Research & Development Division and Research Laboratory

Director, General Manager of Research & Development Division and Deputy Works General Manager of Kinuura Works

Director,Works General Manager of Kinuura Works

Director, General Manager of Research & Development Division

(To Present)

				63,000

7	Toshihiko Shimada (June 19, 1958)	April 1981 Mar. 2004 April 2006 April 2008 Jun. 2009 April 2010 Oct. 2010 April 2011 May 2012

Jointed the Company

General Manager, Export Department

General Manager, Hotrolled & Coldrolled Products Sles Dept.

Deputy General Manager of Sales Headquaters and General Manager of Hotrolled & Coldrolled Products Sales Dept.

Director, Deputy General Manager of Sales Headquaters and General Manager of Hotrolled, Coldrolled Products Sales Dept.

Director, General Manager of Sales Headquaters and General Manager of Hotrolled,Coldrolled Products & Building Material Products Sales Dept.

Director, General Manager of Sales Headquarters

Director, General Manager General Affairs & Personnel Dept. and Compliance Bureau Chief

Director, Deputy General Manager of Domestic Sales Headquarters and General Manager of Osaka Branch

(To Present)

				18,000

8	Yoshiaki Nanbo (Jan. 3, 1959)	April 1981 Oct. 2007 Mar 2009 Aug. 2009 Oct. 2010 April 2011 Jun. 2011 Jan. 2012 May 2012	Jointed the Company General Manager, Marketing & Products Planning Dept. Deputy Works General Manager ,Kinuura Works General Manager General Affairs & Personnel Department and Compliance Bureau Chief General Manager of General Affairs & Personnel Dept. and Deputy Works General Manager of Kinuura Works Works General Manager, Kinuura Works Director, Works General Manager of Kinuura Works Director, General Manager of Domestic Sales and Headquarters and General Manager of Hotrolled, Coldrolled Products Sales Dept. Director, General Manager Of Domestic Sales Headquarters (To Present)	15,000

9	Yasushi Ikeda	Mar. 1970	Graduated from the University of Tokyo, Faculty of Law	0

	(April 18, 1946)	April 1972	Admitted to the Bar

Joined the law firm Miyake & Imai

		April 1977	Partner of the Law Firm Miyake, Imai & Ikeda (To Present)

		May 1984	Deputy Preservation Administrator, Corporate Reorganization of “Osawa Shoukai”

		Mar. 1997	Preservation Administrator, Corporate Reorganization of “Kyotaru”

		Jun. 2001	Outside Auditor of Kadokawa Group Holdings, Inc.

		Mar. 2002	Director , The Japanese Association for Business Recovery (To Present)

		April 2003	Managing Director ,The Japanese Association of Turnaround Professionals

		Jun. 2007	Director of the Company (To present)

Outside Director of Sony Financial Holdings, Inc. (To present)

		Jun. 2009	Outside corporate Auditor of Mitsubishi UFJ Financial Group, Inc. (To present)

		Oct. 2009	Senior Director , The Japanese Association of Turnaround Professionals (To present)

(To Present)

<Important position of other organizations concurrently assumed>

Partner of the Law Firm Miyake, Imai & Ikeda

Outside Auditor, Kadokawa Group Holdings, Inc.

Outside Director , Sony Financial Holdings, Inc.

Outside Auditor, Mitsubishi UFJ Financial Group, Inc

Director, The Japanese Association for Business Recovery

Managing Director, The Japanese Association of Turnaround Professionals

Notes 1. There is no notable conflict of interest between the Company and the said candidates.

2.	Mr. Yasushi Ikeda is a candidate for outside director.

(1)	The reason for Mr. Ikeda becoming a candidate for outside director is that we have determined that his professional knowledge and experience as an attorney will be useful for, among others, further strengthening the corporate governance of the Company by making suggestions to overall management of the Company.

(2)	The term of office of Mr. Ikeda as outside director is five (5) years as of the closing of this Annual General Meeting of Shareholders.

(3)	In order to invite qualified personnel as outside director, Article 31, Item 2 of the Articles of Incorporation stipulates that the Company may enter into a contract with outside directors under which the liabilities of such outside directors shall be limited to a certain extent. Under the said contract, the amount of liabilities of outside directors is either five (5) million yen or a minimum amount specified in laws and regulation, whichever is higher.

(4)	Mr. Ikeda is filed as an independent director with Tokyo Stock Exchange, Inc.

Proposal No.4: Appointment of Two (2) Auditors

Out of three (3) Auditors, the terms of office of Full-time Auditor Kunio Takahashi and Auditor Kunimasa Igarashi will expire at the closing of this Annal General Meeting of Shareholders. Therefore, the election of two (2) Auditors is requested. The consent from the Board of Auditors has been obtained with regard to the submission of this proposal.

The candidates for corporate auditors are as follows:

No.	Name (Date of Birth)	Brief Personal Record and Position in charge in the Company and Important position of other organizations concurrently assumed		Number of Shares of the Company Owned
1	Kunio Takahashi	April 1975	Jointed The Daiwa Bank, Ltd.	0

	(Nov. 22, 1951)	May 2002	General Manager, Public Affairs Dept., The Daiwa Bank, Ltd.

		Jan. 2003	General Manager, Public Affairs Dept. (Osaka), The Daiwa Bank, Ltd.

		Mar. 2003	General Manager, Public Affairs Dept. (Osaka), The Risona Bank, Ltd.

		Jun. 2003	Executive Officer, General Manager, Public Affairs Dept. (Osaka), The Risona Bank, Ltd.

		Oct. 2003	Executive Officer, General Manager, Sales Dept. (Osaka), The Risona Bank, Ltd.

		April 2004	Full Time Auditor, The Saitama Risona Bank, Ltd.

		Jun. 2005	Full Time Auditor, The Kinki Osaka Bank, Ltd.

		Jun. 2010	Auditor of the Company (full-time) (To Present)

2	Kunimasa Igarashi	April 1988	Professor, College of Commerce, Nihon University (To present)	0

	(July 10, 1949)	Dec. 1995	PhD from Hitotsubashi University (Commerce)

		Aug. 2002	Lecturer, National Tax College (To present)

		Jun. 2003	Lecturer, The Japan Industrial Management & Accounting Institute

		May 2005	Councillor, The Japan Industrial Management & Accounting Institute (To present)

		May 2007	Member, Independent Committee of the Company

		Jun. 2008	Auditor of the Company

Jun. 2011

Outside Auditor, Mos Food Services, Inc.

(To Present)

<Important position of other organizations concurrently assumed>

Professor, Nihon University College of Commerce

Outside Auditor, MOS FOOD SERVICES, INC.

Notes	1. There is no notable conflict of interest between the Company and the said candidates.

2.	Mr. Kunio Takahashi and Mr. Kunimasa Igarashi are candidates for outside auditors.

3.	The reasons why they became candidates for outside auditor, etc.

(1)	The Company requested Mr. Kunio Takahashi to become outside auditor was to have him make use of his extensive experience and keen insight which he gained while he was working for financial institution in the auditing of the Company.

The term of office of Mr. Takahashi as outside auditor of the Company is two (2) years as of the closing of this Annual General Meeting of Shareholders.

(2)	Even though he has never been directly involved in corporate business, the Company requested Mr. Kunimasa Takahashi to become outside auditor in order to have him make use of his advanced academic knowledge and experience relating to accounting and business studies in the auditing of the Company. Mr. Takahashi is a member of independent committee which is established to properly implement the measures against large-scale buyouts of share certificates of the Company (anti-takeover measures) (which is established on May 22, 2007), and the Company has paid remuneration to Mr. Takahashi for such work.

The term of office of Mr. Takahashi as outside auditor is four (4) years as of the closing of this Annual General Meeting of Shareholders.

4.	In order to invite qualified personnel as outside auditor, Article 41, Paragraph 2 of the Articles of Incorporation stipulates that the Company may enter into the contract with outside auditors under which the liabilities of such outside auditors shall be limited to a certain extent. Under the said contract, the amount of liabilities of outside auditors is either five (5) million yen or a minimum amount specified in laws and regulation, whichever is higher. The Company has entered into such contract on limitation of liability with both Mr. Takahashi and Mr. Igarashi.

Proposal No.5: Appointment of One (1) Alternative Auditor

Under Article 329, Paragraph 2 of the Companies Act, the appointment of one (1) alternative auditor in advance is requested in case of any vacancy which will results in a shortage in the number of auditors as prescribed in the laws and regulations. The effect of this resolution continues until the next Annual General Meeting of Shareholders.

The consent from the Board of Auditors has been obtained with regard to the submission of this proposal.

The candidate for alternative auditor is as follows:

No.	Name (Date of Birth)	Brief Personal Record and Position in charge in the Company and Important position of other organizations concurrently assumed		Number of Shares of the Company Owned
1	Masaharu Nagashima	Mar. 1974	Graduated from Hitotsubashi University, Department of Economics	0

	(Nov. 9, 1949)	April 1981	Joined the Law Firm Hatakeyama Kunishige. Admitted to the Bar.

		Jan 1999	Director, Nagashima & Kagio Law Office (To present)

		Feb. 2007	Chairman ,The Taxation Committee, The Japan Federation of Bar Associations

		Jun. 2009	Vice Chairman ,the Taxation Committee, The Japan Federation of Bar Associations

		Dec. 2010	Member ,Independent Commission ,Nihon Nohyaku, Ltd. (To present)

Jun. 2011

Chairman, The Taxation Committee, The Japan Federation of Bar Associations (To present)

(To Present)

<Important position of other organizations concurrently assumed>

Director, Nagashima & Kagio Law Office

Member, Independent Commission ,Nihon Nohyaku, Ltd.

Notes	1. There is no notable special conflict of interest between the Company and the said candidate.

2.	Mr. Masaharu Nagashima is a candidate for alternative outside auditor.

3.	Even though he has never been directly involved in corporate business, the Company requested Mr. Masaharu Nagashima to become alternative outside auditor because the Company determined that he can make use of his rich experience and his advanced knowledge as an attorney in the auditing of the Company.

4.	In order to invite qualified personnel as outside auditor, Article 41, Item 2 of the Articles of Incorporation stipulates that the Company may enter into a contract with outside auditors under which the liabilities of such outside auditors shall be limited to a certain extent. Under the said contract, the amount of liabilities of outside corporate auditors is either five (5) million yen or a minimum amount specified in laws and regulation, whichever is higher. The Company is planning to enter into the said contract on limitation of liability with Mr. Nagashima in case he assumes the position of outside auditor.

End

Share Transfer Plan (Copy)

Nisshin Steel Co., Ltd. (“Nisshin”) and Nippon Metal Industry Co., Ltd. (“Nikkinko”) have agreed to conduct a share transfer by way of a joint share transfer and therefore, the two companies will jointly prepare this Share Transfer Plan (this “Plan”) as follows:

Article 1. Share Transfer

In accordance with the provisions of this Plan, Nisshin and Nikkinko will, on the Incorporation Date (as defined in Article 6; hereinafter the same) of wholly-owning parent company (the “Parent Company”) established by way of a share transfer, conduct a share transfer that enables the Parent Company to acquire all of the issued shares of Nisshin and Nikkinko by way of a joint share transfer (the “Share Transfer”).

Article 2. Purpose, Trade Name, Head Office Address, Total Number of Authorized Shares by the Parent Company and Other Matters to be set forth in the Articles of Incorporation

2.1	The purpose, trade name, head office address, and total number of authorized shares are as follows:

(1)	Purpose:	As indicated in Article 2 of the Articles of Incorporation attached hereto as Exhibit

(2)	Trade Name:	The trade name is “Nisshin Seiko Horudingusu Kabushiki Kaisha”, and is expressed in English as “Nisshin Steel Holdings Co., Ltd.”

(3)	Head Office Address:	Chiyoda-ku, Tokyo

(4)	Total Number of Authorized Shares:	430,000,000 shares

2.2	In addition to those provided in the preceding paragraph matters to be set forth in the Article of Incorporation of the Parent company are as indicated in the Articles of Incorporation attached hereto as Exhibit .

Article 3. Names of Directors, Names of Auditors and Name of the Accounting Auditor at the Time of Establishment of the Parent Company

3.1	The names of directors, names of auditors and name of the accounting auditor at the time of establishment of the Parent Company are as follows:

(1)	Directors at the time of establishment of the Parent Company:

Hideo Suzuki

Toshinori Miki

Hiroshi Yoshimura

Umeo Irie

Yukio Nariyoshi

Kenji Minami

Kazuhisa Obama

Yoshikazu Tsuda

Yukio Uchida

Masahiro Sasaki

(2)	Auditors at the time of establishment of the Parent Company:

Takashi Sugiyama

Koichi Muraoka

Yukihiro Ito

Yoichiro Yamakawa

Makoto Haya

(3)	Accounting auditor at the time of establishment of the Parent Company:

Ernst & Young ShinNihon LLC

Article 4. Shares to be Delivered by the Parent Company upon Share Transfer and Allocation Thereof

4.1	The Parent Company will, upon Share Transfer, deliver to shareholders of Nisshin and Nikkinko, a total number of shares of common stock of the Parent Company that is equal to: (1) the total number of shares issued by Nisshin as of the date preceding the Incorporation Date of the Parent Company multiplied by 0.1; and (2) the total number of shares issued by Nikkinko as of the date preceding the Incorporation Date of the Parent Company multiplied by 0.056, in exchange for the shares of common stock owned by each.

4.2

The Parent Company will, upon Share Transfer, allocate to shareholders of Nisshin and Nikkinko indicated or recorded in the final shareholder registries of Nisshin and Nikkinko respectively as of the date preceding the Incorporation Date of the Parent Company (provided that, with respect to any shareholders of Nisshin or Nikkinko demanding the purchase of shares held by such shareholders in accordance with Article 806 of the Companies Act, Nisshin will be deemed to be indicated or recorded in its final shareholder registry as shareholders of such shares of Nisshin in place of such shareholders, and Nikkinko will be deemed to be indicated or recorded in its final shareholder registry as shareholders of such shares of Nisshin or Nikkinko in place of such shareholders) the common stock of the Parent Company prescribed in the preceding paragraph in exchange for the common stock of Nisshin or Nikkinko held by such shareholders as follows:

(1)	For the shareholders of Nisshin, 0.1 share of common stock of the Parent Company to one share of common stock of Nisshin owned by its shareholders; and

(2)	For the shareholders of Nikkinko, 0.056 shares of common stock of the Parent Company to one share of common stock of Nikkinko owned by its shareholders.

If there is any share which is less than one whole share in the shares of common stock of the Parent Company to be delivered to shareholders of Nisshin or Nikkinko, such fraction of share will be handled in accordance with Article 234 of the Companies Act and other related laws and regulations.

4.3	The number of shares constituting one unit of the Parent Company will be 100 shares.

Article 5. Capital and Reserve, etc. at the Time of Establishment of the Parent Company

The amounts of stated capital and reserves as of the establishment of the Parent Company are as follows:

(1) Stated Capital:	JPY 30,000,000,000

(2) Capital Reserve:	JPY 7,500,000,000

(3) Earned Reserve:	JPY 0

Article 6. Incorporation Date of the Parent Company

The date when the incorporation of the Parent Company must be registered (“Incorporation of the Parent Company”) is October 1, 2012. However, such date may be changed through consultation between Nisshin and Nikkinko if such change is necessary with respect to the procedures of the Share Transfer or for other reasons.

Article 7. General Meeting of Shareholders for Approval of this Plan

7.1	Nisshin will convene a General Meeting of Shareholders on June 26, 2012 and seek a resolution for approval of this Plan and matters necessary for the Share Transfer.

7.2	Nikkinko will convene a General Meeting of Shareholders on June 26, 2012 and seek a resolution for approval of this Plan and matters necessary for the Share Transfer.

7.3	Nisshin and Nikkinko may change the dates of the general meetings of shareholders set forth in the preceding two paragraphs through consultation between Nisshin and Nikkinko if such change is necessary with respect to the procedures of the Share Transfer or for other reasons.

Article 8. Listing of Shares

The shares of common stock issued by the Parent Company are scheduled to be listed on Tokyo Stock Exchange, Inc. on the Incorporation Date of the Parent Company.

Article 9. Transfer Agent

The services as a transfer agent of the Parent Company and other services with respect to the Parent Company’s shares and share options will be entrusted to Mitsubishi UFJ Trust and Banking Corporation.

Article 10. Duty of Care

During the period after the preparation of this Plan and until the Incorporation Date of the Parent Company, Nisshin and Nikkinko will conduct their respective businesses and manage and operate their assets with the care of good manager, and will cause their respective subsidiaries to conduct their businesses and manage and operate their assets with the care of good manager. Nisshin and Nikkinko must consult and reach an agreement on matters having any material effect on the assets and rights and obligations of each party or the assets, rights and obligations of subsidiaries prior to taking such actions, or causing their subsidiaries to take such actions.

Article 11. Effectiveness of this Plan

This Plan shall become null and void if a resolution for approval of this Plan fails to pass at either party’s General Meeting of Shareholders provided for in Article 7 or if approval, etc. of relevant government ministries and agencies, etc. required under laws and regulations cannot be obtained.

Article 12. Change of Circumstances

If any material change occurs to the status of the assets or management of Nisshin or Nikkinko, or if any circumstance occurs which will be a material obstacle to the consummation of the Share Transfer or if the achievement of the purpose of this Plan otherwise becomes difficult during the period after the preparation of this Plan and until the Incorporation Date of the Parent Company, Nisshin and Nikkinko may, through mutual consultation between them, change the terms of the Share Transfer or the content of this Plan or discontinue this Plan.

Article 13. Consultation

Matters not provided in this Plan and other matters necessary for the Share Transfer will be separately determined through mutual consultation between Nisshin and Nikkinko in accordance with the purpose of this Plan.

IN WITNESS WHEREOF, this Plan is prepared in duplicate, with Nisshin and Nikkinko each printing its name, affixing its seal and retaining one (1) counterpart.

April 27, 2012

Nisshin:	Nisshin Steel Co., Ltd.

          4-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo

          Toshinori Miki                            [seal]

          Representative Director and President

Nikkinko:	Nippon Metal Industry Co., Ltd.

          2-6, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo

          Hiroshi Yoshimura                    [seal]

          Representative Director and President

(EXHIBIT )

ARTICLES OF INCORPORATION

CHAPTER I GENERAL PROVISIONS

Article 1 (Trade Name)

The name of the Company shall be Nisshin Seiko Horudingusu Kabushiki Kaisha; which shall be expressed in English as Nisshin Steel Holdings Co., Ltd.

Article 2 (Purposes)

1.	The purposes of the Company shall be to control and manage the business activities of domestic and foreign companies that undertake the following business, through the holding of shares or other equity interest in such companies:

(1)	Manufacturing ,processing and marketing of steel

(2)	Manufacturing, processing and marketing of nonferrous metals and ferroalloy

(3)	Manufacturing, processing and marketing of non-metal products

(4)	Designing, construction, supervision and undertaking of various types of construction work

(5)	Manufacturing, processing and marketing of construction materials

(6)	Designing,manufacturing,installation,maintenance,repair,marketing and leasing of metal processing machines, machine tools, conveyers, waste processing machines industrial machine and appliance, electric machine and appliance, precision machine and appliance, and office equipment

(7)	Designing, manufacturing, installation ,maintenance and repair of iron and steel manufacturing plants

(8)	Development and marketing of data processing and telecommunication system and rendering of data processing service

(9)	Disposal and recycling of waste

(10)	Trade, leasing and management of real estates and management of sports facilities

(11)	Engineering, consulting and marketing of technology and know-how relating to any of the above subparagraphs

(12)	Any business incidental or relating to any of the above subparagraphs

2.	The Company may carry out any business mentioned in the preceding paragraph.

Article 3 (Location of the Head Office)

The Company shall have its head office in Chiyoda-ku, Tokyo.

Article 4 (Organs)

In addition to the general meeting of shareholders and directors, the Company shall have the following organs:

(1)	Board of Directors

(2)	Auditors

(3)	Board of Auditors

(4)	Accounting Auditor

Article 5 (Method of Public Notice)

Public notices of the Company shall be by electronic public notice; provided, however, that in the event that electronic public notice is not possible due to a breakdown or other unavoidable reasons, public notice shall be made by publishing such notice on Nihon Keizai Shimbun.

CHAPTER II SHARES

Article 6 (Total Number of Authorized Shares)

The total number of authorized shares of the Company shall be 430,000,000 shares.

Article 7 (Number of Shares Constituting One Unit)

The number of shares constituting one unit of shares of the Company shall be one hundred (100) shares.

Article 8 (Rights regarding Less-than-one-unit Shares)

Shareholders of the Company may not exercise any rights other than the rights listed below with respect to less-than-one-unit shares held by them:

(1)	Right set forth in each item of Article189, Paragraph 2 of the Companies Act

(2)	Right to receive allocation of shares for subscription in proportion to the shares held by such shareholder and right to receive the right to subscribe for new shares

(3)	Right to make a request as provided in Article 9

Article 9 (Request for Purchase of Less-than-one-unit Shares)

Shareholder with less-than-one-unit shares of the Company may, as provided in the Share Handling Regulations, make a request to the Company to sell him/her the number of shares which together with such shareholder’s less-than-one-unit shares will constitute one whole unit.

Article 10 (Transfer Agent)

1.	The Company shall appoint a transfer agent.

2.	The transfer agent and its administration office shall be determined by a resolution of the Board of Directors and shall be publicly announced.

3.	The work relating to preparation and custody of Company’s shareholder registry and registry of right to receive new shares and other work relating to the shareholder registry and the registry of right to receive new shares shall be entrusted to the transfer agent and shall not be conducted by the Company.

Article 11 (Share Handling Regulations)

In addition to laws and regulations and these Articles of Incorporation, any matters concerning the shares of the Company shall be subject to the Share Handling Regulations prescribed by the Board of Directors.

CHAPTER III GENERAL MEETING OF SHAREHOLDERS

Article 12 (Convocation)

Annual general meeting of shareholders shall be convened in June of each year and extraordinary general meeting of shareholders shall be convened whenever necessary.

Article 13 (Record Date for Annual General Meetings of Shareholders)

The record date for voting rights exercisable at annual general meeting of shareholders of the Company shall be March 31 of each year.

Article 14 (Person with Authority to Convene and Chairman)

1.	The President shall convene and act as chairman at a general meeting of shareholders.

2.	If the President is unable to convene and preside over a general meeting of shareholders, another director, who is selected in accordance with the order of priority determined by Board of Directors in advance, shall convene and act as chairman at a general meeting of shareholders.

Article 15 (Disclosure of Reference Materials for General Meetings of Shareholders and Other Information through the Internet and Deemed Provision)

When convening a general meeting of shareholders, the Company shall be deemed to have provided to shareholders any information relating to matters to be stated or indicated in any reference materials for general meeting of shareholders, business reports, financial statements and consolidated financial statements when the Company discloses such information through the Internet in accordance with laws and regulations.

Article 16 (Method of Resolution)

1.	Except as otherwise provided by law, regulation or these Articles of Incorporation, resolutions at a general meeting of shareholders shall be decided by a majority of the voting rights held by the shareholders present thereat who are entitled to exercise their voting rights.

2.	Resolutions listed in Article 309, Paragraph 2 of the Companies Act shall be made by a vote of at least two-thirds of the voting rights held by the shareholders present at the general meeting of shareholders who hold one-third or more of the voting rights held by all shareholders entitled to exercise their voting rights.

Article 17 (Exercise of Voting Rights by Proxy)

1.	A shareholder may exercise his/her voting rights by having one other attending shareholder who has voting rights act as his/her proxy.

2.	In case of the preceding paragraph, a shareholder or his/her proxy shall submit to the Company a document evidencing the appointment of the proxy at each applicable general meeting of shareholders.

CHAPTER IV DIRECTORS AND BOARD OF DIRECTORS

Article 18 (Number of Directors)

The Company shall have no more than 12 directors.

Article 19 (Method of Election)

1.	Directors shall be elected at general meeting of shareholders.

2.	The election of directors shall be by votes of majority of voting rights held by the shareholders present at the general meeting of shareholders who hold more than one-third of the voting rights of all shareholders entitled to exercise their voting rights.

3.	Cumulative voting shall not be used in electing directors by resolution.

Article 20 (Term of Office)

The term of office of a director shall expire at the close of the annual general meeting of shareholders pertaining to the last fiscal year ending within one year after his/her appointment.

Article 21 (Representative Directors and Directors with Executive Title)

1.	The Board of Directors shall, by resolution, elect representative director(s).

2.	The Board of Directors may, by resolution, elect one Chairman and one President.

Article 22 (Notice of Convocation)

1.	Notice of convocation of meeting of the Board of Directors shall be dispatched to each director and auditor no later than four days prior to the date of such meeting; provided, however, that such period may be shortened in case of emergency.

2.	A meeting of the Board of Directors may be convened without performing the procedures for convocation if there are unanimous consents of directors and auditors.

Article 23 (Resolutions of Board of Directors without Holding a Meeting)

The Company may deem a resolution of Board of Directors has been passed if the requirements provided in Article 370 of the Companies Act have been satisfied.

Article 24 (Rules for Board of Directors)

In addition to matters stipulated by laws, regulations and these Articles of Incorporation, matters concerning the Board of Directors shall be stipulated under the Rules for Board of Directors prescribed by the Board of Directors.

Article 25 (Remuneration, etc.)

The remuneration, bonus and other benefits to be provided by the Company as consideration for performance of duties of directors (“Remuneration, etc.”) shall be determined by resolution of general meeting of shareholders.

Article 26 (Exemption of Directors from Liability)

Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of Board of Directors, exempt a director (including person who used to be a director) from his/her liability for damages resulting from his/her non-performance of his/her duties to the extent permitted by law and regulation.

CHAPTER V AUDITORS AND BOARD OF AUDITORS

Article 27 (Number of Auditors)

The Company shall have no more than five auditors.

Article 28 (Method of Election)

1.	Auditors shall be elected at a general meeting of shareholders.

2.	The election of auditors shall be made by majority of voting rights held by the shareholders present at the general meeting of shareholders who hold more than one-third of voting rights of all shareholders entitled to exercise their voting rights.

Article 29 (Term of Office)

1.	The term of office of an auditor shall expire at the close of the annual general meeting of shareholders pertaining to the last fiscal year ending within four years after his/her election.

2.	The term of office of an auditor elected to fill any vacancy created by the resignation of an auditor before expiration of his/her term of office shall expire when the term of office of such auditor who resigned would have otherwise expired.

Article 30 (Full-Time Auditors and Standing Auditors)

1.	The Board of Auditors shall, by resolution, elect full-time auditors.

2.	The Board of Auditors may, by resolution, elect standing auditors.

Article 31 (Notice of Convocation of Board of Auditors)

1.	Notice of convocation of meeting of the Board of Auditors shall be dispatched to each auditor no later than four days prior to the date of such meeting; provided, however, that such period may be shortened in case of emergency.

2.	A meeting of the Board of Auditors may be convened without following the procedures for convocation if there are unanimous consents of auditors.

Article 32 (Rules for Board of Auditors)

In addition to matters stipulated by laws and regulations and these Articles of Incorporation, matters concerning the Board of Auditors shall be stipulated under the Rules for Board of Auditors prescribed by the Board of Auditors.

Article 33 (Remuneration, etc.)

The Remuneration, etc. payable to auditors shall be determined by resolution of a general meeting of shareholders.

Article 34 (Exemption of Auditors from Liability)

Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt an auditors (including person who used to be an auditor) from his/her liability for damages resulting from his/her non-performance of his/her duties to the extent permitted by law and regulation.

CHAPTER VI ACCOUNTING

Article 35 (Fiscal Year)

The fiscal year of the Company shall be the one year commencing on April 1 of each year and ending on March 31 of the following year.

Article 36 (Organ Determining the Distribution of Surplus, etc.)

Except as otherwise provided for by laws and regulations, the Company may determine the matters set forth in each item of Article 459, Paragraph 1 of the Companies Act, such as distribution of surplus or acquisition of its own shares, by a resolution of Board of Directors.

Article 37 (Record Date for Distribution of Surplus)

1.	The record date for the year-end dividends of the Company shall be March 31 of each year.

2.	The record date for the midterm dividends of the Company shall be September 30 of each year.

Article 38 (Expiration of Period for Distribution of Surplus)

In the event that cash dividends have not been received by the recipient within three years after the date on which payment of such dividends had commenced, the Company will be released from its obligation to pay such dividends.

Supplementary Provisions

Article 1 (First Fiscal Year)

Notwithstanding the provisions of Article 35, the first fiscal year of the Company shall be the period from the date of incorporation of the Company until March 31, 2013.

Article 2 (Remuneration, etc. of Initial Directors and Auditors)

Notwithstanding the provisions of Articles 25 and 33, the Remuneration, etc. payable to directors and auditors of the Company after the date of incorporation of the Company until the close of the first annual general meeting of shareholders of the Company shall not exceed 650,000,000 yen per year for directors and shall not exceed 135,000,000 yen per year for auditors.

Article 3 (Deletion of Supplementary Provisions)

These supplementary provisions shall be deleted as of the closing of first annual general meeting of shareholders.

END

REFERENCE DOCUMENTS FOR

GENERAL MEETING OF

SHAREHOLDERS

(Supplement Volume)

Appendix to Proposal No. 1

Matters Regarding Nisshin Steel Co., Ltd. for Fiscal Year Ended March 2012

Business Report for the 132th Period

Consolidated Balance Sheet

Consolidated Statement of Income

Consolidated statement of Changes in Net Assets

Notes to Consolidated Financial Statements

(Reference) Consolidated Statement of Cashflows

Balance Sheet

Statement of Income

Statement of Changes in Net Assets

Notes to Non-consolidated Financial Statements

Transcript of Accounting Auditors’ Audit Report on Consolidated Financial Statements

Transcript of Accounting Auditors’ Audit Report on Non-Consolidated Financial Statements

Transcript of Audit Report from Board of Auditors

Nippon Metal Industry Co., Ltd.

Business Report for the 132nd Period

From April 1, 2011
to March 31, 2012

1. Current Status of the Nisshin Group

(1)	The Progress and Results of the Nisshin Group’s Business Operations

Early in this period Japan suffered from sluggish economic activity due to the effects of the Tohoku Earthquake and Tsunami and shortages of electricity. However, domestic demand, especially in the automotive sector, gradually recovered. Other negative factors, such as record high yen rates and economic downturn in developing countries caused by flooding in Thailand and the European financial crisis, have had an adverse effect on the economy. In addition, though the appreciation of the yen began to calm down toward end of current fiscal year, new concerns arose, such as rising oil prices due to tensions in the Middle East.

For the iron and steel industry, as the prices of raw materials such as iron ore and coal remained high, domestic demand fell into a slump resulting from the Tohoku Earthquake and Tsunami at the beginning of the period. Difficulties in the export sector persisted, as profit deteriorated due to the rising yen and economic sluggishness in Asia. Subsequently automotive production and domestic demand recovered, but the overall economic difficulties mounted with an oversupply of steel in Asia caused higher steel imports from China and South Korea and a general weakening of the steel market.

Against this operating environment, the Nisshin Group put more efforts into promoting detailed efficiency and general cost-cutting measures currently in place, such as augmenting the use of low-cost raw materials, improving production efficiency, and reducing logistics costs. Cost increases that could not be absorbed with our own efforts had to be reflected in sales prices after the situation was diligently explained to customers for their understanding. In addition to improving the on-time delivery rate and working to reduce lead time, the Company is aggressively going forward with projects that will lead to the realization of the management themes listed in the No. 22 Mid-term Consolidated Business Plan. These include developing a company-wide integrated production system that will lead to inventory reduction.

In the stainless steel field, the Company began investigating a business merger with Nippon Metal Industry Co., Ltd. in order to growing ourselves into a top global stainless steel producer by strengthening our business base. The companies have agreed on establishing a holding company via a joint share transfer. Regarding developments in overseas markets, the Company is making steady progress on building and strengthening stainless steel production bases in Asia, as Bahru Stainless SDN. BHD., which was established in Malaysia in cooperation with the Spanish firm Acerinox, S.A., has begun commercial production, and the Chinese firm Ningbo Baoxin Stainless Steel Co., Ltd., which has completed expansion and reinforcement of its facilities in order to improve productivity and quality competitiveness.

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In the surface treatment field, as part of the Company’s plan to secure monthly production of 100,000 tons of highly corrosion-resistant hot-dipped steel sheet (ZAM), the Ichikawa Works has begun commercial production of ZAM after the modification of one of its existing coating lines. This means that the Company now has three production centers for ZAM — Toyo, Sakai, and Ichikawa. In addition to improving its productive capacity, the Company has created a product supply system that can meet customer needs in a more timely fashion, and will work to further sales of ZAM. Also, in an effort to create an optimum company-wide production system for building materials, coated steel sheet production that of the group company Nisshin A&C Co., Ltd. has been consolidated at the Ishikawa Works. In the steel roof and wall market, the Company is working to create new demand by, for example, introducing new functional products and jointly developing new products with customers on a group-wide basis.

In the special steel field, a ladle furnace will be built at the Kure Works to enable the production of highly clean steel for stronger competitiveness both in domestic and foreign markets with upgraded product quality.

Consolidated results for this period show that despite our continuing efforts to secure income, the effect of the Thai flood and the Asian economic downturn on the foreign market as well as the negative effect of the strong yen on export profitability and the sluggishness of the domestic market due to high steel imports have been enormous. Consolidated sales were 557,864 million yen (up 12,510 million yen from previous fiscal year), consolidated income before special items was 4,688 million yen (down 13,847 million yen from the previous fiscal year), and consolidated net loss was 4,868 million yen (down in income 16,917 million yen from the previous fiscal year). The Company’s non-consolidated results showed sales of 447,730 million yen, loss before special items of 3,163 million yen, and net loss of 10,312 million yen.

Regarding surplus dividends, guided by the basic policy on the determination of relevant matters and based on the results for this fiscal year and future prospects, we considered forward economic conditions and the Nisshin Group’s business development comprehensively, and made a decision to pay 1.5 yen per share in dividends at the end of current fiscal year. We hope that shareholders will understand this decision in light of the present economic difficulties and uncertainty about the future.

(2) Tasks Ahead for the Nisshin Group

The future of the Japanese economy looks promising, with automotive production improving due to recovery from the Tohoku Earthquake and Tsunami and government policies including the subsidy system. This should lead to recovery of domestic activities as demand for reconstruction starts taking full effect. On the other hand, uncertainty will likely persist due to continued financial anxiety caused by the European economic crisis, the consistently high value of the yen, worries about economic stagnation in developing countries, and uneasiness about whether the nationwide demand for electricity in Japan can be met.

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In the iron and steel industry, there is raised hope for recovery of domestic demand, but there are also worries that shortages of electricity and higher electric and petroleum prices will have a negative effect on production and lead to higher costs. Besides, the Asian situation will remain unpredictable as oversupply is expected to continue for the time being and fear of a negative effect on the steel market will persist with the combination of stagnation in the emerging economies and the high yen keeping the export environment from turning for the better.

Under these economic conditions, the Nisshin Group will as a whole make further efforts to streamline and cut overall costs and in addition will work to improve performance and to increase every division’s income. In particular, we intend to improve quality, cost, and competitiveness with stable operation of the hot-rolling line that was revamped last year at the Kure Works. Also, in order to deal with the electricity supply problem, which is likely to become a long-term agenda, the Company is making its operations more efficient to save electricity while at the same time working to keep the effect of these factors on production to a minimum by increasing energy efficiency and introducing on-site power generators. The Company, via its business activities, will continue to fulfill its social responsibility and maintain a stable and swift supply of the products needed by the customers.

In terms of sales, cost increases that could not be absorbed by our own efforts will have to be reflected in sales prices following diligent explanation of the situation to customers for their understanding. In order to be an absolutely essential presence to customers, in addition to its popular F-Tech. Plaza, the Nisshin Group will use tools such as the new community development proposal site to further strengthen its distinctive proposal-based sales activities, one of the Company’s specialties. In particular, regarding growth fields such as alternative energy (solar power, etc.), which are expected to become increasingly popular in the future, the Nisshin Group is utilizing its total abilities with, for example, aggressive market developments through a fusion of its materials development prowess and processing technology so that it will be able to steadily respond to new demand in this field.

The Company is also speeding up its continuing efforts to realize the management themes of the No. 22 Mid-term Consolidated Business Plan. Regarding the business merger with Nippon Metal Industry Co., Ltd., for which a share transfer agreement was signed in April of this year, assuming that approval is granted from the concerned authorities (including those abroad) as well as the approval of both companies’ shareholders at shareholders meetings, the companies will aim to secure overwhelming competitiveness in the stainless steel field in terms of cost, quality, delivery time, and all other aspects by maximizing the effects of the merger through the concentration of the superior tangible and intangible management resources that the companies have developed and by creating efficient production and sales systems. Furthermore, the companies will provide new added value to customers through the integrated sales of both companies’ stainless steel and the Company’s ordinary and special steel. By aggressively expanding sales abroad through both companies’ foreign offices, we will work to receive high praise from customers both at home and abroad. In order to consolidate the stainless steel

3

production processes to be achieved through this merger, the Company has also decided to overhaul the steelmaking facilities at the Shunan Works for increased productive capacity and improved cost and quality competitiveness and work to create a powerful production base with state-of-the-art equipment.

As a new strategy to expand ZAM sales, investments will be made in order to start manufacturing at the Company’s U.S. subsidiary Wheeling-Nisshin, Inc. and improve the North American supply system, This will improve the development of ZAM not only in the Japanese domestic market but also in foreign markets.

The idea behind the decision to implement these new initiatives is they are essential for the continued future growth of Nisshin Group, and in order to reap the benefits of and derive profits from these initiatives as soon as possible we intend to realize them without delay while maintaining the business operation levels.

In terms of growing overseas markets, the Company is continuing to utilize to the fullest extent the business networks it has created and is establishing our unique corporate presence in local markets via reinforcing link-ups with overseas branch and representative offices that it has been incorporating there. Thus the Company is aggressively developing a new business model through cooperation with Bahru Stainless in Malaysia, which is working to further raise its capacity by 2013, and Ningbo Baoxin Stainless Steel Co., Ltd. in China. In India the Company has begun producing both carbon and stainless steel tubes at the joint venture ANS Steel Tubes Limited with its local partner. The Company will launch a full-scale approach for developing demand from Japanese automobile manufacturers. The Nisshin Group will continue to work with customers to develop new markets in overseas growth fields by strengthening overseas business development.

As a company engaged in the steel business that supports the social foundation, the Nisshin Group believes that continuously working to provide a steady supply of products, technologies, and services beneficial to both customers and society is the origin of its corporate value and it believes that this will lead to contributions to society, including earthquake disaster reconstruction.

Therefore, the Nisshin Group intends to carry out proactive business undertakings as a company that creates new markets with customers in order to realize the concepts of its management philosophy: “A company chosen by all present and future customers, shareholders, and employees” and “A company in harmony with stakeholders and society.”

We would appreciate our shareholders’ continued support.

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(3)	The Nisshin Group’s Capital Investment

 Major Equipment and Facility Construction Completed This Fiscal Year

• Kure Works	Overhaul of hot-rolling mill

• Ichikawa Works	Renovation of continuous hot-dip galvanizing line to manufacture ZAM

• Ichikawa Works and Nisshin A&C Co., Ltd.

Reconstruction of the structure of manufacturing coated building materials

‚ Major Equipment and Facility Construction Continued During This Fiscal Year

• Kure Works	Renovation of the No. 2 blast furnace body cooling unit

• Shunan Works	Overhaul of cold-rolling mill

• Sakai Works	Overhaul of continuous pickling line

Overhaul of cold-rolling mill

• Sakai Works, Ichikawa Works	Installation of on-site power generators

ƒ Major Equipment Discontinued During This Fiscal Year

• Nisshin A&C Co., Ltd.	Continuous coating line

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(4)	Four Year Summary of Operation and Financial Position

Area / Fiscal Year	2008 Fiscal Year (129th Period)		2009 Fiscal Year (130th Period)		2010 Fiscal Year (131st Period)	2011 Fiscal Year (132nd Period)
Consolidated
Sales (Millions of yen)		617,399		441,486	545,353		557,864
Income before Special Items (Millions of yen)	Δ	12,382	Δ	53,774	18,536		4,688
Net Income (Millions of yen)	Δ	25,483	Δ	61,716	12,048	Δ	4,868
Net Income Per Share (yen)	Δ	28.15	Δ	68.28	13.33	Δ	5.39
Net Assets (Millions of yen)		260,640		205,301	205,095		193,485
Total Assets (Millions of yen)		722,270		670,350	663,867		627,428
Non-consolidated
Sales (Millions of yen)		477,218		345,197	437,045		447,730
Income before Special Items (Millions of yen)	Δ	16,192	Δ	52,514	13,546	Δ	3,163
Net Income (Millions of yen)	Δ	26,779	Δ	58,077	10,317	Δ	10,312
Net Income Per Share (yen)	Δ	29.57	Δ	64.14	11.40	Δ	11.39
Net Assets (Millions of yen)		230,144		177,614	181,843		168,649
Total Assets (Millions of yen)		648,866		603,420	601,206		564,447

NOTES: 1. Δ indicates loss

2.	There was a major profit decline in the 130th Period in comparison to the 129th Period due to major declines in sales caused by stagnant demand and major declines in production while at the same time the temporary negative effect of inventory appraisal losses and the receipt of high-priced raw materials ordered during last fiscal year were large.
3.	In the 131st Period, though there were negative elements such as a worsening export environment due to the high yen and the rising price of raw materials, the entire Nisshin Group worked to implement more fully efficiency and overall cost cutting efforts and further promote application development. As a result, there were large increases in sales and income over the 130th Period.
4.	Profits and losses during the 132nd Period are listed in section (1) above, “The Progress and Results of the Nisshin Group’s Business Operations.” There were large declines in income in comparison to the 131st Period.
5.	Net income per share is calculated according to the average number of shares issued and outstanding during the fiscal year.

6

(5)	Parent Company and Important Subsidiaries

	Relationship to Parent Company

No relevant issues.

‚	Important Subsidiaries

Company Name	Common Stock		The Company’s Shareholding Ratio	Details of Main Business Operations
Nisshin A&C Co., Ltd.	1,500	Millions of yen	100.0%	Manufacture and sales of building materials and light-gauge steel shapes, and processing of steel sheet
Nisshin Kokan Co., Ltd.	1,400		100.0	Manufacture, processing, and sales of steel pipe and tubes
Nisshin Koki Co., Ltd.	96		100.0	Design, manufacture, installation, and repair of facilities and plants
Shinwa Kigyo Co., Ltd.	499		99.6	Commercial affairs, service business, golf course management, and operation and maintenance of the Company’s welfare facilities
Tsukiboshi Logistics Co., Ltd.	462		67.9	Marine and overland transport of the steel products, dominated by the Company’s products, and warehouse management
Tsukiboshi Shoji Co., Ltd.	436		41.2	Processing and sales of steel products
Nisshin Holding, Inc.	45	million US dollars	100.0	Holding shares of U.S. companies

(6)	Details of the Nisshin Group’s Major Business Operations

    The Nisshin Group is mainly engaged in the manufacture, processing, and sales of steel products as well as ancillary business activities related to these operations.

Main Business Operations	Details of Main Products and Main Business Operations
The Company
Steel-related Business Operations	The manufacture, processing, and sales of steel sheets, steel strips, and steel tubes	Ordinary Steel Coated Steel Stainless Steel Special Steel
Subsidiaries

Ancillary Business Operations	The design, manufacture, installation, and repair of equipment and plants, commercial affairs and service business, the sea and land transportation of steel products, and warehouse management, etc.

7

(7)	The Nisshin Group’s Major Places of Business

 The Company’s Major Places of Business

Headquarters	Chiyoda-ku, Tokyo

Branch offices	Sapporo, Sendai, Niigata, Toyama, Nagoya, Osaka, Takamatsu, Okayama, Hiroshima, Fukuoka

Representative Offices	Shanghai, Guangzhou, Singapore, Bangkok, Chicago

Research Laboratories	Ichikawa, Sakai, Kure, Shunan

Factories	Ichikawa, Osaka, Sakai, Amagasaki, Saijo, Kure, Shunan

‚ Subsidiaries’ Major Places of Business

Nisshin A&C Co., Ltd.	Koto-ku, Tokyo

Nisshin Kokan Co., Ltd.	Chiyoda-ku, Tokyo

Nisshin Koki Co., Ltd.	Kure

Shinwa Kigyo Co., Ltd.	Chuo-ku, Tokyo

Tsukiboshi Logistics, Co., Ltd.	Osaka

Tsukiboshi Shoji Co., Ltd.	Chuo-ku, Tokyo

Nisshin Holding, Inc.	Chicago

(8)	Employees

 Number of Employees at the Nisshin Group

Number of Employees	Change Compared to End of Previous Fiscal Year
5,989	Decrease of 85

‚ Number of Employees at the Company

Number of Employees	Change Compared to End of Previous Fiscal Year	Average Age	Average Length of Service
3,643	Decrease of 22	38.5 years old	18.0 years

8

(9)	The Company’s Major Lenders

Name of Lender	Outstanding Debt
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	17,000 Millions of yen
The Yamaguchi Bank, Ltd.	12,000
Mizuho Corporate Bank, Ltd.	10,500
Development Bank of Japan Inc.	10,000
Nippon Life Insurance Company	9,500

9

2. Items Pertaining to the Company’s Shares

(1)	Total Number of Authorized Shares

3,977,964,000 shares

(2)	Total Number of Issued Shares

905,361,945 shares (excluding 89,138,229 shares of treasury stock)

(3)	Number of Shareholders

44,400

(4)	Major Shareholders

Name of Shareholder	Number of Shares Held		Shareholding Ratio
Nippon Steel Corporation	91,242	thousand shares	10.1%
Japan Trustee Services Bank, Ltd. (trust account)	40,875		4.5
The Master Trust Bank of Japan, Ltd. (trust account)	27,533		3.0
Taiyo Life Insurance Company	26,500		2.9
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	24,614		2.7
Japan Trustee Services Bank, Ltd. (trust account 9)	20,597		2.3
Nippon Life Insurance Company	19,940		2.2
Mizuho Corporate Bank, Ltd.	17,705		2.0
Sanwa Holdings Corporation	17,334		1.9
Nippon Koa Insurance Co., Ltd.	13,394		1.5

NOTE:	The Company holds 89,138 thousand shares of treasury stock, but these shares are not included in those held by the major shareholders listed above. Treasury stock is not included when calculating shareholding ratio.

3. Items Pertaining to the Company’s Stock Options

No relevant issues.

10

4. Items Pertaining to the Company Directors and Auditors

(1)	Names of Directors and Auditors

Position	Name	In charge of	Important position of other organizations concurrently assumed
Director Chairman	Hideo Suzuki

Representative Director President CEO (Chief Executive Officer)	Toshinori Miki

Representative Director Vice-President & Executive Officer	Umeo Irie

Sales and market development

Project leader of expanding sales and production of ZAM, promoting product development and sales of housing & building materials and strengthening competitiveness of stainless steel

• Director of Sanko Metal Industrial Co., Ltd.

Representative Director Vice-President & Executive Officer	Yukio Nariyoshi

Technology (including environment control & plant safety, development , research) and purchasing

Project leader of streamlining and total cost reduction, shortening lead time of ordinary & special steel and strengthening competitiveness in special steel

• Director of Acerinox, S.A.

Director Managing Executive Officer	Kenji Minami	PI promotion, and supports Managing Director Mizumoto with overseas business operations Project leader for company-wide integrated manufacturing system

Director Managing Executive Officer (Director in charge of corporate ethics)	Kazuhisa Obama	Compliance & internal audit, human resources and industrial relations & safety

Director Managing Executive Officer CFO (Chief Financial Officer)	Yoshikazu Tsuda	Finance and purchasing

Director Managing Executive Officer	Yukio Uchida	Marketing & products development, housing & building materials development, research, and assisting Mr. Irie in market development

Director Managing Executive Officer	Koji Mizumoto	Corporate planning and general administration & risk management	• Representative Director and President, NS Stainless Planning Co., Ltd.

11

Position	Name	In charge of	Important position of other organizations concurrently assumed
Standing Auditor (full-time)	Takashi Sugiyama

Auditor (full-time)	Hiroaki Shinagawa

Auditor (full-time)	Yukihiro Ito

Auditor	YoichiroYamakawa		• Partner in Koga General Law Office • Auditor (outside auditor) for Daio Paper Corporation • Auditor (outside auditor) for Renesas Electronics Corporation

Auditor	Toshio Yonezawa		• Director (outside director) of Tsukishima Kikai Co., Ltd.
NOTES:
1.	Of the auditors, Mr. Yukihiro Ito, Mr. Yoichiro Yamakawa, and Mr. Toshio Yonezawa are outside auditors. The Company has filed them as independent officers with stock exchanges.
2.	As of March 31, 2012, there are 16 executive officers besides the directors who are concurrently executive officers mentioned above.
3.	Director Umeo Irie resigned as director at Hisaka Works, Ltd. and assumed the position of director at Sanko Metal Industrial Co., Ltd. on June 29, 2011.
4.	Director Yukio Nariyoshi assumed the position of director at Acerinox, S.A. on June 9, 2011.
5.	Director Yoshikazu Tsuda resigned as representative director for NS Stainless Planning Co., Ltd. on May 20, 2011.
6.	Director Koji Mizumoto assumed the position of representative director for NS Stainless Planning Co., Ltd. on May 20, 2011.
7.	Auditor Takashi Sugiyama is familiar with financial affairs and accounting as he has successively held the posts of General Manager of Finance Dept., Chief Financial Officer, etc. of the Company. Auditor Yukihiro Ito is familiar with financial affairs and accounting as he has successively served as an officer for Mitsubishi UFJ Financial Group and that corporate group’s financial institution.
8.	There is no notable conflict of interest between Koga General Law Office, Daio Paper Corporation, Renesas Electronics Corporation and Tsukishima Kikai Co., Ltd., and the Company.

12

(2)	Amount of Remuneration for Directors and Auditors

	Amount of Remuneration

Position	Number of People		Amount of Remuneration in This Fiscal Year
Director	10	Persons	307,912	thousand yen
Auditor (outside auditors included above)	5 (3)		75,838 (36,002)

‚	Policy Regarding the Amount of Remuneration and the Method for Calculating

The policy regarding decisions pertaining to the method for calculating the amount of remuneration paid to directors and auditors is decided at the board of directors meeting for directors and is decided by consultations between auditors. Summaries thereof are as follows:

•

The amount of remuneration paid to each director and auditor is calculated depending on his/her office and duty in accordance with the Company’s performance within a certain total limit for all directors and all auditors respectively determined at the shareholders meeting.

•

The retirement allowance system was discontinued at the close of the 123rd annual general meeting of shareholders held on June 26, 2003. However, the total retirement allowance for directors and auditors for their service until that time will be deliberated respectively at the shareholders meeting held at the time of their retirement, and thereafter the retirement allowance for each director and auditor will be decided at the board of directors for retired directors and decided by consultation between auditors for retired auditors. In each case, the retirement allowance for directors and auditors was based on the length of service and the duties fulfilled.

13

(3) Main Activities of Outside Auditors

 Attendance and Statements at the Board of Directors Meeting and the Board of Auditors Meeting

Auditor Yukihiro Ito	He attended all 17 board of directors meetings held during the fiscal year. He requested explanations to make clear issues of doubt and expressed views with regard to compliance with laws and regulations and the articles of incorporation.

He also attended all 10 board of auditors meetings held during the fiscal year. He exchanged opinions on and deliberated auditing methods and results.

Auditor Yoichiro Yamakawa	He attended 15 of the 17 board of directors meetings held during this fiscal year. He requested explanations to make clear issues of doubt and, as a lawyer, made statements reflecting his expertise in the law.

He also attended all 10 board of auditors meetings held during the fiscal year. He exchanged opinions on and deliberated auditing methods and results and, as a lawyer, made statements reflecting his expertise in the law.

Auditor Toshio Yonezawa	He attended 15 of the 17 board of directors meetings held during the fiscal year. He requested explanations to make clear issues of doubt and expressed views with regard to compliance with laws and regulations and the articles of incorporation.

He also attended all 10 board of auditors meetings held during the fiscal year. He exchanged opinions on and deliberated auditing methods and results.

14

5. Items Pertaining to Accounting Auditors

(1) Names of the Company’s Accounting Auditors

Ernst & Young ShinNihon LLC

(2) Amount of Remuneration in This Fiscal Year for Accounting Auditors

	Amount Paid
Total Amount of Monetary and Other Property Benefits Paid by the Company and Subsidiaries	105,162	thousand yen
The Amount Included Above that was Remuneration for the Company’s Accounting Auditors	57,500

NOTE: Because according to the auditing contract between the Company and the accounting auditors the amount of remuneration paid for the auditing based on the Companies Act and the auditing based on the Financial Instruments and Exchange Law were not clearly delineated and in fact could not be delineated, the total amount is listed.

(3) The Company’s Accounting Auditors’ Non-Auditing Services

Advisory services pertaining to dealings with the International Financial Reporting Standards (IFRS)

(4) Policy Regarding Decisions to Dismiss or Not Reappoint the Company’s Accounting Auditors

The board of auditors has a policy that it will dismiss the accounting auditor upon the unanimous approval of the board of auditors when it is determined that there are grounds for the dismissal of an accounting auditor provided in the Companies Act. In addition, it has a policy that it will request the board of directors to submit a proposal for the dismissal of or the refusal to reelect an accounting auditor to the shareholders meeting when it is determined that there is a serious impediment to the ability of an accounting auditor to execute his duties.

The board of directors has a policy that it will submit a proposal for the dismissal of or the refusal to reelect an accounting auditor to the shareholders meeting when it is determined that there is a serious impediment to the ability of an accounting auditor to execute his duties after obtaining the approval of the board of auditors.

15

6. The Company’s Systems and Policies

(1)	Systems to Ensure that the Execution of the Duties by the Directors Complies with the Laws and Regulations and the Articles of Incorporation, and Other Systems to Ensure the Properness of Operation
At the board of directors meeting held on March 31, 2011 the Company revised parts of the basic policy for the establishment of an internal control system and at the board of directors meeting held on March 30, 2012 it decided to maintain the revised policy. The details of this basic policy are as follows:

The Company has established following systems as “The development of systems necessary to ensure that the execution of the duties by the directors complies with the laws and regulations and the articles of incorporation, and other systems prescribed by the applicable Ordinance of the Ministry of Justice as systems necessary to ensure the properness of operations of a Stock Company” set forth in the Companies Act. The Company works to ensure the legality and efficiency of business carried out under these systems and manages risks, and it works to constantly review, revise, and improve them in accordance with changes in the state of society, the economy, and other conditions.

1. Systems to Ensure that Execution of Duties by Directors Complies with Laws and Regulations and the Articles of Incorporation

1)	The board of directors establishes standards of proposal and reporting to the board of directors meetings, and determines the Company’s business operations in accordance with said standards of proposal and reporting.

2)	The representative director and president determines the Company’s business operations which have been delegated by the board of directors in accordance with the Company’s internal rules, and he/she execute his/her duties in compliance with these decisions, resolutions by the board of directors, and the company’s internal rules.

3)	In order for the board of directors to supervise the directors’ execution of duties, directors report the status of the company’s business operations to the board of directors in accordance with the board of directors reporting standards and observe and supervise other directors’ execution of duties.

4)	The directors’ execution of duties is subject to audit by auditors in accordance with auditing standards and auditing plans.

5)	The Company establishes the Standards of Corporate Conduct and the Codes of Conduct which set forth standards and codes of such conduct as executives including directors, executive officers and employees are required to perform, and establishes reporting and consulting services which accepts reports and consultation on compliance issues related to directors’ execution of duties.

2. Systems for Maintenance and Management of Information Related to Directors’ Execution of Duties

1)	Regarding information related to directors’ execution of duties, the Company establishes a system of management standards and a management system, and creates and maintains information in accordance with laws and regulations and the Company’s internal rules, and manages information when necessary so that directors, auditors and accounting auditors can inspect or copy such information.

2)	The Company discloses information required in accordance with laws and regulations and stock exchanges’ timely disclosures rules.

3)	Auditors supervise the creation, maintenance and management of information related to the directors’ execution of duties.

3. Company’s Internal Rules and Other Systems Related to the Management of the Risk of Loss

1)	The Company establishes the Risk Management Committee comprised of the representative director and president director as committee chair and executive officers in charge of each Company’s division. This committee supervises the risk management operations at each Company’s division, and determines basic risk management policies, systems to promote these policies, and other important matters.

2)	The Company establishes General Administration & Risk Management Promotion Department which promotes the establishment and improvement of risk management systems that are enforced throughout all company divisions. This department guides the search for and handling of new important risks, and assists in the establishment and improvement of risk management systems at each Company’s division.

3)	Executive officers and employees in leadership roles at each division makes sure their duties are conducted in accordance with the risk management system of their division, ascertains, analyzes, and evaluates intrinsic risks so that they can be appropriately dealt with, and supervises and periodically review their risk management operations.

4)	In order to be prepared for the appearance of risks that will have a major effect on the Company’s operations, necessary policies will be established in advance and measures required to keep the losses caused by such risks to a minimum will be carried out.

4. Systems to Ensure that Directors’ Duties are Executed Efficiently

1)

The board of directors will specialize in their core functions of creating management strategy and supervising the execution of duties in accordance with the executive officer system in order to clarify the separation

16

between management and business operations as well as responsibilities and authority, and executive officers from the representative director and president on down execute their own duties. The scope of duties of executive officers is established by the board of directors and their responsibilities and authority are clarified.

2)	In order to contribute to decisions on the company’s business operations made by the representative director and president, discussions are held at the Executive Committee comprised of executive officers who concurrently serve as directors, and when necessary a committee and a project team are established.

3)	The board of directors establishes management goals and budgets in accordance with management philosophy, executive officers from the president and the representative director on down execute duties that achieve these goals and budgets, and the board of directors manages performance thereof.

5. Systems to Ensure that Execution of Duties by Employees Complies with Laws and Regulations and the Articles of Incorporation

1)	The Company improves and supervises appropriate business operations via the office organization and in accordance with the Standards of Corporate Conduct and the Codes of Conduct which set forth standards and codes of such conduct as executive officers and employees are required to perform, and handle problems when they arise in accordance with personnel work regulations.

2)	The Company establishes an executive officer in charge of corporate ethics who directly assists the representative director and president in matters related to compliance and who supervises the entire Company’s compliance status.

3)	In order to promote the improvement and strengthening of the compliance system, the Company establishes the Compliance Committee comprised of the representative director and president as committee chair, the executive officer in charge of corporate ethics as deputy committee chair, and the executive officers in charge of each Company’s division and an outside expert (lawyer) as committee members. This committee establishes three internal and external (lawyer, third-party organization) reporting and consulting services which accept reports and consultations directly from employees. These services will ensure that reports are anonymous and that people who report are not subject to disadvantageous treatment.

4)	The Compliance & Internal Audit Department that is independent from business operation divisions periodically conducts internal inspections, provides the results of those inspections to the inspected division in the form of feedback, and makes appropriate reports to management and auditors.

6. Systems Necessary to Ensure Properness of Operation by Business Group Comprised of the Company and its Parent Companies and Subsidiaries

1)	In compliance with the Company’s internal rules, all divisions manage the subsidiaries they are in charge of under the supervision by the division with jurisdiction on subsidiary management.

2)	Some directors and auditors of subsidiaries are delegated from the Company. The directors supervise and oversee the execution of duties by the directors of subsidiaries, and the auditors audits the business operations of subsidiaries.

3)	Subsidiaries, maintaining links to share information with the Company and taking into consideration their sizes, the characteristics of their business, the design of their organization, and their characteristics and distinguishing features, establish their own autonomous internal control systems.

7. Items Pertaining to Employees in Cases Auditors Request to establish Employees Assigned to Assist Auditors’ Duties

In order to assist auditors in their duties, a small number of employees working full-time in the Compliance & Internal Audit Department are assigned, and Auditors may exchange their opinions with the representative director and president upon request by an auditor.

8. Items Pertaining to the Independence of Employees in Preceding Paragraph from Directors

A secretariat of the board of auditors is established as a full-time in the Compliance & Internal Audit Department in order to assist auditors in their duties. Auditors exchange their opinions with directors regarding the personnel of this secretariat of the board of auditors in order to ensure their independence.

9. Systems for the Reporting to Auditors by Directors and Employees and Systems Regarding Other Reports to Auditors

Directors, executive officers and employees report on the status of Company’s business operations upon the request of auditors. In addition, directors immediately report to the board of auditors whenever directors find facts indicating the threat of severe damage to the Company.

10. Systems to Ensure that Auditors Can Effectively Carry Out their Audits

1)	The board of auditors periodically meets with the representative director and president and exchange opinions on important matters pertaining to their audits.

2)	Auditors maintain close ties with the internal auditing division and request the investigation of the internal auditing division when necessary.

3)	Auditors periodically meet with the accounting auditors to exchange opinions and information, and request reporting of the accounting auditors when necessary.

17

(2) Basic Policies Regarding Control of the Company

 Details of the Basic Policies

The Nisshin Group believes that its social responsibility is to develop and supply value products, technologies and services, and create new markets so that it may help its customers accomplish their missions and goals through duly performing its corporate activities amid the globalizing economy. The Nisshin Group’s vision is to evolve and advance as a material and processed goods manufacturer. In addition, the Nisshin Group is committed to enhance corporate value and the common interests of shareholders through its effort to become a company that is preferred by all present and future customers, shareholders and employees and also harmonizes with other stakeholders and society.

Based on this corporate philosophy, the Company believes that ultimate decisions as to the persons who control the decisions on policies regarding the Company’s financial affairs and business should be made by the shareholders at the time. In addition, the Company believes that, in order to preserve and enhance the Company’s corporate value and the common interests of shareholders, it is necessary to create an environment in which the shareholders at the time can make an informed, adequate judgment based on sufficient information and with a reasonable time period.

‚ Measures to Realize the Basic Policies

•	Special measures that contribute to the realization of basic policies on the effective utilization of the Company’s capital, appropriate group formation, etc.

The Nisshin Group adopted the No. 22 Mid-term Consolidated Business Plan in March 2010. The Company has strived to enhance its consolidated corporate value via the various measures established by this plan. In addition, in accordance with the basic policies regarding decisions on surplus dividends mentioned in section (3) below, the Company is implementing returns to shareholders.

•	Measures to Prevent the Control of the Company by Inappropriate Persons as Designated by the Basic Policy

The Company has adopted the “Fair Rules for the Acquisition of Substantial Shareholdings (Takeover Defense Measure)” (hereinafter referred to as “Fair Rules”) by the resolution of the board of directors since September 28, 2006. The Company made a partial revision by the resolution of the board of directors at the board meeting held on September 18, 2009, but the basic scheme remains unchanged.

The Fair Rules stipulate that if a takeover proposal is made by a bidder who proposes to acquire 15% or more of the Company’s voting shares and such proposal satisfies all requirements (required information and review period) set forth in the Fair Rules, then the shareholders at the time of the takeover proposal directly make final decision as to whether or not to issue stock acquisition rights by way of a gratis allotment as a takeover defense measure.

In addition, if there is an acquiring person who is the holder of 15% or more of the Company’s voting shares (“Acquiring Person”), or if a tender offer which would result in the creation of an

18

Acquiring Person is commenced and i) when the Company’s shareholders agree to issue stock acquisition rights by way of a gratis allotment, ii) the bidder fails to comply with the procedures set forth in the Fair Rules, or iii) the bidder fits within one of the four categories of malicious acts identified by court rulings, as a result of which apparent damage to the common interests of the shareholders may be caused, then stock acquisition rights will be issued by way of a gratis allotment by the resolution of the Company’s board of directors.

See the Company’s website (http://www.nisshin-steel.co.jp/) for details on the Fair Rules.

ƒ The Judgments and Reasons of the Board of Directors for establishing Specific Measures

The Company’s board of directors judge that the measures described in ‚ above are established in accordance with the basic policies described in  above, do not cause damage to the common interests of the Company’s shareholders and are not intended to maintain the status of the Company’s officials. The goal of the Fair Rules is, at the time of the takeover proposal, to ensure the required information and the sufficient time period to consider the takeover proposal, for example, enabling the Company’s board of directors to pursue alternate proposals. In this way, the shareholders of the Company who make the final decision on whether to accept or deny the takeover proposal can compare the bidder’s takeover proposals to the Company’s board of directors’ alternatives and other plans, and can make an informed judgment based on an understanding of the effect on the Company’s corporate value and the shareholders’ common interests if the plans are implemented. Further, the Fair Rules also prevent a harmful large-scale acquisition of stock which would result in damage to corporate value and the common interests of shareholders. At the same time the Fair Rules establish objective and detailed procedures in the instance of takeover proposal to allow no room for arbitrary decisions such as those that are designed solely to protect the Company’s board of directors. When the takeover proposal satisfies the conditions set forth in the Fair Rules (required information and review period), it establishes a structure under which the Company’s shareholders at the time of the takeover proposal make a decision.

(3) Basic Policies Regarding Decisions on Surplus Dividends

Regarding profit distribution, based on issuing appropriate surplus dividends according to consolidated results, the Company has a policy of issuing stable returns to shareholders that takes into account the securing of internal reserves necessary to future business development that will improve the Company’s corporate value and future performance prospects.

Internal reserve funds are scheduled to be utilized in investments for sustainable profit growth to improve corporate value and competitiveness and strengthen the financial structure.

NOTE: Fractions that are less than the units indicated in this report have been omitted from monetary amounts and numbers of shares and one decimal place of percentages have been rounded up at 5 and above. Consumption tax is not included in figures.

19

Consolidated Balance Sheet

(As of March 31, 2012)

(Millions of Yen)

Account Title	Amount
(Assets)
Current Assets		248,579
Cash on Hand and in Banks		18,240
Notes and Accounts Receivable		80,323
Marketable Securities		11
Inventories		132,382
Deferred Income Taxes		1,771
Other Current Assets		16,546
Allowance for Doubtful Accounts	Δ	697

Noncurrent Assets		378,186
Property, Plant and Equipment		224,562
Buildings and Structures		69,601
Machinery, Equipment and Vessels		91,571
Tools, Furnishings and Equipment		3,224

Land		57,198

Construction in Progress		2,966
Intangible Noncurrent Assets		8,247
Investments and Other Assets		145,376
Investments in Securities		103,767
Deferred Income Taxes		6,949
Other Assets		35,203
Allowance for Doubtful Accounts	Δ	544

Deferred Assets		661
Corporate Bond Issuance Cost		661

Total Assets		627,428

Account Title	Amount
(Liabilities)
Current Liabilities		213,740
Notes and Accounts Payable		80,523
Short-Term Loans		75,863
Commercial Papers		10,000
Current Portion of Bonds		10,000
Provision for Environmental Remediation		316
Provision for loss on disaster		311
Other Current Liabilities		36,724

Noncurrent Liabilities		220,203
Bonds		90,000
Long-Term Loans		82,185
Deferred Income Taxes		949
Employees’ Retirement Benefits		30,377
Allowance for Retirement Benefits for Directors and Corporate Auditors		446
Reserve for Rebuilding Furnaces		12,701
Provision for Environmental Remediation		516
Other Liabilities		3,027

Total Liabilities		433,943

(Net Assets)
Shareholders’ Equity		191,939
Common Stock		79,913
Additional Paid-in Capital		49,893
Retained Earnings		88,577
Treasury Stock, at cost		Δ 26,444
Accumulated Other Comprehensive Income	Δ	5,087
Unrealized Gain on Available-for-Sale Securities		6,718
Deferred Gain on Hedges		319
Adjustment on Revaluation of Land		360
Foreign Currency Translation Adjustment	Δ	12,485
Minority Interests in Consolidated Subsidiaries		6,633

Total Net Assets		193,485

Total Liabilities and Net Assets		627,428

NOTE: Amounts less than 1 million yen have been rounded off.

20

Consolidated Statement of Income

(From April 1, 2011,

to March 31, 2012)

(Millions of Yen)

Account Title	Amount
Net Sales		557,864
Cost of Sales		506,329

Gross Profit		51,534
Selling, General and Administrative Expenses		44,466
Operating Income		7,067
Other Income
Interest and Dividend Income	1,656
Equity in Earnings of Unconsolidated Subsidiaries and Affiliates	6,348
Other	1,153	9,159

Other Expenses
Interest Expense	5,631
Other	5,906	11,538

Income before Special Items		4,688
Special Items, Income and Gain
Gain on Sale of Properties	86
Gain on Sale of Investments in Securities	789	875

Special Items, Expense and Loss
Loss on Sale and Disposition of Properties	878
Loss on Sale of Other Investments	649
Loss on Devaluation of Other Investments	2,396
Loss on Disaster	534	4,459

Income before Provision for Income Taxes		1,104
Provision for Income Taxes : Current	1,806
: Deferred	3,830	5,637

Loss Before Minority Interests		4,532
Minority Interests in Earnings of Consolidated Subsidiaries		335

Net Loss		4,868

NOTE: Amounts less than 1 million yen have been rounded off.

21

Consolidated Statement of Changes in Net Assets

From April 1, 2011,
to March 31, 2012

(Millions of Yen)

	Shareholders’ Equity
	Common Stock	Additional Paid-in Capital	Retained Earnings		Treasury Stock, at cost		Total Shareholders’ Equity
Balance at April 1, 2011	79,913	49,893		95,711	Δ	26,440		199,077
Changes of items during the period
Cash Dividend			Δ	1,810			Δ	1,810
Net Loss (Δ)			Δ	4,868			Δ	4,868
Acquisition of Treasury Stock					Δ	3	Δ	3
Changes in Scope of Equity Method			Δ	351			Δ	351
Increase Due to Adjustment on Revaluation of Land				1				1
Others			Δ	104			Δ	104
Items Other Than Changes in Shareholders’ Equity

Total changes of items during the period	—	—	Δ	7,134	Δ	3	Δ	7,137

Balance at March 31, 2012	79,913	49,893		88,577	Δ	26,444		191,939

	Accumulated Other Comprehensive Income
	Unrealized Gain on Available-for-Sale Securities		Deferred Gain on Hedges	Adjustment on Revaluation of Land	Foreign Currency Translation Adjustment		Total Accumulated Other Comprehensive Income		Minority Interests in Consolidated Subsidiaries	Total Net Assets
Balance at April 1, 2011		8,115	50	314		8,784	Δ	303	6,322		205,095
Changes of items during the period
Cash Dividend										Δ	1,810
Net Loss (Δ)										Δ	4,868
Acquisition of Treasury Stock										Δ	3
Changes in Scope of Equity Method										Δ	351
Increase Due to Adjustment on Revaluation of Land											1
Others										Δ	104
Items Other Than Changes in Shareholders’ Equity	Δ	1,397	268	45	Δ	3,700	Δ	4,783	310	Δ	4,472

Total changes of items during the period	Δ	1,397	268	45	Δ	3,700	Δ	4,783	310	Δ	11,610

Balance at March 31, 2012		6,718	319	360	Δ	12,485	Δ	5,087	6,633		193,485

NOTES: Amounts less than 1 million yen have been rounded off.

22

Notes to Consolidated Financial Statements

[1] Important Basis for the Preparation of Consolidated Financial Statements

1. Scope of Consolidation

  (1) Consolidated Subsidiaries

(a) Number of Consolidated Subsidiaries	10
(b) Names of Major Consolidated Subsidiaries	Nisshin A&C Co., Ltd., Nisshin Kokan Co., Ltd., Nisshin Koki Co., Ltd., Shinwa Kigyo Co., Ltd., Tsukiboshi Logistics Co., Ltd., Tsukiboshi Shoji Co., Ltd., Nisshin Holding, Inc.
(2) Unconsolidated Subsidiaries
(a) Names of Major Unconsolidated Subsidiaries	Tsukiboshi Art Co., Ltd., Osaka Stainless Steel Center Co., Ltd.
(b) Reason for being Excluded from the Scope of Consolidation	Unconsolidated subsidiaries are all small-scale. Total assets, sales, net profit or loss for the year (amount corresponding to equity of the Company), and retained earnings (amount corresponding to equity), etc. are excluded from the scope of consolidation because they are not at amounts that would influence materially on consolidated financial statements.

2. Application of the Equity Method
(1) Unconsolidated Subsidiaries and Affiliates Accounted for Using the Equity Method
(a) Number of Unconsolidated Subsidiaries and Affiliates Accounted for Using the Equity Method
30
(b) Names of Major Companies	Tsukiboshi Art Co., Ltd., Osaka Stainless Steel Center Co., Ltd., Nihon Teppan Co., Ltd., Sun Wave Corporation, Canox Corporation, Sanko Metal Industrial Co., Ltd., Ningbo Baoxin Stainless Steel Co., Ltd., Acerinox, S.A.
(2) Unconsolidated Subsidiaries and Affiliates Not Accounted for Using the Equity Method
(a) Names of Major Companies	Nikko Denki Service Co., Ltd., NS Stainless Planning Co., Ltd
(b) Reason for Not Accounted for Using the Equity Method	Seen from the point of view of net profit or loss for the year (amount corresponding to equity) and retained earnings (amount corresponding to equity), exclusion from the equity method would have a negligible effect on consolidated financial statements and since exclusion has no importance to the whole, they have been excluded from the scope of application of the equity method.

3. Changes in Scope of Equity Method

Nisshin Steel Asia PTE. LTD. became an unconsolidated subsidiaries accounted for using the equity method in the year ended March 31, 2012 due to the establishment by the Company.

Bahru Stainless Sdn. Bhd. became an affiliate accounted for using the equity method in the year ended March 31, 2012 due to the increase of the materiality with the beginning of commercial production.

4. Business Year of Consolidated Subsidiaries

The fiscal year periods and the closing dates thereof for the financial statements of consolidated subsidiaries are in agreement with those of the Company, except for the four foreign consolidated subsidiaries: Nisshin Holding, Nisshin Steel USA, Wheeling-Nisshin, and Nisshin Automotive Tubing (with fiscal years ending on December 31). In consolidating the four foreign subsidiaries, the Company makes adjustments for any material transactions subsequent to December 31.

5. Accounting Policies

(1) Valuation of Important Assets

(a) Available-for-Sale Securities	Securities with fair values are valued at fair values based on the market prices on the last day of the year. Unrealized gain or loss less applicable deferred taxes is fully charged to total net assets directly. Cost of the security sold is calculated using the moving-average method. Securities with no fair values are valued at cost calculated with the moving-average method.
(b) Inventories

Inventories are valued at cost using the weighted average method (the amounts on the Consolidated Balance Sheet reflect the decrease in their value due to their decrease in profitability, if any), except for supplies which are valued at the moving-average cost (the amounts on the Consolidated Balance Sheet reflect the decrease in their value due to their decrease in profitability, if any).

(2) Depreciation for Important Depreciable Assets

(a) Property, Plant and Equipment (excluding lease assets)

• Buildings Straight Line Method

• Others Mainly Declining Balance Method

23

(b) Intangible Assets (excluding lease assets)

Amortization of intangible assets including software is computed using the straight-line method. Software is amortized over the internally estimated useful life, i.e., five years.

(c) Leased Assets

Finance leases which do not involve the transfer of ownership rights are accounted for with the method for regular purchase and sale transactions, whereas such finance lease transactions with initial lease dates beginning before March 31, 2008 are accounted for with the methods for rental transactions and periodic capital lease payments are charged to expenses when paid. Lease assets are depreciated with the straight-line method, adopting the lease period as the useful life and assuming a residual value of zero.

(3) Provisions and Allowances

(a) Allowance for Doubtful Accounts

The allowance for doubtful accounts is evaluated based on the actual bad debt rate in the past. For doubtful receivables etc., the likelihood of collection is evaluated in accounting for the allowance.

(b) Employees’ Retirement Benefits

Employees’ retirement benefits are estimated based on the estimated projected benefit obligation and pension assets. Unrealized actuarial differences are amortized over a specified number of years within the average remaining service period (17 years etc). The amortization starts from the next year when such differences emerged.

Unrecognized prior-service cost is amortized over a specified number of years (14 years etc) within the average remaining service period for the employee at the time the liability emerges. The amortization starts from the year when such a liability emerges.

(c) Allowance for Retirement Benefits for Directors and Corporate Auditors

The allowance for retirement benefits for directors and corporate auditors is calculated based on internal rules. The Company decided to abolish the lump-sum severance benefit payments for directors and corporate auditors at the ordinary general meeting held on June 26, 2003. The Company posted the amount for payments of the lump-sum severance benefit payments for their duties performed until June 26, 2003.

(d) Reserve for Rebuilding Furnaces

The reserve for rebuilding furnaces is estimated and recorded to provide for substantial component replacements and repairs which is periodically required for blast furnaces.

(e) Provision for Environmental Remediation

The provision for environmental remediation is estimated and recorded to provide for future potential costs, such as waste management costs for stored PCB (polychlorinated biphenyl).

(f) Provision for Loss on Disaster

The provision for loss on disaster is estimated and recorded to provide for future potential costs, such as restoration costs to repair the machinery and equipment damage resulting from the East Japan Disaster.

(4) Other Important Basis for the Preparation of Consolidated Financial Statements

(a) Deferred Assets

Significant bond issue costs except for those are not material are deferred and amortized over a reasonable period of time through bond redemption.

(b) Hedge Accounting

•   Hedge Accounting

Deferred hedge accounting is applied. Interest swap transactions that satisfy the conditions for special treatment defined in generally accepted accounting principles in Japan are accounted for with the net amount of receipts and payments for the settlement of swap transactions to the hedged interest.

24

• Hedging Instruments and Hedged Items

Hedging Instruments Interest swap transactions, future exchange contract transactions, and currency option trading

Hedged Items Interest payments on specific loans, scheduled transactions in foreign currencies

• Hedging Policy

Based on internal management rules, interest volatility risks and foreign currency fluctuation risks are hedged. Per the same rules, derivative transactions are conducted in accordance with actual demand. Speculative transactions motivated by temporary profit gain are prohibited.

• Hedge Effectiveness Assessment

Since the Company confines its hedge transactions to those which satisfy the requirements for special treatment or those which are regarded to be quite effective for hedging, the effectiveness assessment is omitted.

(c) Goodwill Amortization Method and Amortization Period

Amortization of goodwill is computed using 5-year straight-line method.

(d) Accounting Standard for Accounting Changes and Error Corrections

(Additional Information)

“Accounting Standard for Accounting Changes and Error Corrections” (ASBJ statement No. 24 dated December 4, 2009) and “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24 dated December 4, 2009) have been applied effective from the year ended March 31, 2012.

(e) Accounting Processing of Consumption Taxes

Consumption tax and local consumption tax are excluded from sales, other revenues, costs, expenses, etc.

  [2] Notes to Consolidated Balance Sheet

1. Mortgaged Properties (Millions of Yen)

(Millions of Yen)
Assets Pledged as Collateral
Type	Amount
Investments in Securities	16
Total	16

The above-mentioned assets are pledged as collateral by consolidated subsidiaries for land lease guarantees.

2. Accumulated Depreciation of Property, Plant and Equipment                                 943,795 million yen

3. Contingent Liabilities

Guarantees

Guarantees for bank loans of other parties are as follows.

(Millions of Yen)
Debtor	Guaranteed Amount
Bahru Stainless Sdn. Bhd.	5,190
Stainless One Corporation	1,202
The Company’s Employees (housing loan)	774
Ri Hong Stainless (Shanghai) Co., Ltd.	372
Others	435

Total	7,975

(amount of foreign currency included: 66,044 thousand U.S. dollars,
28,509 thousand yuan,
16,320 thousand rupees)

Others that are scheduled to be guaranteed are as follows.
(Millions of Yen)
Debtor	Schedule amount of Guarantee
Tianjin Rihua Steel Products Co., Ltd.	15
Total	15
(amount of foreign currency included: 193 thousand U.S. dollars)

25

4.	Inventories

Finished goods	61,903 million yen
Work in process	27,106 million yen
Raw materials and other supplies	43,373 million yen

[3]	Notes to Consolidated Income Statement

Loss on Valuation of Inventories

The amounts of inventories on the Consolidated Balance Sheet at March 31, 2012 reflect the decrease in their value due to their decrease in profitability (after setting off the reversal amount of reducing the book value at the end of the previous consolidated fiscal year).”Cost of sales” in the Consolidated Statement of Income for the year ended March 31, 2012 includes ¥3,013 million of such unrealized net loss of inventories.

[4]	Notes to Statement of Changes in Net Assets

1.	Types of Issued Shares and Their Total Number

	Number of Shares at the	Increase in the Number	Decrease in the Number	Number of Shares at the
	End of the Previous Year	of Shares During the Year	of Shares During the Year	End of the Year
Issued Shares
Common Stocks	994,500 thousand shares	—	—	994,500 thousand shares
Total	994,500 thousand shares	—	—	994,500 thousand shares

2.	Dividends

(1)	Payment of Dividends during the Year ended March 31, 2012

(Resolution)	Type of Shares	Amount of Dividends Paid	Cash Dividends Per Share	Record Date	Effective Date
May 13, 2011
Board of Directors Meeting	Common Stocks	1,810 million yen	2.0 yen	March 31, 2011	June 3, 2011

(2)	Dividends whose record date is within the year ended March 31, 2012 and whose effective date is in the next year are as follows:

(Discussions regarding the following dividend of surplus are scheduled to be held at the board of directors meeting on May 11, 2012.)

		Amount of	Funds for	Cash Dividends	Record
(Planned Resolution)	Type of Shares	Dividends Paid	Dividends	Per Share	Date	Effective Date
May 11, 2012
Board of Directors Meeting	Common Stocks	1,358 million yen	Retained Earnings	1.5 yen	March 31, 2012	June 5, 2012

[5]	Financial Instruments

1.	Financial Instruments

(1)	Policy Regarding Financial Instruments

The Companies’ cash is put mainly on short-term deposits, and temporary surplus is invested in highly secure financial assets.

The Company obtains funds, which are deemed necessary according to its loan and investment plan, mainly from bank loans and bond issue. It also obtains short-term operating funds from bank loans and commercial papers. A group cash management system has been implemented among the Company and major subsidiaries, which enables lending and borrowing of funds in both directions in a recurrent and continuous manner.

Derivatives are used to avoid interest rate risk for loans and foreign exchange risk for transactions in foreign currency. The policy on derivatives of the Company and its consolidated subsidiaries restricts the use of derivative transactions to those related to actual demands and forbids their use for the purpose of speculation.

26

(2)	Types of Financial Instruments, Their Risk and Risk Management System

The Company is exposed to credit risk of customers arising from notes and accounts receivable. In order to manage such risk, due dates and account balances of customers are controlled in accordance with the corporate management rules. The credit status of major customers is also monitored in necessity.

Marketable securities and investment in securities are exposed to market value risk. Such securities are mainly those of the corporations with which the Company has business relationship. The Company monitors their market value as well as financial situations of the issuing companies on a regular basis.

As loans and bonds have interest rate risk, the Company uses interest rate swap transactions for some loans, which meet the exceptional requirements defined in Japanese generally accepted accounting principles for financial instruments.

Derivative transactions are made in accordance with the corporate management rules . The Company makes transactions only with financial institutions with high ratings in order to reduce credit risk.

Hedge accounting as it applies to hedging instruments, hedged items, hedge policy, and hedge effectiveness assessment is shown in “[1] Important Basis for the Preparation of Consolidated Financial Statements, 5. Accounting Policies

(4)	Other Important Basis for the Preparation of Consolidated Financial Statements, (b) Hedge Accounting.

Liquidity risk of operating credits and loans is managed according to a method in which each group company prepares its own cash-flow projection on a timely basis, etc.

2.	Estimated Fair Value of Financial Instruments

Book value, estimated fair value and unrealized gains (losses) of financial instruments on the Consolidated Balance Sheet at March 31, 2012 are as follows. The table below does not include financial instruments for which it is extremely difficult to determine the fair value. (Refer to NOTE 2 below)

(Millions of Yen)

	Book Value *1	Estimated Fair Value *1	Unrealized Gain (Loss)
(1) Cash on Hand and in Banks	18,240	18,240	—
(2) Notes and Accounts Receivable	80,323	80,323	—
(3) Marketable Securities and Investments in Securities
Stocks of Subsidiaries and Affiliates	21,342	42,957	21,615
Available-for-Sale Securities	48,655	48,655	—
(4) Notes and Accounts Payable	(80,523)	(80,523)	—
(5) Short-Term Loans *2	(51,054)	(51,054)	—
(6) Commercial Paper	(10,000)	(10,000)	—
(7) Bonds *3	(100,000)	(106,472)	(6,472)
(8) Long-Term Loans *2	(106,993)	(109,748)	(2,755)
(9) Derivatives
Derivatives to which hedge accounting is applied	1,091	1,091	—

*1	Items listed in Liabilities are within ( ).
*2	24,808 million yen in long-term loans scheduled to be repaid within 1 year and which are included in short-term loans on the consolidated balance sheet is included in (8) “Long-Term Loans” above.
*3	(7) “Bonds” above include 10,000 million yen which is scheduled to be repaid within 1 year.

NOTE 1.	Methods to determine the estimated fair value of financial instruments and other matters related to securities and derivative transactions

(1)	Cash on Hand and in Banks and (2) Notes and Accounts Receivable

Since these are settled in a short period of time and their fair value is almost equal to the book value, they are based on the book value.

(3)	Marketable Securities and Investments in Securities

Fair value of stocks is based on the price presented by stock exchanges, while bonds are based on the price presented by stock exchanges or financial institutions.

(4)	Notes and Accounts Payable, (5) Short-Term Loans and (6) Commercial Paper

Since these are settled in a short period of time and their fair value is almost equal to the book value, they are based on the book value.

(7)	Bonds

Fair value of bonds is based on the market price. The fair value of the 1st Series Unsecured, Interest Deferrable and Early Redeemable Subordinated Bonds Solely for Qualified Institutional Investors is calculated by discounting the principal and interest payments by the assumed discount rate for bonds of the same rating.

27

(8)	Long-Term Loans

Fair value of long-term loans is calculated by discounting the principal and interest payments by the assumed discount rates for similar new loans.

(9)	Derivatives

Hedge accounting method is adopted for derivative transactions. Fair value of derivative transactions are based on the price presented by financial institutions.

NOTE 2 Financial instruments for which it is extremely difficult to determine the fair value

In “(3) Marketable securities and investments in securities: Stocks of subsidiaries and affiliates”, the fair value for unlisted stocks (27,634 million yen in the Consolidated Balance Sheet at March 31, 2012) does not have to be disclosed because there is no market price for them, their future cash flow cannot be estimated, and because it is deemed very difficult to determine their fair value.

In “(3) Marketable securities and investments in securities: Available-for-sale securities”, the fair value for unlisted stocks (6,147 million yen in the Consolidated Balance Sheet at March 31, 2012) and other (0 million yen in the Consolidated Balance Sheets at March 31, 2012) does not have to be disclosed because there is no market price for them, their future cash flow cannot be estimated, and because it is deemed very difficult to determine the fair value.

[6]	Per Share Information

Net Assets per Share	206.75 yen
Net Loss Per Share	5.39 yen

[7]	Major Subsequent Events

«Execution of Agreement on the Establishment of Holding Company between Nisshin Steel Co., Ltd. and Nippon Metal Industry Co., Ltd. and Preparation of the Share Transfer Plan»

On March 19, 2012, the Company and Nippon Metal Industry Co., Ltd. (“Nikkinko”) have agreed to establish a holding company (the “Holding Company”) by means of joint transfer of their respective shares (the “Share Transfer”) and have entered into a master business integration agreement (the “Master Business Integration Agreement”) on the same date. Pursuant to the Master Business Integration Agreement, the both companies have entered into a share transfer agreement (the “Share Transfer Agreement”) and have jointly prepared a share transfer plan (the “Share Transfer Plan”) as provided below after respectively obtaining the resolution of the board of directors in the meeting held on April 27, 2012.

1.	Objectives of Business Integration through the Share Transfer, etc.

Through the business integration, the both companies will not only establish itself as the No. 1 manufacturer in stainless steel business in Japan overall (i.e., technology, development, marketing and earnings), but also develop a firmer business platform in order to make a leap to become one of the top stainless steel manufacturers in the world by consolidating and taking full advantage of their business resources.

2.	Outline of the Share Transfer

(1)	Schedule for the Share Transfer

• Execution of Share Transfer Agreement and preparation of Share Transfer Plan (both companies)	April 27, 2012
• Annual shareholders’ meetings to approve the Share Transfer Plan (both companies)	June 26, 2012 (Scheduled)
• Date of delisting from the Tokyo Stock Exchange (both companies)	September 26, 2012 (Scheduled)
• Effective date of the Share Transfer	October 1, 2012 (scheduled)
• Date of registration of the incorporation of the Holding Company	October 1, 2012 (scheduled)
• Listing date of shares in the Holding Company	October 1, 2012 (scheduled)

The Share Transfer is subject to the both companies obtaining the approvals such as approvals of relevant authorities (including approvals required under the applicable competition laws overseas) and approvals of their respective shareholders at the shareholders’ meetings, and the above schedule is subject to change upon discussion between the two companies if such change is necessary in the course of business integration process or for any other reason.

(2)	Allocation of Shares upon the Share Transfer

Name of Company	Nisshin Steel	Nikkinko
Share Transfer Ratio	1.00	0.56

28

3.	Overview of the Holding Company to be Established as a result of the Share Transfer

(1) Trade Name	Nisshin Seiko Holdings Kabushiki Kaisha (“Nisshin Steel Holdings Co., Ltd.” in English)

(2) Business Description	Management and administration of subsidiaries, etc. which engage in the business of, among others, manufacturing, processing and sales of steel products and non-steel products and other business incidental thereto

(3) Location	4-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo

(4) Representative	President & Chief Executive Officer and Representative Director	Toshinori Miki	(Current President & Chief Executive Officer and Representative Director of Nisshin)

(5) Paid-in Capital	30 billion yen

(6) Net Assets	To be determined

(7) Total Assets	To be determined

(8) Date of Fiscal Year End	March 31

(9) Name of Shareholder Registry Administrator	Mitsubishi UFJ Trust and Banking Corporation

[8]	Other Notes

Notes receivable and payable with due date at the balance sheet date

Financial institutions were closed on March 31, 2012 in Japan. Notes receivable and payable with due dates of March 31, 2012 are accounted for as if they had been settled on March 31, 2012. These balances at March 31, 2012 were as follows:

Notes Receivable	1,514 million yen
Notes Payable	2,727 million yen

29

For Shareholders’ Information Only

(Not Legally Required for Shareholders’ Meeting)

Consolidated Statement of Cash Flows

From April 1, 2011,
to March 31, 2012

(Millions of Yen)

Account Title	Amount
I Cash Flows from Operating Activities
Income before Provision for Income Taxes		1,104
Depreciation and Amortization		36,687
Increase (Δ Decrease) in Employees’ Retirement Benefits Account	Δ	1,171
Decrease (Δ Increase) in Prepaid Pension Cost	Δ	743
Increase (Δ Decrease) in Provision for Rebuilding Furnaces		549
Equity in (Δ Earnings) Losses of Unconsolidated Subsidiaries and Affiliates	Δ	6,348
Interest and Dividend Income	Δ	1,656
Interest Expenses		5,631
Loss (Δ Gain) on Sale and Disposition of Property, Plant, and Equipment		789
Decrease (Δ Increase) in Notes and Accounts Receivable		10,190
Decrease (Δ Increase) in Inventories		1,155
Increase (Δ Decrease) in Notes and Accounts Payable	Δ	5,259
Other, net		6,367

Subtotal		47,297
Receipt of Interest and Dividends		3,701
Payment of interest	Δ	5,943
Payment of Income Taxes	Δ	2,979

Net Cash Provided by Operating Activities		42,075

II Cash Flows from Investing Activities
Acquisition of Investments in Securities	Δ	72
Proceeds from Sale of Investments in Securities		754
Acquisition of Shares of Subsidiaries and Affiliates	Δ	3,560
Acquisition of Property, Plant, and Equipment	Δ	20,257
Proceeds from Sale of Property, Plant, and Equipment		357
Other, net	Δ	2,323

Net Cash Used in Investing Activities	Δ	25,102

III Cash Flows from Financing Activities
Increase (Δ Decrease) in Short-Term Loans, Net		24,455
Increase (Δ Decrease) in Commercial Paper, Net		10,000
Proceeds from Long-Term Loans		300
Repayment of Long-Term Loans	Δ	39,599
Redemption of Bonds	Δ	10,000
Acquisition of Treasury Stock	Δ	3
Cash Dividends	Δ	1,836
Other, net	Δ	210

Net Cash Used in Financing Activities	Δ	16,894

IV Foreign Currency Translation Adjustment of Cash and Cash Equivalents	Δ	227

V Net (Δ Decrease) Increase in Cash and Cash Equivalents	Δ	148

VI Cash and Cash Equivalents at Beginning of Year		18,383

VII Cash and Cash Equivalents at End of Year		18,235

NOTE: Amounts less than 1 million yen have been rounded off.

30

Balance Sheet

(As of March 31, 2012)

(Millions of Yen)

Account Title	Amount
(Assets)
Current Assets		205,448
Cash on Hand and in Banks		13,472
Notes Receivable		2
Accounts Receivable		50,812
Inventories		116,472
Advance Payments		5,847
Prepaid Expenses		720
Deferred Income Taxes		908
Accrued Revenue		5,811
Short-Term Loans Receivable		10,097
Other Current Assets		1,684
Allowance for Doubtful Accounts	Δ	379
Noncurrent Assets		358,337
Property, Plant and Equipment		198,231
Buildings (Net)		42,075
Structures (Net)		18,778

Machinery and Equipment (Net)		85,499

Vehicles and Delivery Equipment (Net)		96
Tools, Furnishings and Equipment (Net)		2,664
Land		46,662
Construction in Progress		2,454
Intangible Noncurrent Assets		6,226
Software		5,924
Utility Rights		301
Investments and Other Assets		153,879
Investments in Securities		52,853
Stocks of Subsidiaries and Affiliates		57,742

Equity in Subsidiaries and Affiliates		9,647

Long-Term Loans Receivable		7,843
Long-Term Prepaid Expenses		608
Deferred Income Taxes		4,163
Prepaid Pension Cost		18,389
Other Assets		2,795
Allowance for Doubtful Accounts	Δ	164

Deferred Assets		661
Corporate Bond Issuance Cost		661

Total Assets		564,447

Account Title	Amount
(Liabilities)
Current Liabilities		184,856
Notes Payable		6,277
Accounts Payable		43,599
Short-Term Loans		76,913
Commercial Papers		10,000
Current Portion of Bonds		10,000
Accrued Liabilities		9,318
Accrued Expenses		25,292
Provision for Environmental Remediation		316
Provision for Loss on Disaster		308
Other Current Liabilities		2,829

Noncurrent Liabilities		210,941
Bonds		90,000
Long-Term Loans		81,200
Employees’ Retirement Benefits		26,310
Allowance for Retirement Benefits for Directors and Corporate Auditors		56
Reserve for Rebuilding Furnaces		12,701
Provision for Environmental Remediation		495
Other Liabilities		177

Total Liabilities		395,797

(Net Assets)
Shareholders’ Equity		161,548
Common Stock		79,913
Additional Paid-in Capital		49,893

Legal Reserve		49,893

Retained Earnings		57,695
Legal Retained Earnings		13,883
Other Retained Earnings		43,812
Reserve for Special Depreciation		43
Reserve for Overseas Investment Loss		60
Fixed Asset Reduction Reserve		1,700
Retained Earnings		42,007
Treasury Stock, at cost	Δ	25,953
Valuation and Translation Adjustments		7,101
Unrealized Gain on Available-for-Sale Securities		6,422
Deferred Gain on Hedges		679

Total Net Assets		168,649

Total Liabilities and Net Assets		564,447

NOTE: Amounts less than 1 million yen have been rounded off.

31

Statement of Income

From April 1, 2011,
to March 31, 2012

(Millions of Yen)

Account Title	Amount
Net Sales		447,730
Cost of Sales		413,578

Gross Profit		34,151
Selling, General and Administrative Expenses		31,673

Operating Income		2,478
Other Income
Interest and Dividend Income	5,053
Other	635	5,689

Other Expenses
Interest Expense	5,376
Other	5,954	11,331

Loss before Special Items		3,163
Special Items, Income and Gain
Gain on Sale of Properties	86
Gains on Sale of Investments in Securities	789	875

Special Items, Expense and Loss
Loss on Sale and Disposition of Properties	881
Loss on Sale of Other Investments	649
Loss on Devaluation of Other Investments	2,396
Loss on Disaster	486	4,414

Loss before Provision for Income Taxes		6,702
Provision for Income Taxes :Current	25
:Deferred	3,584	3,609

Net Loss		10,312

NOTE: Amounts less than 1 million yen have been rounded off.

32

Statement of Changes in Net Assets

From April 1, 2011,
to March 31, 2012

(Millions of Yen)

	Shareholders’ Equity
		Additional Paid-in Capital		Retained Earnings
					Other Retained Earnings
	Common Stock	Legal Reserve	Total Additional Paid-in Capital	Legal Retained Earnings	Reserve for Special Depreciation		Reserve for Overseas Investment Loss	Fixed Asset Reduction Reserve		Retained Earnings		Total Retained Earnings		Treasury Stock, at cost		Total Shareholders’ Equity
Balance at April 1, 2011	79,913	49,893	49,893	13,883		59	56		1,744		54,075		69,818	Δ	25,950		173,675
Changes of items during the period
Reserve for Special Depreciation						1				Δ	1		—				—
Reversal of Reserve for Special Depreciation					Δ	18					18		—				—
Reserve for Overseas Investment Loss							4			Δ	4		—				—
Fixed Asset Reduction Reserve									158	Δ	158		—				—
Reversal of Fixed Asset Reduction Reserve								Δ	201		201		—				—
Cash Dividend										Δ	1,810	Δ	1,810			Δ	1,810
Net Loss (Δ)										Δ	10,312	Δ	10,312			Δ	10,312
Acquisition of Treasury Stock														Δ	3	Δ	3
Items other than Changes in Shareholders’ Equity

Total changes of items during the period	—	—	—	—	Δ	16	4	Δ	43	Δ	12,067	Δ	12,123	Δ	3	Δ	12,127

Balance at March 31, 2012	79,913	49,893	49,893	13,883		43	60		1,700		42,007		57,695	Δ	25,953		161,548

	Valuation and Translation Adjustments					Total Net Assets
	Unrealized Gain on Available-for- Sale Securities		Deferred Gain on Hedges	Total Valuation and Translation Adjustments
Balance at April 1, 2011		8,035	132		8,167		181,843
Changes of items during the period
Reserve for Special Depreciation							—
Reversal of Reserve for Special Depreciation							—
Reserve for Overseas Investment Loss							—
Fixed Asset Reduction Reserve							—
Reversal of Fixed Asset Reduction Reserve							—
Cash Dividend						Δ	1,810
Net Loss (Δ)						Δ	10,312
Acquisition of Treasury Stock						Δ	3
Items other than Changes in Shareholders’ Equity	Δ	1,613	547	Δ	1,066	Δ	1,066

Total changes of items during the period	Δ	1,613	547	Δ	1,066	Δ	13,193

Balance at March 31, 2012		6,422	679		7,101		168,649

NOTE: Amounts less than 1 million yen have been rounded off.

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Notes to Non-Consolidated Financial Statements

[1] Important Accounting Policies

1. Valuation of Important Assets

(1) Marketable Securities

(a) Stocks of subsidiaries and affiliates	Valued at cost using the moving-average method

(b) Available-for-Sale Securities	Available-for-sale securities are valued at their fair values except for those valued at cost due to the lack of fair value information. Applicable unrealized net-of-tax gains and losses are included in valuation and translation adjustments.

(2) Inventories

Inventories are valued at cost using the weighted average method (the amounts on the Balance Sheet reflect the decrease in their value due to their decrease in profitability, if any), except for supplies which are valued at the moving-average cost (the amounts on the Balance Sheet reflect the decrease in their value due to their decrease in profitability, if any).

2. Depreciation of Noncurrent Assets

(1) Property, Plant and Equipment (excluding lease assets)

(a) Buildings	Straight Line Method

(b) Others	Declining Balance Method

(2) Intangible Assets (excluding lease assets)

Amortization of intangible assets including software is computed using the straight-line method. Software is amortized over the internally estimated useful life, i.e., five years.

(3) Leased Assets

Finance leases which do not involve the transfer of ownership rights are accounted for with the method for regular purchase and sale transactions, whereas such finance lease transactions with initial lease dates beginning before March 31, 2008 are accounted for with the methods for rental transactions and periodic capital lease payments are charged to expenses when paid. Lease assets are depreciated with the straight-line method, adopting the lease period as the useful life and assuming a residual value of zero.

3. Provisions and Allowances

(1) Allowance for Doubtful Accounts

The allowance for doubtful accounts is evaluated based on the actual bad debt rate in the past. For doubtful receivables etc., the likelihood of collection is evaluated in accounting for the allowance.

(2) Reserve for Retirement Benefits

Employees’ retirement benefits are estimated based on the estimated projected benefit obligation and pension assets. Unrealized actuarial differences are amortized over a specified number of years within the average remaining service period (17 years etc). The amortization starts from the next year when such differences emerged.

Unrecognized prior-service cost is amortized over a specified number of years (14 years) within the average remaining service period for the employee at the time the liability emerges. The amortization starts from the year when such a liability emerges.

(3) Allowance for Retirement Benefits for Directors and Corporate Auditors

The allowance for retirement benefits for directors and corporate auditors is calculated based on internal rules. The Company decided to abolish the lump-sum severance benefit payments for directors and corporate auditors at the ordinary general meeting held on June 26, 2003. The Company posted the amount for payments of the lump-sum severance benefit payments for their duties performed until June 26, 2003.

(4) Reserve for Rebuilding Furnaces

The reserve for rebuilding furnaces is estimated and recorded to provide for substantial component replacements and repairs which is periodically required for blast furnaces.

(5) Provision for Environmental Remediation

The provision for environmental remediation is estimated and recorded to provide for future potential costs, such as waste management costs for stored PCB (polychlorinated biphenyl).

(6) Provision for Loss on Disaster

The provision for loss on disaster is estimated and recorded to provide for future potential costs, such as restoration costs to repair the machinery and equipment damage resulting from the East Japan Disaster.

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4. Other Important Basis for the Preparation of Financial Statements

(1) Deferred assets

Significant bond issue costs except for those are not material are deferred and amortized over a reasonable period of time through bond redemption.

(2) Hedge Accounting

(a) Hedge Accounting Method

Deferred hedge accounting is applied. Interest swap transactions that satisfy the conditions for special treatment defined in generally accepted accounting principles in Japan are accounted for with the net amount of receipts and payments for the settlement of swap transactions to the hedged interest.

(b) Hedging Instruments and Hedged Items

Hedging Instruments	Interest swap transactions, future exchange contract transactions, and currency option trading
Hedged Items	Interest payments on specific loans, scheduled transactions in foreign currencies

(c) Hedging Policy

Based on internal management rules, interest volatility risks and foreign currency fluctuation risks are hedged. Per the same rules, derivative transactions are conducted in accordance with actual demand. Speculative transactions motivated by temporary profit gain are prohibited.

(d) Hedge Effectiveness Assessment

Since the Company confines its hedge transactions to those which satisfy the requirements for special treatment or those which are regarded to be quite effective for hedging, the effectiveness assessment is omitted.

(3) Accounting Standard for Accounting Changes and Error Corrections

(Additional Information)

“Accounting Standard for Accounting Changes and Error Corrections” (ASBJ statement No. 24 dated December 4, 2009) and “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24 dated December 4, 2009) have been applied effective from the year ended March 31, 2012.

(4) Accounting Processing of Consumption Taxes

Consumption tax and local consumption tax are excluded from sales, other revenues, costs, expenses, etc.

[2] Notes to Balance Sheet

1. Accumulated Depreciation of Property, Plant and Equipment	885,243 million yen

2. Contingent Liabilities

Guarantees

Guarantees for bank loans of other parties are as follows.	(Millions of Yen)

Debtor	Guaranteed amount
Bahru Stainless Sdn. Bhd.	5,190
Stainless One Corporation	1,202
The Company’s Employees (housing loan)	774
Ri Hong Stainless (Shanghai) Co., Ltd.	372
Chang Fu Stainless Steel Center (Suzhou) Co., Ltd.	237
Nisshin Automotive Tubing LLC	224
ANS STEEL TUBES LIMITED	26

Total	8,028

(amount of foreign currency included: 68,770 thousand U.S. dollars,

28,509 thousand yuan,

16,320 thousand rupees)

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Others that are scheduled to be guaranteed are as follows.	(Millions of Yen	)

Debtor	Scheduled Amount of Guarantee
Tianjin Rihua Steel Products Co., Ltd.	15

Total	15

(amount of foreign currency included: 193 thousand U.S. dollars)

3.	Monetary Claims and Monetary Obligations Against Subsidiaries and Affiliates

Short-term Monetary Claims Against Subsidiaries and Affiliates	38,310 million yen
Long-term Monetary Claims Against Subsidiaries and Affiliates	7,810 million yen
Short-term Monetary Obligations Against Subsidiaries and Affiliates	22,474 million yen

4.	Assets Belonging to Inventories

Finished goods	53,499 million yen
Work in process	24,701 million yen
Raw materials and other supplies	38,271 million yen

[3]	Notes to Statement of Income

1.	Transaction with Subsidiaries and Affiliates

Sales	128,906 million yen
Purchases	72,181 million yen
Transactions other than trades	8,906 million yen

2.	Loss on Valuation of Inventories

The amounts of inventories on the Balance Sheet at March 31, 2012 reflect the decrease in their value due to their decrease in profitability (after setting off the reversal amount of reducing the book value at the end of the previous fiscal year). “Cost of sales” in the Statement of Income for the year ended March 31, 2012 includes ¥3,034 million of such unrealized net loss of inventories.

[4]	Notes to Statement of Changes in Net Assets

Types and total numbers of treasury stock

	Number of Shares at the End of Previous Financial Year	Number of Shares Increased in Current Term	Number of Shares Decreased in Current Term	Number of Shares at the End of Current Fiscal Year
Treasury Stock
Common Shares	89,111 thousand shares	26 thousand shares	—	89,138 thousand shares
Total	89,111 thousand shares	26 thousand shares	—	89,138 thousand shares

(Note) Increase of 26 thousand shares of treasury stock is due to purchase of broken lots.

[5]	Income Taxes

Main reasons of occurrence of deferred tax assets are employees’ retirement benefits, reserve for rebuilding furnaces, etc., and main reasons for occurrence of deferred tax liabilities are unrealized gain on available-for-sale securities etc.

[6]	Leased Assets

Finance leases which do not involve the transfer of ownership rights with initial lease dates having begun before March 31, 2008 are accounted for with the methods for rental transactions.

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[7]	Related Party Transactions

Subsidiaries and affiliates	(Millions of Yen)

Type	Name of related companies	Equity ownership percentage by the Company as of Mar. 31, 2012	Relationship with related parties	Description of the Company’s transactions	Amount	Account Title	Resulting accounting balance
Subsidiaries	Nisshin A&C Co., Ltd.	100.0%	Processing of the Company’s product Interlocking directors	Fund lending	—	Short-term loans receivable	5,676
	Nisshin Koki Co., Ltd.	100.0%	Installation and repair of the Company’s equipment Interlocking directors	Purchase of equipment	6,956	Accounts payable	2,212
Affiliates	Nihon Teppan Co., Ltd.	50.0%	Sales of the Company’s products Interlocking directors	Sale of the Company’s coated steel products	60,945	Accounts receivable	11,556
	Canox Corporation	15.9%	Sales of the Company’s products Interlocking directors	Sale of the Company’s coated steel products	43,381	Accounts receivable	7,788

Business terms and decision policy of business terms

(1)	Transactions with related companies are based on the same terms those with non-related companies.

(2)	Amount of fund lending to Nisshin A&C Co., Ltd. is not shown above because the fund was lent on the Company’s cash management system which repeats the loan in both direction.

In addition to the above short-term loan, the Company has a long-term loans to Nisshin A&C Co., Ltd. The balance is 3,110 million yen as of March 31, 2012.

(3)	Consumption taxes are not included in the amount.

[8]	Per Share Information

Net Assets per Share	186.28 Yen
Net Loss Per Share	11.39 Yen

[9]	Major Subsequent Events

«Execution of Agreement on the Establishment of Holding Company between Nisshin Steel Co., Ltd. and Nippon Metal Industry Co., Ltd. and Preparation of the Share Transfer Plan»

On March 19, 2012, the Company and Nippon Metal Industry Co., Ltd. (“Nikkinko”) have agreed to establish a holding company (the “Holding Company”) by means of joint transfer of their respective shares (the “Share Transfer”) and have entered into a master business integration agreement (the “Master Business Integration Agreement”) on the same date. Pursuant to the Master Business Integration Agreement, the both companies have entered into a share transfer agreement (the “Share Transfer Agreement”) and have jointly prepared a share transfer plan (the “Share Transfer Plan”) as provided below after respectively obtaining the resolution of the board of directors in the meeting held on April 27, 2012.

1.	Objectives of Business Integration through the Share Transfer, etc.

Through the business integration, the both companies will not only establish itself as the No. 1 manufacturer in stainless steel business in Japan overall (i.e., technology, development, marketing and earnings), but also develop a firmer business platform in order to make a leap to become one of the top stainless steel manufacturers in the world by consolidating and taking full advantage of their business resources.

2.	Outline of the Share Transfer

(1)	Schedule for the Share Transfer

• Execution of Share Transfer Agreement and preparation of Share Transfer Plan (both companies)	April 27, 2012
• Annual shareholders’ meetings to approve the Share Transfer Plan (both companies)	June 26, 2012 (Scheduled)
• Date of delisting from the Tokyo Stock Exchange (both companies)	September 26, 2012 (Scheduled)
• Effective date of the Share Transfer	October 1, 2012 (scheduled)
• Date of registration of the incorporation of the Holding Company	October 1, 2012 (scheduled)
• Listing date of shares in the Holding Company	October 1, 2012 (scheduled)

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The Share Transfer is subject to the both companies obtaining the approvals such as approvals of relevant authorities (including approvals required under the applicable competition laws overseas) and approvals of their respective shareholders at the shareholders’ meetings, and the above schedule is subject to change upon discussion between the two companies if such change is necessary in the course of business integration process or for any other reason.

(2)	Allocation of Shares upon the Share Transfer

Name of Company	Nisshin Steel	Nikkinko
Share Transfer Ratio	1.00	0.56

3. Overview of the Holding Company to be Established as a result of the Share Transfer

(1) Trade Name	Nisshin Seiko Holdings Kabushiki Kaisha (“Nisshin Steel Holdings Co., Ltd.” in English)

(2) Business Description	Management and administration of subsidiaries, etc. which engage in the business of, among others, manufacturing, processing and sales of steel products and non-steel products and other business incidental thereto

(3) Location	4-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo

(4) Representative	President & Chief Executive Officer and Representative Director	Toshinori Miki	(Current President & Chief Executive Officer and Representative Director of Nisshin)

(5) Paid-in Capital	30 billion yen

(6) Net Assets	To be determined

(7) Total Assets	To be determined

(8) Date of Fiscal Year End	March 31

(9) Name of Shareholder Registry Administrator	Mitsubishi UFJ Trust and Banking Corporation

[10] Other Notes

Notes receivable and payable with due date at the balance sheet date

Financial institutions were closed on March 31, 2012 in Japan. Notes receivable and payable with due dates of March 31, 2012 are accounted for as if they had been settled on March 31, 2012. These balances at March 31, 2012 were as follows:

Notes Payable             1,550 million yen

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Transcript of Accounting Auditors’ Audit Report on Consolidated Financial Statements

Report of Independent Auditors

May 7th, 2012

  The Board of Directors

Nisshin Steel Co., Ltd.

Ernst & Young ShinNihon LLC

Yasunori Yoshino Certified Public Accountant Designated and Engagement Partner
Satoshi Yamagishi Certified Public Accountant Designated and Engagement Partner
Koichiro Sasaki Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Corporation Law, we have audited the accompanying consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of Nisshin Steel Co., Ltd. (the “Company”) applicable to the fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of the Nisshin Steel Group, which consisted of the Company and consolidated subsidiaries, applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

We draw attention to major subsequent events; the Company and Nippon Metal Industry Co., Ltd. have entered into a share transfer agreement and have jointly prepared a share transfer plan after respectively obtaining the resolution of the board of directors in the meeting held on April 27th, 2012.

Our opinion is not qualified in respect of this matter.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

This is an English translation of the Japanese language Report of Independent Auditors issued by Ernst & Young ShinNihon LLC in connection with the audit of the consolidated financial statements of the Company, prepared in Japanese, for the year ended March 31, 2012. Ernst & Young ShinNihon LLC have not audited the English language version of the consolidated financial statements for the above-mentioned year.

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Transcript of Accounting Auditors’ Audit Report on Non-Consolidated Financial Statements

Report of Independent Auditors

May 7th, 2012

  The Board of Directors

Nisshin Steel Co., Ltd.

Ernst & Young ShinNihon LLC

Yasunori Yoshino Certified Public Accountant Designated and Engagement Partner
Satoshi Yamagishi Certified Public Accountant Designated and Engagement Partner
Koichiro Sasaki Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Corporation Law, we have audited the accompanying financial statements, which comprise the balance sheet, the statement of income, the statement of changes in net assets, the notes to the financial statements and the related supplementary schedules of Nisshin Steel Co., Ltd. (the “Company”) applicable to the fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Financial Statements and the Related Supplementary Schedules

Management is responsible for the preparation and fair presentation of the financial statements and the related supplementary schedules in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the financial statements and the related supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements and the related supplementary schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the related supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and the related supplementary schedules. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements and the related supplementary schedules, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and the related supplementary schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and the related supplementary schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Nisshin Steel Co., Ltd. applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

We draw attention to major subsequent events; the Company and Nippon Metal Industry Co., Ltd. have entered into a share transfer agreement and have jointly prepared a share transfer plan after respectively obtaining the resolution of the board of directors in the meeting held on April 27th, 2012.

Our opinion is not qualified in respect of this matter.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

This is an English translation of the Japanese language Report of Independent Auditors issued by Ernst & Young ShinNihon LLC in connection with the audit of the non-consolidated financial statements of the company, prepared in Japanese, for the year ended March 31, 2012. Ernst & Young ShinNihon LLC have not audited the English language version of the non-consolidated financial statements for the above-mentioned year.

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Audit Report of the Board of Auditors Certified Copy

Audit Report

Based on audit reports prepared by each auditor and after deliberation, we, the board of auditors, have prepared this audit report concerning the execution of the duties of the directors for the 132nd business year commencing on April 1st, 2011 and ending on March 31st, 2012, and we hereby report as follows.

1.	Methods and details of the audits by the auditors and the board of auditors

The board of auditors determined the audit policy, division of duties, and so forth, and received reports from each auditor on the implementation and results of the audits; and further, received reports from directors, etc. and accounting auditors regarding the execution of their duties, and requested explanation when necessary.

Each auditor conformed to the standards of the auditor audits determined by the board of auditors and complied with the audit policy, division of duties, and so forth; they strove to achieve mutual understanding with directors, the internal auditing division, other employees, etc., and to gather information and maintain the audit environment; and as well, they investigated the state of business and assets in this company and major offices by attending board of directors’ meetings and other important meetings, receiving reports from directors, employees, and others regarding the execution of their duties, requesting explanation when necessary, and reading important approval documents and the like. Further, they investigated the contents of board resolutions concerning the maintenance of systems for ensuring that the execution of directors’ duties conforms to laws, regulations and articles of incorporation and other systems for ensuring conformance with joint-stock corporation business, and the state of the systems (internal control systems) maintained based on those resolutions. Details of the content of the basic policy regarding control of the company described in business reports and efforts for achieving implementation of the basic policy were examined taking into account deliberations by the board of directors and other areas, and the like. Concerning affiliated companies, efforts were made to achieve mutual understanding and exchange information with subsidiaries’ directors, auditors, and so on, and when necessary business reports were received from subsidiaries.

Business reports concerning the relevant business year and their supplementary statements were considered based on the methods described above.

In addition, along with inspecting whether the accounting auditors were maintaining an independent position and conducting a proper audit, reports were received from the accounting auditors regarding the execution of their duties, and explanation was requested when necessary. Further, notification was received from the accounting auditors to the effect that systems for ensuring that the accounts auditors’ duties would be properly executed were being maintained, and explanation was requested when necessary.

Financial statements (balance sheet, statement of income, statement of changes in net assets and notes to financial statements) and supplementary schedules thereof as well as consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets, and notes to consolidated financial statement) relating to the relevant financial year were investigated based on the methods described above.

2.	Audit results

(1)	Audit results of business reports and the like

1:	We found that the business reports and supplementary schedules thereof comply with laws, regulations and articles of incorporation and accurately show the state of the company.

2:	We did not find that there is any misconduct or material fact in violation of a law, regulation or article of incorporation in connection with the execution of the duties of the directors.

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3:	We found that the contents of the board resolutions concerning the internal control system are appropriate. Further; we did not find any matter that should be pointed out in relation to the execution of the duties of the directors in regards to the said internal control system.

4:	Regarding content of the basic policy regarding control of the company described in business reports, we did not find any matter that should be pointed out. We found that the efforts for achieving implementation of the said basic policy do not harm the common profits of the shareholders of this company, and are not aimed at maintaining the positions of the members of the board of directors of this company.

(2)	Audit results of financial statements and supplementary schedules thereof

We found that the audit method and audit results of the accounting auditors, Ernst & Young ShinNihon LLC, were appropriate.

(3)	Audit results of consolidated financial statements

We found that the audit method and audit results of the accounting auditors, Ernst & Young ShinNihon LLC, were appropriate.

May 10th, 2012

Board of Auditors Nisshin Steel Co., Ltd.

Standing auditor (full-time)

	Takashi Sugiyama	[seal]

Auditor (full-time)	Hiroaki Shinagawa	[seal]

Auditor (full-time)	Yukihiro Ito	[seal]

Auditor	Yoichiro Yamakawa	[seal]

Auditor	Toshio Yonezawa	[seal]

Note: Auditor Yukihiro Ito, Auditor Yoichiro Yamakawa and Auditor Toshio Yomezawa are outside auditors.

End

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Note Regarding Forward-looking Statements

This document includes “forward-looking statements” that reflect the plans and expectations of Nisshin and the Company in relation to, and the benefits resulting from, their possible business integration described above. To the extent that statements in this convocation notice of annual general meeting of shareholders do not relate to historical or current facts, they constitute forward-looking statements. These forward-looking statements are based on the current assumptions and beliefs of the Companies in light of the information currently available to them, and involve known and unknown risks, uncertainties and other factors. Such risks, uncertainties and other factors may cause the actual results, performance, achievements or financial position of one or both of the Companies (or the post-transaction group) to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. The Companies undertake no obligation to publicly update any forward-looking statements after the date of this document. Investors are advised to consult any further disclosures by the Companies (or the post-transaction group) in their subsequent domestic filings in Japan and filings with the U.S. Securities and Exchange Commission.

The risks, uncertainties and other factors referred to above include, but are not limited to:

(1)	economic and business conditions in and outside Japan;

(2)	changes in steel supply, raw material costs and exchange rates;

(3)	changes in interest rates on loans, bonds and other indebtedness of the Companies, as well as changes in financial markets;

(4)	changes in the value of assets (including pension assets), such as marketable securities;

(5)	changes in laws and regulations (including environmental regulations) relating to the Companies’ business activities;

(6)	rise in tariffs, imposition of import controls and other developments in the Companies’ main overseas markets;

(7)	interruptions in or restrictions on business activities due to natural disasters, accidents and other causes;

(8)	the Companies’ being unable to complete the business integration;

(9)	failure of Companies to obtain approvals from shareholders at the shareholders’ meeting or the approvals from relevant authorities, both of which are necessary for the business integration, or any other reason arises which prevents the implementation of business integration; and

(10)	difficulties in realizing the synergies and benefits of the post-integration group companies.

END

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